                                PROXY STATEMENT
        PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934



Filed by the Registrant      x
                           -----

Filed by a Party other than the Registrant

Check the appropriate box:



               Preliminary Proxy Statement
  -----



  ----- Confidential, for Use of the Commission Only (as permitted by Rule 14a6(e)(2)


    x
  -----        Definitive Proxy Statement



  -----        Definitive Additional Materials

  -----        Soliciting Material Pursuant to Section 240.14a-ll(c) or
               Section 240.14a-12


                            NSA INTERNATIONAL, INC.
         --------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

    -----------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]      No Fee.

[x] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         (1)      Title of each class of securities to which transaction
                  applies:
                  Common Stock, $.05 par value
                  -------------------------------------------------------------

         (2)      Aggregate number of securities to which transaction applies:
                  800,000
                  -------------------------------------------------------------

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                  $1 1/8
                  -------------------------------------------------------------

         (4)      Proposed maximum aggregate value of transaction:
                  $900,000
                  -------------------------------------------------------------

         (5)      Total fee paid:
                  $180.00
                  -------------------------------------------------------------



[x]      Fee paid previously with preliminary materials.

[X] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-ll(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid: $180.00

         (2) Form, Schedule or Registration Statement No.: Schedule 13E-3 Transaction Statement

         (3)      Filing Party: NSA International, Inc.

         (4)      Date Filed: November 19, 1998

                         [NSA INTERNATIONAL LETTERHEAD]


                                February 3, 1999


Dear Shareholder:

         You are cordially invited to attend the Annual and Special Meeting of the Shareholders (the "Meeting") of NSA International, Inc., a Tennessee corporation (the "Corporation"), to be held on Thursday, March 4, 1999, at 10:00 a.m. Memphis, Tennessee time, at the East Memphis Hilton, 5069 Sanderlin Avenue, Memphis, Tennessee 38117.

         At the Meeting, you will be asked to consider and vote upon the following proposals:

                  (1) (a) the approval and adoption of an Amended and Restated Charter for the Corporation (the "Restated Charter") which would effect a one-for-2,400 reverse split of the Corporation's common stock, $.05 par value (the "Common Stock"), by reducing the number of authorized shares of Common Stock from 100,000,000 shares to 41,666 shares, $120.00 par value (such new shares of common stock to be referred to herein as the "New Common Stock"), and (b) a cash payment of $1 1/8 per share (the "Cash Consideration") of the currently outstanding Common Stock in lieu of the issuance of any resulting fractional shares of New Common Stock after the reverse stock split (items (a) and (b) will be considered one proposal and referred to herein as the "Reverse Stock Split");

                  (2) the election of three (3) Class I directors who will serve two-year terms or until their successors have been duly elected and qualified; and

                  (3) the ratification of the selection of Deloitte & Touche LLP as independent accountants and auditors for the Corporation.

         The purpose of the proposed Reverse Stock Split is to take the Corporation private. The Corporation has been unable to provide the benefits for its shareholders that are generally connected with being a shareholder of a publicly-held corporation. Most importantly, a significant public trading market does not currently exist for the Corporation's Common Stock and such a market is not likely to develop in the foreseeable future.

         The Corporation did not have a traditional public offering and has never derived any material benefit of raising significant capital through such offerings or utilizing the shares of Common Stock in connection with acquisitions of other businesses or assets. Currently, the Corporation does not have any intention of raising capital through the public market or using shares of Common Stock in connection with any acquisitions. Nevertheless, the Corporation's annual direct and indirect costs of being a publicly-held corporation, which generally totals in excess of $300,000 a year, has had a significant negative effect on the Corporation's profitability.

         You are urged to read the accompanying Proxy Statement in its entirety, including the section entitled "Approval of the Reverse Stock Split - Special Factors" and the attached Appendices. The discussion set forth in the Proxy Statement goes into detail regarding the due diligence of the Board of Directors in proposing and recommending the Reverse Stock Split. The Corporation's Annual Report information for fiscal 1998 is included in the body of the accompanying Proxy Statement.

         THE BOARD OF DIRECTORS HAS FULLY REVIEWED AND CONSIDERED THE TERMS AND CONDITIONS OF THE PROPOSED REVERSE STOCK SPLIT AND HAS UNANIMOUSLY DETERMINED THAT

THE PROPOSED REVERSE STOCK SPLIT IS FAIR TO, AND IN THE BEST INTERESTS OF, THE CORPORATION AND ITS SHAREHOLDERS AND, ACCORDINGLY, RECOMMENDS A VOTE FOR THE PROPOSED REVERSE STOCK SPLIT.

         IN ADDITION, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE NOMINEES TO THE BOARD OF DIRECTORS LISTED IN THE ACCOMPANYING PROXY STATEMENT AND FOR THE RATIFICATION OF THE INDEPENDENT ACCOUNTANTS AND AUDITORS.

         Your continued support of and interest in NSA International, Inc. is greatly appreciated.


                                      Sincerely,

                                      /s/
                                      -----------------------------------------
                                           A. Jay Martin, President



         THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF SUCH TRANSACTION NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                            NSA INTERNATIONAL, INC.
                             4260 EAST RAINES ROAD
                            MEMPHIS, TENNESSEE 38118

              NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS


                         TO BE HELD ON MARCH 4, 1999


         Notice is hereby given that the 1998 Annual and Special Meeting of Shareholders (the "Meeting") of NSA International, Inc., a Tennessee corporation (the "Corporation") will be held on Thursday, March 4, 1999, at 10:00 a.m. Memphis, Tennessee time, at the East Memphis Hilton, 5069 Sanderlin Avenue, Memphis, Tennessee 38117, for the following purposes:


                                   PROPOSALS

         (1) To consider and vote upon a proposal (a) to approve and adopt an Amended and Restated Charter for the Corporation (the "Restated Charter") which would effect a one-for-2,400 reverse split of the Corporation's common stock, $.05 par value (the "Common Stock"), by reducing the number of authorized shares of Common Stock from 100,000,000 shares to 41,666 shares, $120.00 par value (such new shares of common stock to be referred to herein as the "New Common Stock"), and (b) for a cash payment of $1 1/8 per share (the "Cash Consideration") of the currently outstanding Common Stock in lieu of the issuance of any resulting fractional shares of New Common Stock after the reverse stock split (items (a) and (b) will be considered one proposal and referred to herein as the "Reverse Stock Split"), all as described more fully in the accompanying Proxy Statement;

         (2) To elect three (3) Class I directors who will serve two-year terms or until their successors have been duly elected and qualified;

         (3) To ratify the selection of Deloitte & Touche LLP as independent accountants and auditors for the Corporation; and

         (4) To consider and act upon any other matters that may properly come before the Meeting or any adjournment or adjournments thereof.

         Only shareholders of the Corporation's Common Stock of record at the close of business on February 3, 1999, will be entitled to notice of, and to participate in and to vote at, the Meeting. Each share of Common Stock outstanding on such date is entitled to one vote at the Meeting.


         The text of the proposed Restated Charter is set forth in Appendix A to the accompanying Proxy Statement. If the proposed Reverse Stock Split is approved, the shareholders of the Corporation who own less than 2,400 shares of Common Stock will receive the Cash Consideration for their shares of Common Stock and will cease to be shareholders of the Corporation or to have any equity interest in the Corporation. Shareholders owning greater than 2,400 shares of Common Stock will receive one share of New Common Stock for each 2,400 share block of Common Stock held and the Cash Consideration in lieu of any fractional shares resulting from the Reverse Stock Split. Finally, if the Reverse Stock Split is approved, the Corporation will no longer file reports with the Securities and Exchange Commission.

         If the proposed Reverse Stock Split is approved, a shareholder who strictly complies with the requirements of Sections 48-23-101 through 48-23-302 of the Tennessee Business Corporation Act (the "TBCA") may dissent from the proposed Reverse Stock Split and, in lieu of the receipt of the New Common Stock and/or payment of the Cash Consideration, obtain payment in cash of the "fair value" of such shareholder's shares of Common Stock as determined under the TBCA. ANY SHAREHOLDER WHO WISHES TO ASSERT SUCH DISSENTERS' RIGHTS MUST DELIVER A WRITTEN NOTICE TO THE CORPORATION PRIOR TO THE VOTE AT THE MEETING ON THE REVERSE STOCK SPLIT OF SUCH SHAREHOLDER'S INTENT TO

DEMAND PAYMENT FOR SUCH SHAREHOLDER'S SHARES OF COMMON STOCK (THE "OBJECTION NOTICE") IF THE REVERSE STOCK SPLIT IS EFFECTUATED. A SHAREHOLDER WHO WISHES TO ASSERT SUCH DISSENTERS' RIGHTS MUST NOT VOTE ANY OF THE SHAREHOLDER'S SHARES OF COMMON STOCK FOR THE REVERSE STOCK SPLIT. See "Approval of the Reverse Stock Split - The Reverse Stock Split - Shareholders' Right to Dissent" in the accompanying Proxy Statement. For a statement of the rights of dissenting shareholders, a description of the procedures required to be followed to obtain the fair value of the shares of Common Stock, and a copy of Sections 48-23-101 through 48-23-302 of the TBCA, see Appendix B to the accompanying Proxy Statement. For convenience, a form of Objection Notice is also included in Appendix B to the accompanying Proxy Statement.

               Pursuant to the Corporation's Charter, the affirmative vote of two-thirds (2/3) of the outstanding shares of Common Stock is required to approve the Reverse Stock Split. The affirmative vote of a majority of the shares of Common Stock voting, in person or by proxy, at the Meeting is required to elect members of the Board of Directors and to ratify the selection of the independent accountants and auditors.

               The officers and directors of the Corporation have indicated that they will each vote in favor of the Reverse Stock Split, the nominees to the Board of Directors listed in the accompanying Proxy Statement, and the ratification of the independent accountants and auditors. The officers and directors of the Corporation directly, and indirectly through National Safety Associates, Inc., an affiliated Tennessee corporation, control approximately sixty-seven (67%) percent of the outstanding shares of Common Stock.

               PLEASE DO NOT SEND IN YOUR STOCK CERTIFICATE AT THIS TIME. PROMPTLY AFTER THE CONSUMMATION OF THE REVERSE STOCK SPLIT, IF APPROVED, THE CORPORATION WILL MAIL A LETTER TO ALL HOLDERS OF COMMON STOCK WITH INSTRUCTIONS FOR SURRENDERING THEIR STOCK CERTIFICATES.

               You are cordially invited to attend the Meeting. Please note, however, that we are asking you to complete and return the enclosed proxy even if you plan to attend the Meeting. You may, of course, withdraw your proxy and vote your shares in person if you attend the Meeting.

                                   BY ORDER OF THE BOARD OF DIRECTORS,

                                   /s/
                                   --------------------------------------------
                                          STAN C. TURK
                                          Secretary

                                          February 3, 1999


-------------------------------------------------------------------------------
                                IMPORTANT NOTICE

      REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE MEETING, PLEASE REVIEW THE ENCLOSED MATERIAL, AND PROMPTLY MARK, DATE, SIGN AND RETURN THE ENCLOSED FORM OF PROXY IN THE ENCLOSED SELF-ADDRESSED, STAMPED ENVELOPE.
-------------------------------------------------------------------------------

                            NSA INTERNATIONAL, INC.
                             4260 EAST RAINES ROAD
                            MEMPHIS, TENNESSEE 38118
                  -------------------------------------------

                                PROXY STATEMENT

                              GENERAL INFORMATION
                  -------------------------------------------


         This Proxy Statement (the "Proxy Statement"), together with the enclosed form of proxy, which is first being mailed to shareholders on or about February 3, 1999, is furnished in connection with the solicitation of proxies by the Board of Directors of NSA International, Inc., a Tennessee corporation (the "Corporation") for use at the Annual and Special Meeting of the Shareholders to be held on Thursday, March 4, 1999, at 10:00 a.m. Memphis, Tennessee time, at the East Memphis Hilton, 5069 Sanderlin Avenue, Memphis, Tennessee 38117 and at any adjournment or adjournments thereof
(the "Meeting").


         Shareholders of the Corporation of record at the close of business on December 28, 1998 (the "Record Date") will be entitled to notice of and to vote at the Meeting. Shareholders will be asked to consider and vote upon: (i) (a) approval and adoption of an Amended and Restated Charter for the Corporation (the "Restated Charter") which would effect a one-for-2,400 reverse split of the Corporation's common stock, $.05 par value (the "Common Stock"), by reducing the number of authorized shares of Common Stock from 100,000,000 shares to 41,666 shares, $120.00 par value (such new shares of common stock to be referred to herein as the "New Common Stock"), and (b) for a cash payment of $1 1/8 per share (the "Cash Consideration") of the currently outstanding Common Stock in lieu of the issuance of any resulting fractional shares of New Common Stock after the reverse stock split (items (a) and (b) will be considered one proposal and referred to herein as the "Reverse Stock Split"); (ii) the election of three (3) Class I directors who will serve two-year terms or until their successors have been duly elected and qualified; and (iii) ratification of the selection of Deloitte & Touche LLP as independent accountants and auditors for the Corporation.

         The affirmative vote of two-thirds (2/3) of the outstanding shares of Common Stock is required to approve the Reverse Stock Split. The affirmative vote of a majority of the shares of Common Stock voting at the Meeting is required to elect members of the Board of Directors and to ratify the selection of the independent accountants and auditors. The directors and officers of the Corporation have advised the Corporation that they intend to vote in favor of the Reverse Stock Split, the nominees to the Board of Directors listed in this Proxy Statement, and the ratification of the independent accountants and auditors. The directors and officers of the Corporation directly, and indirectly through National Safety Associates, Inc., an affiliated Tennessee corporation ("NSA"), control approximately sixty-seven percent (67%) of the outstanding shares of Common Stock.

         The text of the proposed Restated Charter is set forth in Appendix A to this Proxy Statement. If the proposed Reverse Stock Split is approved, the shareholders of the Corporation who own less than 2,400 shares of Common Stock will receive the Cash Consideration for their shares of Common Stock and will cease to be shareholders of the Corporation or to have any equity interest in the Corporation. Shareholders owning greater than 2,400 shares of Common Stock will receive one share of New Common Stock for each 2,400 share block of Common Stock held and the Cash Consideration in lieu of any fractional shares resulting from the Reverse Stock Split. Finally, if the Reverse Stock Split is approved, the Corporation will no longer file reports with the Securities and Exchange Commission ("SEC").

         SHAREHOLDERS ARE ENCOURAGED TO READ AND REVIEW CAREFULLY THIS PROXY STATEMENT AND THE FINANCIAL INFORMATION AND APPENDICES INCLUDED HEREWITH, INCLUDING WITHOUT LIMITATION THE SECTIONS ENTITLED "APPROVAL OF THE REVERSE STOCK SPLIT - SPECIAL FACTORS - CONSIDERATION BY THE BOARD OF DIRECTORS; FAIRNESS OF THE REVERSE STOCK SPLIT," "APPROVAL OF THE REVERSE STOCK SPLIT - SPECIAL FACTORS - OPINIONS AND REPORTS," AND "APPROVAL OF THE REVERSE STOCK SPLIT - SPECIAL FACTORS - CERTAIN EFFECTS OF THE REVERSE STOCK SPLIT."

         NO PERSONS HAVE BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT IN CONNECTION WITH THE SOLICITATION OF PROXIES MADE HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE CORPORATION OR ANY OTHER PERSON.


           ----------------------------------------------------------

             The date of this Proxy Statement is February 3, 1999.

                               TABLE OF CONTENTS

                                                                                             Page
                                                                                             ----

SUMMARY ...............................................................................         1

THE ANNUAL AND SPECIAL MEETING ........................................................         5
    Time, Date, and Place of Annual and Special Meeting ...............................         5
    Purpose of the Annual and Special Meeting .........................................         5
    Voting Rights and Proxy Information ...............................................         5

APPROVAL OF REVERSE STOCK SPLIT .......................................................         6
    The Reverse Stock Split ...........................................................         6
    Special Factors ...................................................................         8

ELECTION OF DIRECTORS .................................................................        22
    Nominees for Director .............................................................        22
    Directors and Executive Officers of the Corporation ...............................        22
    Meetings of the Board of Directors and Its Committees .............................        24
    Compensation of Executive Officers and Directors ..................................        25
    Security Ownership of Certain Beneficial Owners and Management ....................        29

SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS ...........................................        30

BUSINESS OF THE CORPORATION ...........................................................        31

SELECTED FINANCIAL DATA ...............................................................        36

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATION ....................................................        37
    Results of Operations For the Fiscal Years Ended April 30, 1998, 1997 and 1996 ....        37
    Results of Operations For the Three Months Ended July 31, 1998 and 1997 ...........        40
    Future Outlook ....................................................................        42
    Liquidity and Capital Resources ...................................................        42

MARKET PRICE FOR COMMON STOCK; DIVIDENDS ..............................................        42
    Market Information ................................................................        42
    Transactions in Common Stock ......................................................        43
    Dividends .........................................................................        43

EXPENSES OF SOLICITATION ..............................................................        43

SHAREHOLDER PROPOSALS .................................................................        44

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE ...............................        44

OTHER MATTERS .........................................................................        44

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K ............................................        44

ADDITIONAL INFORMATION ................................................................        44

INDEX TO FINANCIAL INFORMATION ........................................................        47



APPENDICES

  Appendix A - Amended and Restated Charter of NSA International, Inc.
  Appendix B - Dissenters' Right of Appraisal
  Appendix C - Opinion of Asset Services, L.P. dated October 5, 1998
  Appendix D - Opinion of Mercer Capital Management, Inc. dated
               November 13, 1998
  Appendix E - Opinion of Mercer Capital Management, Inc. dated January 20, 1999

                                    SUMMARY

         The following is a brief summary of certain information contained elsewhere in this Proxy Statement. This summary is not intended to be a complete description of the matters covered in this Proxy Statement and is subject to and qualified in its entirety by reference to the more detailed information contained elsewhere in this Proxy Statement, including the Appendices hereto and the documents incorporated by reference herein. In connection with the proposed Reverse Stock Split, the Corporation has filed a Rule 13e-3 Transaction Statement on Schedule 13E-3 with the SEC, of which this Proxy Statement is a part.

BUSINESS OF THE CORPORATION

         The Corporation sells consumer products domestically and internationally primarily to third party distributors ("Master Distributors") who utilize multi-level and/or direct selling marketing systems. The Corporation's products include nutritional products, air and water filtration systems, and a sparkling water system, all of which were designed principally for individual use. The Corporation's products are proprietary, and most were developed by or for the Corporation or an affiliated entity. In the United States, the Corporation sells its products to NSA for resale to NSA's dealers and distributors. Outside the United States, the Corporation sells its products to Master Distributors for distribution through local representative agents, dealers, and distributors in Canada, the United Kingdom, Ireland, The Netherlands, Belgium, Germany, Switzerland, Austria, Spain, Denmark, Sweden, Australia, New Zealand, Hong Kong, Taiwan, Philippines, Malaysia, Indonesia, Japan, Paraguay, Chile, Peru, and Costa Rica.

TIME, DATE, AND PLACE OF ANNUAL AND SPECIAL MEETING


         The Annual and Special Meeting of the Shareholders of the Corporation (the "Meeting") will be held on Thursday, March 4, 1999, at 10:00 a.m. Memphis, Tennessee time, at the East Memphis Hilton, 5069 Sanderlin Avenue, Memphis, Tennessee 38117.


PURPOSE OF THE ANNUAL AND SPECIAL MEETING

         At the Meeting, holders of shares of Common Stock will consider and vote upon a proposal (a) to approve and adopt an Amended and Restated Charter for the Corporation (the "Restated Charter") which would effect a one-for-2,400 reverse split of the Corporation's common stock, $.05 par value (the "Common Stock"), by reducing the number of authorized shares of Common Stock from 100,000,000 shares to 41,666 shares, $120.00 par value (such new shares of common stock to be referred to herein as the "New Common Stock), and (b) for a cash payment of $1 1/8 per share (the "Cash Consideration") of the currently outstanding Common Stock in lieu of the issuance of any resulting fractional shares of New Common Stock after the reverse stock split (items (a) and (b) will be considered one proposal and referred to herein as the "Reverse Stock Split"). The Board of Directors has unanimously approved the Reverse Stock Split. The Board of Directors unanimously recommends that the shareholders vote FOR the Reverse Stock Split.

         Also at the Meeting, holders of shares of Common Stock will consider and vote upon proposals to elect three (3) Class I directors who will serve two-year terms or until their successors have been duly elected and qualified and to ratify the selection of Deloitte & Touche LLP as independent accountants and auditors for the Corporation. The Board of Directors unanimously recommends that the shareholders vote FOR the nominees to the Board of Directors listed in this Proxy Statement and FOR the ratification of the independent accountants and auditors.

VOTING RIGHTS AND PROXY INFORMATION


         The close of business on February 3, 1999 has been fixed as the Record Date for determining holders of shares of Common Stock entitled to notice of, and to vote at, the Meeting. Each holder of Common Stock is entitled to one vote for each share of Common Stock held by such holder on all matters submitted before the Meeting and any adjournment or adjournments thereof. As of the Record Date, 4,695,036 shares of Common Stock were outstanding.

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Meeting is necessary to constitute a quorum for the transaction of business at the Meeting.


         The affirmative vote of two-thirds (2/3) of the outstanding shares of Common Stock is required to approve the Reverse Stock Split. The affirmative vote of a majority of the shares of Common Stock voting at the Meeting is required to elect members of the Board of Directors and to ratify the selection of the independent accountants and auditors. All "abstention" (including broker "non-votes") will be considered present for quorum purposes, but will have the same effect as a vote "against" the proposal to approve the Reverse Stock Split. An "abstention" (including broker "non-votes") will be considered present for quorum purposes, but will not be counted as a vote either "for" or "against" the election directors and the ratification of the selection of the independent accountants and auditors. A "broker non-vote" refers to shares represented at the Special Meeting in person or by proxy by a broker or nominee where such broker or nominee (i) has not received voting instructions on a particular matter from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have the discretionary voting power on such matter.



         The directors and officers of the Corporation have advised the Corporation that they intend to vote in favor of the Reverse Stock Split, the nominees to the Board of Directors listed in this Proxy Statement, and the ratification of the independent accountants. The directors and officers of the Corporation directly, and indirectly through NSA, control approximately sixty-seven percent (67%) of the outstanding shares of Common Stock.

         Shares of Common Stock represented by properly executed proxies received at or prior to the Meeting, unless revoked, will be voted in accordance with the instructions indicated thereon. IF NO INSTRUCTIONS ARE INDICATED ON A PROPERLY EXECUTED PROXY, THE NAMED HOLDERS OF THE PROXIES WILL VOTE SUCH SHARES OF COMMON STOCK (I) FOR THE REVERSE STOCK SPLIT, (II) FOR ALL NOMINEES TO THE BOARD OF DIRECTORS OF THE CORPORATION NAMED IN THIS PROXY STATEMENT, AND (III) FOR THE RATIFICATION OF THE SELECTION OF THE INDEPENDENT ACCOUNTANTS AND AUDITORS. THE NAMED HOLDERS OF PROXIES WILL ALSO USE THEIR DISCRETION IN VOTING THE SHARES OF COMMON STOCK IN CONNECTION WITH ANY OTHER BUSINESS THAT PROPERLY MAY COME BEFORE THE MEETING.

         A shareholder who has given a proxy may revoke the proxy at any time prior to its exercise at the Meeting by (i) giving written notice of revocation to the Secretary of the Corporation, (ii) properly submitting to the Corporation a duly executed proxy bearing a later date, or (iii) attending the Meeting and voting in person. Attendance at the Meeting will not in and of itself revoke a proxy. All written notices of revocation and other communications with respect to revocation of proxies should be addressed as follows: NSA International, Inc., 4260 East Raines Road, Memphis, Tennessee 38118, Attention: Stan C. Turk, Secretary.

         If the Meeting is adjourned or postponed for any purpose, at any subsequent reconvening of the Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the meeting (except for any proxies which have theretofore effectively been revoked or withdrawn), notwithstanding that they may have been effectively voted on the same or any other matter at a previous meeting.

         The Corporation will bear the costs of soliciting proxies from shareholders. In addition to soliciting proxies by mail, officers and employees of the Corporation, without receiving any additional compensation therefore, may solicit proxies by telephone or in person. Arrangements will also be made with brokerage firms, custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares of Common Stock, and the Corporation may reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith. The Corporation has not engaged or retained any other entity or organization to aid in the solicitation of proxies.

PURPOSE OF THE REVERSE STOCK SPLIT

         The purpose of the Reverse Stock Split is to cause the Corporation to become a privately-held corporation and to afford shareholders holding a small number of shares of Common Stock an opportunity to receive, in the reasonable belief of the Board of Directors, a fair price for their shares without incurring the accompanying costs of sale.

EXCHANGE OF CERTIFICATES AND PAYMENT FOR FRACTIONAL SHARES

         Upon the filing of the Restated Charter with the Secretary of State of Tennessee, each 2,400 shares of the Corporation's Common Stock issued and outstanding on the date of the filing of the Restated Charter will be converted into one share of the Corporation's New Common Stock. Non-dissenting shareholders owning greater than 2,400 shares of Common Stock will receive one share of New Common Stock for each 2,400 shares of Common Stock held on such date. The Corporation will then acquire all resulting fractional shares of New Common Stock at a price equal to the Cash Consideration. The Corporation will pay for such fractional shares upon the physical surrender of the stock certificates pursuant to the transmittal instructions to be mailed by the Corporation to all shareholders. As a result of the Reverse Stock Split, the only remaining shareholders of the Corporation will be those shareholders who prior to the Reverse Stock Split owned 2,400 shares or more of Common Stock and who did not dissent to the Reverse Stock Split, and the Corporation will no longer be subject to the reporting requirements of the 1934 Act.

SHAREHOLDERS' RIGHT TO DISSENT

         If the proposed Reverse Stock Split is approved, a shareholder who strictly complies with the requirements of Sections 48-23-101 through 48-23-302 of the TBCA may dissent from the proposed Reverse Stock Split and, in lieu of receiving New Common Stock and/or the Cash Consideration, obtain payment in cash of the "fair value" of such shareholder's shares of Common Stock as determined under the TBCA. A shareholder who wishes to assert such dissenters' rights must deliver a written notice to the Corporation prior to the vote on the Reverse Stock Split of such shareholder's intent to demand payment for such shareholder's shares of Common Stock (the "Objection Notice") if the Reverse Stock Split is effectuated. A SHAREHOLDER WHO WISHES TO ASSERT SUCH DISSENTERS' RIGHTS ALSO MAY NOT VOTE ANY OF THE SHAREHOLDER'S SHARES OF COMMON STOCK FOR THE REVERSE STOCK SPLIT. For a statement of the rights of dissenting shareholders, a description of the procedures required to be followed to obtain the fair value of the shares of Common Stock, and a copy of Sections 48-23-101 through 48-23-302 of the TBCA, see Appendix B attached hereto. For convenience, a form of Objection Notice is also included in Appendix B.

REASONS FOR THE REVERSE STOCK SPLIT

         In making its determination, the Board of Directors has concluded that
(1) shareholders receive little benefit from the public trading market due to the low trading volumes and low share prices; (2) the Corporation derives no benefit from being a publicly-held corporation as it does not access the public market for capital or effect mergers or acquisitions with shares of Common Stock; (3) the administrative burden and costs associated with satisfying the periodic and other filing requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and being a publicly-held Corporation can no longer be justified; and (4) the Corporation's status as a public company places it at substantial competitive disadvantage.

CONSIDERATION BY THE BOARD OF DIRECTORS; FAIRNESS OF THE REVERSE STOCK SPLIT


         The Board of Directors has concluded that the Reverse Stock Split, including the payment of the Cash Consideration in lieu of the issuance of fractional shares of New Common Stock, is fair to, and in the best interest of, the Corporation and its shareholders, including the unaffiliated shareholders. Accordingly, the Board of Directors has unanimously approved the Reverse Stock Split and recommends a vote FOR the Reverse Stock Split.


OPINIONS AND REPORTS

         Asset Services, L. P. ("Asset Services"), a financial advisory and investment banking firm, was initially engaged by the directors to assist the Board of Directors in evaluating methods by which the Corporation could become a privately-held corporation. After the Board of Directors determined it would propose the Reverse Stock Split, the Board of Directors engaged Asset Services to assist the directors in establishing a range of fair values to be paid in lieu of the issuance of fractional shares of New Common Stock resulting from the Reverse Stock Split. After reviewing the range of value established by Asset Services, the Board of Directors set the value at the highest end of the range and, accordingly, Asset Services advised the Board of Directors that, in its opinion, the Cash Consideration of $1 1/8 per share to be paid lieu of the issuance of fractional shares of New Common Stock is fair to the shareholders from a financial point of view.

         Mercer Capital Management Inc. ("Mercer Capital"), a consulting valuation and investment banking firm, was engaged by the Corporation to assist a special committee of the Board of Directors consisting of the independent members of the Board of Directors, Messrs. William W. Deupree, Jr. and William
L. Gurner (the "Special Committee"), in determining a fair price to be paid in lieu of the issuance of fractional shares of New Common Stock pursuant to the proposed Reverse Stock Split. Mercer Capital has advised the Special Committee and the Board of Directors that, in its opinion, the Cash Consideration of $1 1/8 per share to be paid in lieu of the issuance of fractional shares of New Common Stock is fair to the shareholders from a financial point of view.

CERTAIN EFFECTS OF THE REVERSE STOCK SPLIT

         The proposed Restated Charter would effect for a one-for-2,400 reverse split of the Corporation's Common Stock by reducing the number of authorized shares from 100,000,000 shares of Common Stock to 41,666 shares of New Common Stock. A payment of the Cash Consideration will be made to holders of Common Stock in lieu of the issuance of any resulting fractional shares of New Common Stock after the Reverse Stock Split. If the Reverse Stock Split is approved, shareholders owning less than 2,400 shares of Common Stock will cease to be shareholders of the Corporation or to have any equity interest in the Corporation. Persons who remain as shareholders following the Reverse Stock Split will have limited access to information regarding the Corporation and will have more difficulty in selling their shares of New Common Stock.

         SHAREHOLDERS SHOULD NOT SEND ANY STOCK CERTIFICATES WITH THEIR PROXY CARDS. IF THE REVERSE STOCK SPLIT IS APPROVED, THE PROCEDURE FOR THE EXCHANGE OF CERTIFICATES REPRESENTING SHARES OF COMMON STOCK WILL BE AS SET FORTH IN THIS PROXY STATEMENT.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The receipt of shares of New Common Stock in exchange for shares of Common Stock will not result in recognition of gain or loss to the shareholder. The receipt of cash by a shareholder pursuant to the Reverse Stock Split will be a taxable transaction for federal income tax purposes. Depending on the particular circumstances of each shareholder, the receipt of cash will be treated either as an exchange for property transaction or as a distribution that will be treated as a dividend to the extent of the shareholder's ratable share of the Corporation's undistributed earnings and profits.

FINANCING OF THE REVERSE STOCK SPLIT

         The Board of Directors estimates that the costs to be incurred by the Corporation in connection with the Reverse Stock Split including the aggregate Cash Consideration to be paid to shareholders in lieu of issuance of fractional shares and the transactional expenses of approximately $107,680, will be $1,007,680. The Corporation intends to use cash reserves to pay all expenses associated with the Reverse Stock Split, including the Cash Consideration.

ELECTION OF DIRECTORS

         The Board of Directors proposes the election of three (3) Class I directors. Each Class I director elected at the Meeting will hold office until the annual meeting of shareholders to be held in 2000 or until their successors are duly elected and qualified. Unless authority to vote is withheld, all proxies received by the Board of Directors will be voted for these three (3) nominees; except that, if any such nominee is unable to serve, or for good cause will not serve, those proxies will be voted for the person whom the Board of Directors designates to replace the nominee. The Board of Directors believes that, if elected, each nominee will be willing to serve. An affirmative vote of a majority of the shares of Common Stock voting at the Meeting is required to elect each of the nominees to the Board of Directors of the Corporation.

SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors has appointed, subject to ratification by the shareholders at the Meeting, the firm of Deloitte & Touche LLP as independent public accountants to audit the consolidated accounts of the Corporation and its subsidiaries for the fiscal year ending April 30, 1999. An affirmative vote of a majority of the shares of Common Stock voting at the Meeting is required to ratify the selection of Deloitte & Touche LLP. Representatives of Deloitte & Touche LLP are expected to be present at the Meeting with the opportunity to make a statement and to respond to appropriate questions.

                         THE ANNUAL AND SPECIAL MEETING

TIME, DATE, AND PLACE OF ANNUAL AND SPECIAL MEETING


         The Annual and Special Meeting of the Shareholders of the Corporation (the "Meeting") will be held on Thursday, March 4, 1999, at 10:00 a.m. Memphis, Tennessee time, at the East Memphis Hilton, 5069 Sanderlin Avenue, Memphis, Tennessee 38117.


PURPOSE OF THE ANNUAL AND SPECIAL MEETING

         At the Meeting, holders of shares of Common Stock will consider and vote upon a proposal (a) to approve and adopt the Restated Charter for the Corporation which would effect a one-for-2,400 reverse split of the Corporation's common stock by reducing the number of authorized shares from 100,000,000 shares of Common Stock to 41,666 shares of the New Common Stock, and (b) for a payment of the Cash Consideration of $1 1/8 per share of the currently outstanding Common Stock in lieu of the issuance of any resulting fractional shares of New Common Stock after the Reverse Stock Split. The Board of Directors has unanimously approved the Reverse Stock Split. The Board of Directors unanimously recommends that the shareholders vote FOR the Reverse Stock Split.

         Also at the Meeting, holders of shares of Common Stock will consider and vote upon proposals to elect three (3) Class I directors who will serve two-year terms or until their successors have been duly elected and qualified and to ratify the selection of Deloitte & Touche LLP as independent accountants and auditors for the Corporation. The Board of Directors unanimously recommends that the shareholders vote FOR the nominees to the Board of Directors listed in this Proxy Statement and FOR the ratification of the independent accountants and auditors.

VOTING RIGHTS AND PROXY INFORMATION


         Shareholders of the Corporation of record at the close of business on February 3, 1999, the Record Date designated by the Board of Directors, will be entitled to notice of, and to vote at, the Meeting. On February 3, 1999, the Corporation had outstanding 4,695,036 shares of Common Stock.


         The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Meeting is necessary in order to constitute a quorum for the transaction of business at the Meeting. Assuming a quorum exists, the election of each of the nominees to the Board of Directors of the Corporation and the ratification of the selection of the independent accountants and auditors will require the affirmative vote of a majority of the shares of Common Stock voting at the Meeting. Pursuant to the Corporation's Charter, the affirmative vote of two-thirds (2/3) of the outstanding shares of Common Stock is required to approve the Reverse Stock Split.


         An "abstention" (including broker "non-votes") will be considered present for quorum purposes, but will have the same effect as a vote "against" the proposal to approve the Reverse Stock Split. An "abstention" (including broker "non-votes") will be considered present for quorum purposes, but will not be counted as a vote either "for" or "against" the election directors and the ratification of the selection of the independent accountants and auditors. A "broker non-vote" refers to shares represented at the Special Meeting in person or by proxy by a broker or nominee where such broker or nominee (i) has not received voting instructions on a particular matter from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have the discretionary voting power on such matter.

         Each holder of Common Stock is entitled to one vote for each share of Common Stock held by such holder on all matters submitted before the Meeting and any adjournment or adjournments thereof. Cumulative voting is not provided for in the election of directors.

         Shares of Common Stock represented by properly executed proxies, unless previously revoked, will be voted in accordance with the instructions. If no instructions are indicated on a properly executed proxy, the named holders of the proxies will vote such shares of Common Stock (i) FOR the Reverse Stock Split; (ii) FOR all nominees to the Board of Directors of the Corporation named in this Proxy Statement; and (iii) FOR the ratification of the selection of independent accountants and auditors. The Corporation is not aware of any other matters to come before the Meeting. In the event any such matters are properly raised, the named holders of proxies also will use their discretion in voting the shares of Common Stock in connection with any other business that properly may come before the Meeting.

         The directors and officers of the Corporation have advised the Corporation that they intend to vote in favor of the Reverse Stock Split, the nominees to the Board of Directors listed in this Proxy Statement, and the ratification of the independent accountants and auditors. The directors and officers of the Corporation directly, and indirectly through NSA, control approximately sixty-seven percent (67%) of the outstanding shares of Common Stock.

         A shareholder who has given a proxy may revoke the proxy at any time prior to its exercise at the Meeting by (i) giving written notice of revocation to the Secretary of the Corporation, (ii) properly submitting to the Corporation a duly executed proxy bearing a later date, or (iii) attending the Meeting and voting in person. Attendance at the Meeting will not in and of itself revoke a proxy. All written notices of revocation and other communications with respect to revocation of proxies should be addressed as follows: NSA International, Inc., 4260 East Raines Road, Memphis, Tennessee 38118, Attention: Stan C. Turk, Secretary.

         If the Meeting is adjourned or postponed for any reason, at any subsequent reconvening of the Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the meeting (except for any proxies which have theretofore effectively been revoked or withdrawn), notwithstanding that they may have been effectively voted on the same or any other matter at a previous meeting.

         The Corporation will bear the costs of soliciting proxies from shareholders. In addition to soliciting proxies by mail, officers and employees of the Corporation, without receiving any additional compensation therefore, may solicit proxies by telephone or in person. Arrangements will also be made with brokerage firms, custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares of the Common Stock, and the Corporation may reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith. The Corporation has not engaged or retained any other entity or organization to aid in the solicitation of proxies.


                                  (PROPOSAL 1)

                        APPROVAL OF REVERSE STOCK SPLIT

THE REVERSE STOCK SPLIT

         Purpose of the Reverse Stock Split

         The principal purpose of the proposed Reverse Stock Split is to cause the Corporation to become a privately-held corporation no longer subject to the 1934 Act filing requirements. The Reverse Stock Split will also afford shareholders holding a small number of shares an opportunity to receive, in the reasonable belief of the Board of Directors, a fair price for their shares without incurring the accompanying costs of sale. The conversion of the Corporation from a public company to a private company will result in substantial benefits to the Corporation, including the elimination of the substantial reporting costs it incurs each year, and the elimination of the substantial competitive disadvantage resulting from the Corporation's status as a public company.

         Restatement of Charter to Effect the Reverse Stock Split

         Pursuant to the terms of the Restated Charter, if approved, the authorized shares of common stock will be reduced from 100,000,000 to 41,666. Therefore, each block of 2,400 shares of the Corporation's Common Stock currently issued will be converted into one share of the Corporation's New Common Stock. A payment in the amount of the Cash Consideration will be made to holders in lieu of issuing fractional shares of New Common Stock. The form of the Restated Charter is attached as Appendix A to this Proxy Statement. If the Reverse Stock Split is approved at the Meeting by an affirmative vote of two-thirds (2/3) of the outstanding shares of Common Stock, the Corporation will file the Restated Charter with the Secretary of State of Tennessee as soon as practicable after the Meeting. The Reverse Stock Split will become effective on the date of filing the Restated Charter (the "Effective Date").

         Exchange of Certificates and Payment for Fractional Shares

         As soon as practicable after the Effective Date, shareholders will be notified of the filing of the Restated Charter and asked to surrender their stock certificates representing shares of Common Stock to the Corporation. Those non-dissenting shareholders owning 2,400 shares or more will receive, in exchange for certificates representing shares of Common Stock, new certificates representing shares of New Common Stock on the basis of one share of New Common Stock for each 2,400 shares of Common Stock held as of the Effective Date, and if the shareholder does not own a number of shares evenly divisible by 2,400, the Cash Consideration of $1 1/8 per share of Common Stock in lieu of receiving fractional shares of New Common Stock. Non-dissenting shareholders owning less than 2,400 shares as of the Effective Date will receive in exchange the Cash Consideration of $1 1/8 per share of Common Stock.

         PLEASE DO NOT SEND IN YOUR STOCK CERTIFICATE AT THIS TIME. PROMPTLY AFTER THE CONSUMMATION OF THE REVERSE STOCK SPLIT, IF APPROVED, THE CORPORATION WILL MAIL A LETTER TO ALL HOLDERS OF COMMON STOCK WITH INSTRUCTIONS FOR SURRENDERING THEIR STOCK CERTIFICATES.

         For purposes of determining whether and to what extent shareholders will receive New Common Stock and/or the Cash Consideration in lieu of fractional shares, and for no other purpose, the Corporation will treat the person who is the underlying beneficial owner of shares of Common Stock held by a nominee as the shareholder.

         No interest will be accrued or paid on the Cash Consideration payable to the shareholders following the Reverse Stock Split, and no service charges or other fees will be payable by shareholders in connection with the exchange of stock certificates or the payment of the Cash Consideration in lieu of the issuance of fractional shares of New Common Stock. All costs and expenses will be borne by the Corporation.

         Voting; Vote Required


         Pursuant to the Corporation's Charter, the proposed Reverse Stock Split must be approved by an affirmative vote of two-thirds (2/3) of the outstanding shares of Common Stock. Each share of Common Stock is entitled to one vote on each matter submitted to a vote at the Meeting. The proposed Reverse Stock Split does not require the approval of a majority of the unaffiliated shareholders. The Board of Directors has been informed that the officers and directors of the Corporation will vote in favor of the Reverse Stock Split. The officers and directors of the Corporation directly, and indirectly through NSA, control approximately sixty-seven (67%) of the outstanding shares of Common Stock. There are no contracts, arrangements, understandings, or relationships in connection with the Reverse Stock Split between the Corporation (including its officers or directors) and any other person. An "abstention" (including broker "non-votes") will be considered present for quorum purposes, but will have the same effect as a vote "against" the proposal to approve the Reverse Stock Split. A "broker non-vote" refers to shares represented at the Special Meeting in person or by proxy by a broker or nominee where such broker or nominee (i) has not received voting instructions on a particular matter from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have the discretionary voting power on such matter.

         Shareholders' Right to Dissent

         If the proposed Reverse Stock Split is approved, a shareholder who strictly complies with the requirements of Sections 48-23-101 through 48-23-302 of the TBCA may dissent from the proposed Reverse Stock Split and in lieu of receiving shares of New Common Stock and/or the Cash Consideration, obtain payment in cash of the "fair value" of such shareholder's shares of Common Stock as determined under the TBCA. A shareholder who wishes to assert such dissenters' rights may not vote in favor of the Reverse Stock Split and must deliver a written Objection Notice to the Corporation prior to the vote on the Reverse Stock Split at the Meeting of such shareholder's intent to demand payment and exercise dissenters' rights. A form of Objection Notice is included in Appendix B, along with a more detailed description of the shareholders' right to dissent and obtain payment for shares and a copy of Sections 48-23-101 through 48-23-302 of the TBCA. Shareholders who own greater than 2,400 shares of Common Stock and do not wish to receive shares of New Common Stock, as it will represent ownership in a privately-held corporation, may, through the proper exercise of their dissenters' rights, cause the Corporation to deliver fair consideration to them in lieu of New Common Stock. The Corporation has determined that the Cash Consideration of $1 1/8 per share is fair consideration, although a dissenting shareholder may require the Corporation to institute judicial proceedings to establish fair value for the shares of Common Stock. See Appendix B. ALL SHAREHOLDERS ARE URGED TO CAREFULLY REVIEW APPENDIX
B. ANY SHAREHOLDER WISHING TO EXERCISE DISSENTERS' RIGHTS SHOULD CONSULT WITH SUCH SHAREHOLDER'S LEGAL ADVISOR BEFORE EXERCISING OR ATTEMPTING TO EXERCISE SUCH RIGHTS.

SPECIAL FACTORS

         Background

         The Corporation was organized in 1989 by its affiliate, NSA, and NSA's individual shareholders. NSA is a privately-held corporation that sells the Corporation's products to NSA's network of dealers and distributors located throughout the United States. In connection with the Corporation's formation, NSA transferred certain rights and assets to the Corporation and received shares of Common Stock and convertible preferred stock. As of February 3, 1999, NSA and its shareholders own 3,182,165, or approximately 68%, of the outstanding shares of Common Stock, and NSA continues to finance the Corporation's operations. See "Election of Directors - Compensation of Executive Officers and Directors - Certain Relationships and Related Transactions."

         The Corporation became a publicly-held company through offerings of Common Stock solely to distributors, employees and affiliates, not through a traditional public offering of shares. Accordingly, all the Corporation's shareholders were affiliated with the Corporation in some capacity, most as representatives or employees, and either received their shares as incentive compensation or purchased the shares from the Corporation. Initially, all of the shares of Common Stock were issued with both statutory and contractual restrictions prohibiting transfer. In order to comply with the provisions of
Section 12(g) of the 1934 Act, the Corporation filed a registration statement on Form 10 in 1991 when the number of shareholders exceeded 500. To provide the holders of Common Stock with the liquidity of a public market, the Corporation listed the shares of Common Stock for trading on the Nasdaq National Market in 1992, under the symbol "NSAI." In order to meet the Nasdaq National Market listing requirements, the Corporation terminated the contractual restrictions against transfer, and the shares became freely transferable. In recent years management determined that, aside from those shares held by NSA and its shareholders, the majority of the shares of Common Stock are held by unaffiliated purchasers who acquired their shares in secondary trading. In fact, as of April 30, 1998 , of the Corporation's 839 identifiable shareholders of record, only approximately 65 had any previous or current business affiliation with the Corporation.

         Over the past five years the Corporation has suffered continued operating losses and steadily declining sales, and the market for the Common Stock has deteriorated. On March 10, 1997, the Corporation received a letter from The Nasdaq Stock Market, Inc. notifying the Corporation of The Nasdaq Stock Market's intent to terminate the Nasdaq National Market listing for the Common Stock due to the fact the shares were trading at less than $1.00. In response, the Corporation initiated a stock repurchase program whereby the Corporation would purchase shares of Common Stock from time to time in the open market. As a result the Common Stock continued to be traded on the Nasdaq National Market. Pursuant to the stock repurchase program, the Corporation purchased a total of 239,000 shares from March 1997 to August 1998 at prices ranging from $1 1/8 to $2 3/16 per share. See "- Reasons for the Reverse Stock Split." At present the Corporation holds some 76,600 of these repurchased shares in its investment account. The balance of the repurchased shares have been canceled in accordance with statutory provisions governing corporate capital accounts.

         In late 1997, the Nasdaq National Market adopted new listing requirements. The Corporation realized it could not meet these revised listing requirements and would be required to terminate its listing on the Nasdaq National Market. Accordingly, due to the shift away from affiliated shareholders, the poor operating results and the anticipated termination of the Nasdaq National Market listing, the Corporation solicited the services of Asset Services to make a recommendation as to the steps the Corporation should consider with regard to continued listing of the Common Stock. According to Asset Services' research and analysis, the cost of attempting to maintain any level of Nasdaq listing (even a SmallCap Market listing) could not be justified in light of the very limited market and trading that existed for and in the Common Stock. The Board of Directors determined that it was in the best interest of the Corporation and its shareholders to terminate the Nasdaq National Market listing and to approve trading through the OTC Bulletin Board. Therefore, on March 16, 1998, the Nasdaq National Market listing for the Common Stock was terminated.

         Furthermore, the Board of Directors determined that Corporation's publicly-available information was being used by competing organizations to the detriment of the Corporation. Very few of the Corporation's competitors are publicly-held and those that are publicly-held are significantly larger than the Corporation. Along with the shift away from affiliate shareholders, the poor performance of and limited market for the Common Stock, and the large number of small shareholders, the competitive disadvantage of being publicly-held led management to consider taking the Corporation private. In July 1998, the Board of Directors retained Asset Services to provide the Corporation with an analysis as to the alternative methods by which the Corporation could accomplish this objective of "going private."

         On August 18, 1998, at a special meeting of the Board of Directors, the Board of Directors discussed the possibility of a "going private" transaction for the Corporation and the alternative methods by the which the Corporation could effect such a transaction. See "- Consideration of Alternatives" for a discussion of the alternative methods. The Board of Directors, pursuant to the report and recommendation of Asset Services, began consideration of a reverse stock split, as it was the most efficient method of reducing the number of shareholders to below 300 and, therefore, providing the Corporation the opportunity to terminate its public company status. Based upon the report and recommendation of Asset Services, the Board of Directors determined that a ratio of one-for-2,400 would sufficiently reduce the number of shareholders and allow the Corporation to go private. In connection with its investigation of the alternatives available for taking the Corporation private, Asset Services considered (i) privately negotiated or continued open market purchases of shares; (ii) an issuer self-tender offer; (iii) an asset sale followed by a dissolution of the Corporation; (iv) a merger between NSA, or another corporation, and the Corporation; and (v) a reverse stock split. Following the August 18, 1998 meeting, in anticipation of the proposed Reverse Stock Split, the Corporation terminated the stock repurchase program it had instituted in March 1997. In the months immediately preceding the termination of the stock repurchase program, the only significant transactions in the shares of Common Stock were by the Corporation under the program. Subsequent to the termination of the stock repurchase program, the trading price of shares of Common Stock has been between $3/4 and $1 3/8 per share.

         At the August 18, 1998 meeting, the Board of Directors also retained the services of Asset Services for purposes of obtaining a formal fairness opinion and valuation of the Common Stock. The Board of Directors also formed the Special Committee consisting of Messrs. William W. Deupree, Jr. and William
L. Gurner, the members of the Corporation's Board of Directors who are neither members of management nor employees of the Corporation, or its affiliate, NSA, to independently evaluate the fairness of the Reverse Stock Split.

         On September 3, 1998, the Special Committee met to consider the Reverse Stock Split. The Special Committee determined that they would engage independent legal counsel to represent the Special Committee in connection with the Reverse Stock Split and subsequently engaged Wyatt, Tarrant and Combs. During this Special Committee meeting, the Special Committee met with members of management, Asset Services, and Baker, Donelson, Bearman & Caldwell, legal counsel to the Corporation, and further investigated the Reverse Stock Split. The Special Committee questioned Mr.

Stan C. Turk and Mr. A. Jay Martin, management representatives, as to the Corporation's future business prospects, the competitive disadvantages suffered as a result of being a public company, the lack of a successful trading market for the shares of Common Stock, and the costs of maintaining the Corporation as a public company. The Special Committee questioned Asset Services' representatives as to the methodology they would use to provide a fairness evaluation of the value of the Common Stock. In addition, the Special Committee reviewed the possibility of recommending the Board of Directors call for neutralized voting (requiring the approval of at least a majority of the unaffiliated security holders) in connection with the Reverse Stock Split. The Special Committee determined that it would be in the best interest of shareholders that do not want to continue as shareholders, but are in favor of the transaction, to vote against or abstain from voting in order to be "cashed out" through the exercise of dissenters' rights. Accordingly, the Special Committee determined that it would not recommend the use of neutralized voting as it would not necessarily enhance the procedural fairness by providing an accurate measure of those unaffiliated shareholders actually in favor of the Reverse Stock Split. See "Approval of the Reverse Stock Split - The Reverse Stock Split - Shareholders' Right to Dissent" and Appendix B attached hereto.

         On October 5, 1998, the Board of Directors met with representatives of Asset Services, the Corporation's legal counsel, the Special Committee's legal counsel, and management to again consider the proposal of the Reverse Stock Split. During the meeting, representatives of Asset Services presented a range of values of the Common Stock from $7/8 to $1 1/8 and the methodology for their determination. In addition, Asset Services delivered copies of its evaluation report to the Board of Directors. Shortly thereafter, Asset Services delivered a copy of its fairness opinion. A copy of the opinion of Asset Services is attached as Appendix C hereto. See "- Opinions and Reports". The Board of Directors agreed to pursue the Reverse Stock Split at a ratio of one-for-2,400 shares, subject to the final review and recommendation by the Special
Committee. The Board of Directors determined, based on the opinion of Asset Services, that, again subject to the review by the Special Committee, the Board of Directors would recommend the Cash Consideration be set at the high end of the range of values established by Asset Services, and, therefore, the Cash Consideration of $1 1/8 per share would represent a fair value for the shares of Common Stock to be acquired by the Corporation pursuant to the Reverse Stock Split.

         At the October 5, 1998 meeting, the Board of Directors asked the Special Committee to again separately evaluate the fair price to be paid for the Common Stock and approved the Special Committee engaging the services of Mercer Capital to consult with the Special Committee and render a second report and fairness opinion measuring the fairness of the consideration to be paid to holders of the Common Stock. Although both Mercer Capital and Asset Services have been paid by the Corporation to provide their opinions, the Corporation imposed no limitations on either company with respect to the scope of their valuation reports or opinions as to the amount of consideration to be paid for the Common Stock. Asset Services had been engaged on three occasions by the Corporation during the two years prior to their engagement to evaluate the fairness of the Reverse Stock Split to provide valuations of certain of the Corporation's subsidiaries for tax purposes, to render services in connection with the termination of the Corporation's Nasdaq National Market listing and to advise the Corporation as to available methods for going private and has received an aggregate of $47,099 for those services. The Special Committee chose to engage Mercer Capital to provide a second opinion and to work specifically with the Special Committee in its evaluation of the fairness of the Cash Consideration.

         Subsequent to the October 5, 1998 meeting, the Special Committee met with representatives of Mercer Capital. Mercer Capital completed its evaluation and delivered its opinion to the Special Committee on November 13, 1999. A copy of Mercer Capital's opinion is attached as Appendix D. See "- Opinions and Reports." The Mercer Capital evaluation and the review by the Special Committee confirmed the Board of Directors' earlier determinations. A final meeting of the Board of Directors, management representatives, Asset Services, Mercer Capital, the Special Committee's legal counsel and the Corporation's legal counsel was held on November 13, 1998. At this meeting, the Special Committee unanimously recommended that the Board of Directors recommend the Reverse Stock Split with the Cash Consideration of $1 1/8 per share to the shareholders. The Board of Directors then unanimously approved the Reverse Stock Split and the Cash Consideration of $1 1/8 per share and resolved to recommend the Reverse Stock Split to the Corporation's shareholders for their approval at the Meeting.


         Mercer Capital issued to the Special Committee an updated opinion dated January 20, 1999. A copy of Mercer Capital's updated opinion is attached as Appendix E. See "Opinions and Reports." In its updated opinion, Mercer Capital reaffirmed its prior opinion that the Cash Consideration of $1-1/8 per share to be paid to shareholders in lieu of fractional shares is fair to shareholders from a financial point of view.

         Reasons for the Reverse Stock Split

         The Corporation has been unable to provide the benefits for its shareholders that are generally connected with being publicly-held, including the appreciation of the investment value of their shares and the payment of dividends. Over the past five years, the Corporation has experienced a steady decline in sales of its products. Gross revenues have decreased from $112 million for the fiscal year ended April 30, 1994 to $23 million for the most recent fiscal year ended April 30, 1998. The Corporation has never paid dividends to its shareholders. The Corporation does not now have, and will not likely in the future develop, any significant market for the shares of Common Stock, and its operational and financial constraints now prevent, and in the foreseeable future will continue to prevent, the payment of any dividends to the shareholders.

         A significant public trading market does not exist for the shares of Common Stock, and such a market is not likely to develop in the foreseeable future. The Common Stock previously was quoted on the Nasdaq National Market under the symbol "NSAI." However, due to the lack of trading and the continuing and substantial decline in the price for the shares of Common Stock, the Corporation's Board of Directors was required to terminate the listing on the Nasdaq National Market and, in lieu thereof, approve the listing of the Common Stock on the OTC Bulletin Board. See "- Background." The termination of the Corporation's listing on the Nasdaq National Market became effective on March 16, 1998. Subsequently, only a few brokers have made a market in the shares of Common Stock, and transactions are therefore infrequent and sporadic. In addition, on August 18, 1998, in connection with the consideration of the proposed Reverse Stock Split, the Corporation's Board of Directors terminated the previously authorized program to repurchase between 500,000 and 750,000 shares of Common Stock. From the adoption of the program in March 1997 until the termination of the program on August 18, 1998, the Corporation provided the primary market for shares of Common Stock. Under the stock repurchase program, the Corporation repurchased a total of 239,000 shares of Common Stock at an average purchase price of $1.64 per share. On November 12, 1998, the last reported bid quotation for the Common Stock on the OTC Bulletin Board was $.96875 per share. See "Market Price for Common Stock; Dividends - Market Information."

         Furthermore, a substantial number of the Corporation's shareholders hold less than 2,000 shares of Common Stock. As of April 30, 1998, of approximately 839 identifiable shareholders of record, 793 (or approximately 95%) hold less than 2,000 shares. Even if a significant trading market were to develop, holders of such small number of shares of Common Stock nevertheless would likely be deterred from trading the shares due to costly brokerage commissions.

         The Corporation does not derive any material benefit from the registration of the shares of Common Stock under the 1934 Act. Historically, the Corporation has not raised significant capital through offerings of shares of Common Stock or utilized shares of Common Stock in connection with acquisitions of other businesses or assets, and the Corporation does not have any present intentions to raise capital or effect acquisitions with shares of Common Stock.

         The Corporation incurs direct and indirect costs as a result of its status as a public company under the 1934 Act. The Corporation's management estimates the costs of compliance with the reporting requirements of the 1934 Act to be $125,000 to $150,000 annually. The Corporation primarily incurs these costs, which include legal, accounting and printing costs, in connection with the preparation and filing of the periodic reports (Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K), beneficial ownership reports for the Corporation's officers and directors, proxy statements and accompanying materials, and annual reports to shareholders, which are required by the 1934 Act. In addition, the Corporation incurs annual costs of approximately $150,000 in order to maintain an appropriate level of insurance for directors and officers of the Corporation in light of its status as a public company. Moreover, the Corporation incurs substantial indirect costs, including, but not limited to, the time and efforts of the Corporation's management that are expended to prepare and review these documents and to address other matters involving the Corporation's public shareholders.

         Finally, the Corporation's status as a public company places it at a substantial competitive disadvantage. The reports filed by the Corporation under the 1934 Act provide the Corporation's competitors with detailed information regarding the Corporation's operations and financial condition, which may be used to the competitor's advantage. Most of the

Corporation's competitors are privately-held and, therefore, are not required to disclose similar information about their operations or financial condition. The few competitors that are publicly-held are significantly larger than the Corporation.

         Consideration by the Board of Directors; Fairness of the Reverse Stock Split

         Procedural Fairness. At the meetings of the Board of Directors held on August 18, 1998, October 5, 1998, and November 13, 1998, the Board of Directors considered the proposed Reverse Stock Split. The Board of Directors has unanimously concluded that the Reverse Stock Split, both from a financial and procedural point of view, is fair to, and in the best interests of, both the Corporation and its shareholders. In connection with such meetings, the Board of Directors has resolved to recommend approval of the Reverse Stock Split proposal to the Corporation's shareholders.


         The Board of Directors did not structure the Reverse Stock Split to require the approval of at least a majority of the unaffiliated shareholders. Under Tennessee law, in order for a shareholder to exercise his dissenter's rights to be "cashed out" under the Reverse Stock Split, the shareholder must either abstain from voting or vote against the Reverse Stock Split. Therefore, shareholders who are in favor of the Reverse Stock Split but wish to be "cashed out" through the exercise of their dissenter's rights cannot vote in favor of the Reverse Stock Split. Therefore the Board of Directors determined that neutralized voting would not provide an accurate measure of those unaffiliated shareholders actually in favor of the Reverse Stock Split since shareholders who are in favor of the Reverse Stock Split but do not want to continue as shareholders of the Corporation are prohibited from voting in favor of the transaction. See "The Reverse Stock Split - Shareholders' Right to Dissent" and Appendix B attached hereto.



         The Board of Directors engaged Asset Services, an independent financial advisory and investment banking firm, to assist the Board of Directors in determining the value of the Common Stock and the fairness of the Cash Consideration. See "- Opinions and Reports."

         In addition, the Board of Directors established the Special Committee, consisting of the independent members of the Board of Directors, to evaluate the fairness of the Reverse Stock Split. The Special Committee retained its own legal counsel to advise it of its responsibilities and duties with respect to its evaluation of the Reverse Stock Split. The Special Committee had absolute authority to reject the Reverse Stock Split if it determined the Reverse Stock Split was unfair or not in the best interest of the Corporation and its shareholders. The Special Committee retained the services of Mercer Capital, a financial advisory firm which provides independent business valuations and related investment banking services, to assist the Special Committee in determining the value of the Common Stock and the fairness of the Cash Consideration. The Special Committee unanimously recommended that the Board of Directors recommend the Reverse Stock Split to the Corporation's shareholders for their approval at the Meeting.

         Fairness of the Cash Consideration. The Corporation reasonably believes that the Reverse Stock Split is fair to all shareholders of the Corporation, including the unaffiliated shareholders. The Corporation's conclusion is based, in part, upon the fairness opinions issued to the Corporation by Asset Services and Mercer Capital, which were specifically retained by the Board of Directors and the Special Committee to render fairness opinions as to the value of the Common Stock for purposes of the proposed Reverse Stock Split. Information regarding the qualifications of Asset Services and Mercer Capital to render fairness opinions regarding the Reverse Stock Split is described below.

         No director of the Corporation dissented or abstained from voting on the Reverse Stock Split. All directors of the Corporation, including but not limited to all independent, nonaffiliated directors, unanimously voted in favor of the Reverse Stock Split at a special meeting of the Board of Directors held on November 13, 1998 for the sole purpose of reviewing and considering the Reverse Stock Split.

         In determining the Cash Consideration to be paid in lieu of the issuance of fractional shares of the New Common Stock, the Board of Directors reviewed and considered: (1) current market prices of the Common Stock; (2) historical market prices of the Common Stock; (3) net book value of the Corporation; (4) going concern value of the Corporation; (5) liquidation value of the Corporation; (6) the fairness opinion of Asset Services; (7) the fairness opinion of Mercer Capital; (8) the purchase price paid in previous purchases of the Common Stock by the Corporation; and (9) the absence of any offers made by any unaffiliated persons during the preceding eighteen
(18) months for: (a) the merger or consolidation of the Corporation into or with such person or of such person into or with the Corporation; (b) the sale or other transfer of all or any substantial part of the assets of the Corporation or; (c) securities of the Corporation which would enable the holder thereof to exercise control of the Corporation. See "- Opinions and Reports." Neither the Special Committee nor the Board of Directors assigned any specific weight to the foregoing factors; however in their considerations individual members of the Board of Directors or the Special Committee may have given differing weights to different factors.


         Because the Board of Directors wanted the Reverse Stock Split to be equitable to all shareholders, including both affiliated and unaffiliated shareholders, at the October 5, 1998 meeting, the Board of Directors initially approved, subject to the review and recommendation of the Special Committee, payment of the highest per share value included in the range of fair values of the Common Stock initially proposed by Asset Services.


         At the November 13, 1998 meeting of the Special Committee, all the Corporation's independent directors unanimously recommended the Board of Directors' approval of and proposal for adoption of the Reverse Stock Split. The Special Committee did not retain an unaffiliated representative to act solely on behalf of the unaffiliated shareholders for the purpose of negotiating the Reverse Stock Split. The Reverse Stock Split was then unanimously approved by all directors of the Corporation at the Special Meeting of the Board of Directors held on November 13, 1998 for the sole purpose of reviewing and considering the Reverse Stock Split. In addition, after discussion and analysis, the Special Committee unanimously recommended to the Board of Directors, and the Board of Directors unanimously approved, payment to each shareholder in lieu of any fractional shares resulting from the Reverse Stock Split, the Cash Consideration of $1 1/8 per share.

         Opinions and Reports

         Asset Services, L.P. The Corporation commissioned and has received from Asset Services a report and fairness opinion relating to the Reverse Stock Split, the fairness of the Cash Consideration to be offered to holders of the Common Stock which is the subject of the Reverse Stock Split, and the fairness of the Reverse Stock Split to the fractional and dissenting shareholders of the Common Stock.

         Founded in 1985, Asset Services is a private investment banking firm headquartered in Memphis, Tennessee, specializing in mergers, acquisitions and divestitures, raising capital through private debt and equity financing and the valuation of businesses and corporate securities. Asset Services is a member of M&A International, Inc., an organization comprised of many of the world's leading independently owned private investment banking firms, with member firms located throughout North and South America, Europe and the Pacific Rim. M&A International, Inc. cooperates with M &A Partners, an autonomous sister organization composed of member firms throughout Europe, for the purpose of working cooperatively in the merger and acquisition field and promoting cross-border transactions between entities in Europe and those in the Americas and Asia. The M&A International/M&A Partners network is comprised of approximately thirty-nine (39) firms in twenty-seven (27) countries. Asset Services' membership in M&A International, Inc. provides Asset Services with access to the resources of a global network of investment banking firms. Asset Services is the parent company of Asset Services Investment Securities, Inc., an NASD member securities firm.

         In July 1998, the Board of Directors retained the services of Asset Services to provide an evaluation of alternatives available to the Corporation with respect to the Corporation becoming a privately-held corporation. In connection therewith, Asset Services issued a report to the Board of Directors in August of 1998, evaluating the feasibility of such a transaction and giving its recommendations in connections therewith. Asset Services analyzed four methods through which the Corporation could potentially go private: (i) a tender offer, (ii) an asset sale followed by the dissolution of the Corporation, (iii) a merger with its affiliate NSA (either through a tender or an asset purchase), and (iv) a reverse stock split. Following a detailed review of each of these potential transactions, Asset Services recommended a reverse stock split as the most viable approach to taking the Corporation private.

         On August 18, 1998, following its decision to pursue a reverse stock split for the Corporation, the Board of Directors voted to engage Asset Services to provide its opinion as to the pre-split fair value to be paid for fractional share interests following completion of the Reverse Stock Split, as well as any shares held by whole shareholders that may elect to dissent to the transaction. In rendering an opinion as to fair value, Asset Services generally considers, among other factors, the nature and history of the corporation, the economic outlook in the respective market area and for the industry in general, the book value and financial condition of the corporation and its future earnings and dividend paying capacities, the size of the block to be acquired, the trading history of the shares, the prices paid for the shares of comparable companies, and the financial impact of the transaction on the corporation. While evaluating each of these factors, Asset Services elected to utilize the "Delaware Block" method favored by the courts of Tennessee for determining the fair value of corporate stock being repurchased by corporations in conjunction with certain mergers and other corporate events. Under the Delaware Block method three factors, (1) the earnings value, (2) the asset value (and its corollary, liquidation value) and (3) the market value of the stock, must be taken into account in determining fair value. Asset Services analyzed each of the methodologies as follows:

         Earnings Value. The Corporation has reported operating losses in each of the last five years. Capitalization of these losses would result in an assumption of negative or (more realistically) zero value for the Common Stock. While there is no evidence to support a conclusion that the Corporation will achieve profitability in the foreseeable future, Asset Services noted recent reductions in the Corporation's operating losses and management's target of moving the Corporation to positive operating results. As a result, Asset Services concluded that a valuation of zero or a negative valuation as implied by the earnings method would be an unrealistically low value for the Common Stock. Accordingly, Asset Services assigned weighting of zero to the Earnings Value in the case of the Corporation and looked to other measures of value in rendering its opinion.

         Asset Value. The asset value of a share of the Corporation's Common Stock was established by using the Corporation's balance sheet. Adjustments were made, as appropriate or necessary, to reflect the actual value of the Corporation's assets and liabilities as opposed to their current (historical) book value. Based on discussions with management, there is essentially a net zero effect to asset value after taking into account the appropriate adjustments. As of July 1998, net book value had decreased slightly to $3,691,641, resulting in a per share value of $0.7863. While this value may serve as a floor for pricing the shares as a going concern, Asset Services attributed a weighting of zero to the asset value methodology in the case of the Corporation as it felt that the value of the assets is lower than the enterprise value that underlies the value of the Corporation's Common Stock.

         Liquidation Value. Liquidation value is an appropriate measure unless it is anticipated that the Corporation will cease to exist as a going concern or the value of the assets in place would be greater to a third party than in their current use by the Corporation. In assessing the value of the shares of Common Stock, Asset Services concluded that any amounts realized in a liquidation scenario would be less than the amounts calculated for the going concern.

         Market Price. The Corporation's maintenance of the stock repurchase program through August 18, 1998 appears to have resulted in an upward bias in the price of the Corporation's Common Stock during such period. In Asset Services' opinion, trading after that date reflects a more accurate picture of the true value of the Common Stock in the present environment. Asset Services determined that the actual market prices reflected between buyers and sellers without intervention of the Corporation as a market participant likely provides the best indication available of the true value of the Common Stock, particularly in light of the fact that the earnings and asset value approaches lead to a valuation for the Corporation's Common Stock materially below the value being place on the Common Stock by market participants. Accordingly, it applied a 100% weighting to recent market values for the Common Stock.

         In evaluating the value of the Corporation, Asset Services reviewed and analyzed (1) annual shareholder reports for the fiscal years ended April 30, 1994 through 1997; (2) the Annual Report on Form 10-K for the fiscal year ended April 30, 1998; (3) the Quarterly Report on Form 10-Q for the quarter ended July 31, 1998; (4) the Corporation's fiscal 1999 budget; (5) minutes for meetings of the Board of Directors; (6) the Corporation's recent press releases; (7) historical price and volume data for the Common Stock for the period April 30, 1993 through October 5, 1998; (8) interviews with senior members of the Corporation's management; (9) discussions with the Corporation's legal counsel; and (10) the Tennessee dissenters' rights statute as promulgated in Sections 48-23-101 through 48-23-302 of the TBCA and as interpreted in Tennessee dissenters' rights and fair value case law.

         The Board of Directors selected Asset Services based upon the firm's experience in rendering fairness opinions and valuations and the firm's reputation as an industry leader in providing valuations of businesses and ownership interests in such businesses.

         There were no limitations imposed on Asset Services by the Corporation relating to the firm's fairness opinion or the scope of its investigation. The only instructions provided by the Corporation to Asset Services relating to its fairness opinion was to estimate the fair value of shares of Common Stock. The consideration paid to Asset Services for the opinion of fair value was not determined by the Corporation. Rather, Asset Services quoted and has received a fee of $25,000 for its services in the preparation of the opinion of fair value and related services. The Cash Consideration to be paid to the shareholders for shares of Common Stock was determined by the Board of Directors, as recommended by the Special Committee, based on the analysis set forth in the opinion, and the factors described above. See "- Consideration by the Board of Directors; Fairness of the Reverse Stock Split."

         Asset Services determined that the fair value of a share of Common Stock would fall within a range of $7/8 and $1 1/8 per share, with a bias towards a value at the higher end of the range. Asset Services' fairness opinion concluded that based upon its analysis and taking into account all relevant measures, the firm believes that as of October 5, 1998, the Cash Consideration of $1 1/8 per share of Common Stock to be received by the Corporation's shareholders in lieu of fractional shares is fair from a financial point of view and would be considered as fair value under the laws of Tennessee.

         The fairness opinion of Asset Services is attached to this Proxy Statement as Appendix C. Additionally, all opinions and reports prepared by Asset Services referred to herein are available for inspection and copying at the principal executive offices of the Corporation located at 4260 East Raines Road, Memphis, Tennessee, 38118 during the Corporation's regular business hours by any interested shareholder or his or her representative who has been so designated in writing. A copy of the opinions and reports will be transmitted by the Corporation to any interested shareholder or his or her representative who has been so designated in writing upon written request and at the expense of the requesting shareholder.

         Mercer Capital Management, Inc. The Special Committee commissioned and has received from Mercer Capital a report and fairness opinion relating to the Reverse Stock Split, the fairness of the consideration to be offered to holders of the Common Stock which is the subject of the Reverse Stock Split, and the fairness of the Reverse Stock Split to the fractional and dissenting shareholders of the Common Stock.


         Mercer Capital, as part of its valuation consulting and investment banking businesses, is engaged to assist financial institutions and businesses in merging with and acquiring other entities, and to value businesses and their securities in connection with mergers and acquisitions, estate tax matters, private placements, corporate reorganization, and other purposes. Mercer Capital, which was founded in 1982, is one of the ten largest independent valuation firms in the country. Mercer Capital also provides investment banking services through Mercer Capital Advisors.


         The Special Committee retained Mercer Capital to serve as its financial advisor during October 1998 on the basis of its reputation and its experience in evaluating significant corporate transactions. Mercer Capital did not participate in negotiations which established the Cash Consideration to be received by the shareholders.

         No limitations were imposed by the Special Committee or the Corporation with respect to the investigations made or the procedures followed by Mercer Capital in rendering its fairness opinions. Mercer Capital was paid a fee of $15,000 for providing its fairness opinion. The fairness opinion, which is included as Appendix D of this Proxy Statement, and should be read in its entirety by the shareholders. Also, Mercer Capital provided an updated fairness opinion which is included as Appendix E of this Proxy Statement, and should be read in its entirety by the shareholders.

         As part of its investigation, representatives of Mercer Capital questioned the Corporation's management and legal counsel to the Special Committee regarding Reverse Stock Split, the Corporation's operations, including its history, historical and prospective financial performance, and its relationship with NSA.

         Mercer Capital also reviewed and considered the following documents:
(1) the draft Rule 13e-3 Transaction Statement and draft proxy statement prepared for purposes of the contemplated transaction; (2) annual shareholder reports for the fiscal years ended April 30, 1994 through 1997; (3) Annual Reports on Form 10-K for the fiscal years ended April 30, 1994 through 1998;
(4) proxy statements to shareholders dated September 24, 1993, September 15, 1994, October 3, 1995, November 4, 1996, and December 2, 1997; (5) Quarterly Report on Form 10-Q for the quarter ended July 31, 1998; (6) internally prepared financial statements for the five month period ended September 30, 1998; (7) fiscal 1999 budget; (8) minutes for meetings of the Board of Directors; (9) historical price and volume data for the Common Stock for the period April 3, 1993 through November 6, 1998; (10) Tennessee's dissenters' rights statute as promulgated in Sections 48-23-101 through 48-23-302 of the TCBA and as interpreted in Tennessee dissenters' rights and fair value case law; and (11) Asset Services' report dated September 1998. In addition to the above, in preparing its updated fairness opinion Mercer Capital reviewed and considered (i) Quarterly Report on Form 10-Q for the quarter ended October 31, 1998, and (ii) historical price and volume data for the period November 6, 1998 through January 19, 1999.

         In connection with rendering its opinion, Mercer Capital performed a variety of financial analyses. Mercer Capital believes that its analyses must be considered as a whole and that selection of portions of such analyses and the factors considered therein, without considering all factors and analyses, could create an incomplete view of the analyses and the process underlying Mercer Capital's opinion.

         The following is a summary of Mercer Capital's analysis which was supplied to the Special Committee in a report dated November 13, 1998 for purposes of supporting its fairness opinion.

         Financial Synopsis. Mercer Capital noted that the Corporation incurred significant losses and declining sales during each of the five fiscal years ended April 30, 1998. Reported sales declined from $112.5 million in fiscal 1994 to $23.6 million for the twelve month period ended July 31, 1998. The Corporation recorded net losses, ranging from $2.4 million to $10.7 million, in each of the past five fiscal years, while a net loss of $188,000 was recorded during the first quarter of fiscal 1999.

         Mercer Capital noted that the losses were funded through a reduction in cash and short-term investments, which declined from $20.6 million at year-end 1994 to $4.5 million at July 31, 1998, and advances from NSA.

         Mercer Capital discussed with management its expectations for fiscal 1999 based upon management's budget, as well as its longer-term expectations for the business. Although management indicated that the large losses were believed to have been eliminated, Mercer Capital noted that it could not conclude that the Corporation was entering into a turnaround in which the Corporation would produce significant operating earnings.

         Market for the Corporation's Common Stock. Mercer Capital noted that the Corporation's shares of Common Stock set an all-time high during fiscal 1993 following the registration and listing of the Corporation's shares on the Nasdaq National Market. Since that time, the shares of Common Stock have declined in value, setting an all-time low of $3/4 per share on October 7, 1998 before rising to as high as $1 3/8 per share on November 5, 1998, and then subsequently declining to $1.00 per share on November 9, 1998 when approximately 50,000 shares traded. On November 11, 1998 approximately 29,000 shares traded at $1 1/16 per share.

         Mercer Capital noted that the price for the Common Stock during March 1997 through August 1998 was supported by the stock repurchase program in which approximately 239,000 shares were repurchased in open market transactions in accordance with Rule 10(b)(18) of the 1934 Act. It was also noted that the termination of the repurchase program in mid-August, combined with the global correction which developed in equity, bond and emerging markets, coincided with an approximately 50% drop in the Corporation's share price from $1 1/2 per share to $3/4 per share.

         Mercer Capital noted that the November 5, 1998 trade involving 3,500 shares of Common Stock was the only transaction since August 27, 1998 which exceeded the Cash Consideration of $1 1/8 per share. As of November 11, 1998, the 10 day average closing price was $1.08 per share; however, the 10 day average on which trading occurred was $1.01 per share through November 11.

         Transaction (Market) Indication of Value. Mercer Capital derived indications of value of $1.06 per share and $1.07 per share. Given the relatively thin market for the Corporation's shares, it was deemed to be appropriate to consider a 10 day average price in deriving a transaction based indication of value, as well as the most recent transaction history. Mercer Capital commented that utilizing an average price would be similar to a stock-for-stock merger in which the exchange ratio is based upon an average price for the buyer for a ten or twenty day period ending immediately prior to the date the definitive agreement is signed or on the date that the merger is consummated.

         Net Asset Value. Net asset value essentially represents adjusted book value, with assets and liabilities marked to market values, to the extent such values are known. Mercer Capital noted that net asset value is sometimes treated as an indication of value, rather than a liquidation value, though such value might be realizable in a liquidation scenario. In Mercer Capital's opinion, net asset value tends to assume greater importance for asset holding companies. The relevance of net asset value is limited for going concern operating entities, except in instances when earnings are depressed and investors may look towards book value or adjusted book value for an indication of value.

         Based upon its analysis of the Corporation's balance sheet and discussions with management regarding potential adjustments to the balance sheet, Mercer Capital concluded that reported book value of $3,691,641 ($0.79 per share) as reported on the July 31, 1998 10-Q was reasonably representative of net asset value.

         Earnings Capitalization. Mercer Capital adjusted the Corporation's reported earnings for non-operating charges and the like to derive estimated adjusted operating pre-tax income, earnings before interest and taxes ("EBIT"), and earnings before interest, taxes and depreciation/amortization ("EBITDA"). Based upon its analysis, Mercer Capital could not attribute any current earning power to the Corporation. Mercer Capital also noted that although management had projected a pre-tax profit of $489,000 for fiscal 1999 ($196,000 of which represents interest income), interim results through September 30 indicated that the Corporation continued to generate operating losses.

         Discounted Cash Flow. Mercer Capital did not prepare projections for purposes of deriving an discounted cash flow (DCF) indication of value because management had not prepared any multi-year projections. Mercer Capital noted, however, that even if such projections had been prepared, any projections which showed significant levels of profitability in future years would result in an indication of value which probably would be suspect given the Corporation's financial performance during the past five years, and management's statements that a significant turnaround in profitability was not anticipated.

         In preparing its updated opinion as of January 20, 1999, Mercer Capital reviewed and considered the Quarterly Report on Form 10-Q for the quarter ended October 31, 1998, the Corporation's most recent internally prepared financial statements and the historical price and volume data for the Common Stock for the period November 6, 1998 through January 19, 1999, Representatives of Mercer Capital also questioned the Corporation's management regarding the Corporation's interim and prospective financial performance Based on its review and consideration of the abovementioned items nothing came to the attention of Mercer Capital that caused it to change its earlier opinion.

         Based upon its analysis, Mercer Capital issued its fairness opinion on November 13, 1998, which opined that the Cash Consideration of $1 1/8 per share of Common Stock to be received by the Corporation's shareholders in lieu of fractional shares is fair from a financial point of view, Mercer Capital subsequently affirmed its initial opinion on January 20, 1999 after conducting the additional review procedures.




         The fairness opinion of Mercer Capital is attached to this Proxy Statement as Appendix D, Additionally the opinion and the updated fairness opinion of Mercer Capital is attached to this Proxy Statement as Appendix E. The opinion and the undated fairness opinion of Mercer Capital is attached to this Proxy Statement as Appendix E, Additionally, the opinions and report prepared by Mercer Capital referred to herein are available for inspection and copying at the principal executive offices of the Corporation located at 4260 East Raines Road, Memphis, Tennessee, 38118 during the Corporation's regular business hours by any interested shareholder or his or her representative who has been designated in writing. A copy of the opinions and report will be transmitted by the Corporation to any interested shareholder or his or her representative who has been so designated in writing upon written request and at the expense of the requesting shareholder.

         Consideration of Alternatives

         The Board of Directors and the Special Committee considered the merits of various other alternatives to the Reverse Stock Split. They determined that the first alternative considered, privately-negotiated or continued open market purchases, would not be feasible because the vast majority of the Corporation's shareholders hold small numbers of the shares of Common Stock. During the eighteen month period from March 1997 to August 1998, the Corporation had been unable to purchase the number of shares of Common Stock desired pursuant to the authorized stock repurchase program. Therefore, the Board of Directors also determined that, in all likelihood, it would not be possible in any reasonable period of time to purchase a significant number of the shares of the Corporation's Common Stock to ensure the reduction of the number of the holders of the shares of Common Stock to less than 300. Further, they determined that the legal and other transaction costs to implement this alternative would be substantially greater than the costs to implement the Reverse Stock Split.

         Similarly, they determined that the Corporation commencing a self-tender offer would not be feasible for the same reasons that the alternative of privately negotiated or continued open market purchases would not be feasible.

         Third, the Board of Directors and Special Committee concluded that the dissolution of the Corporation following the sale of all or substantially all of the assets of the Corporation would not be a feasible alternative. No third party had expressed any interest in purchasing the assets of the Corporation. Moreover, even if a third party desired to purchase the assets, the proceeds from the sale of the Corporation's assets would likely not be significantly greater than the Corporation's indebtedness and other liabilities, and therefore, the Corporation would not be in a position to pay to its shareholders any significant amount for their shares of Common Stock in liquidation.

         Finally, the Board of Directors and the Special Committee determined that the merger of the Corporation into or with NSA or another corporation would not be a feasible alternative as neither NSA or any other third party had expressed any interest in merging with the Corporation.

         Recommendations of the Board of Directors


         The Board of Directors unanimously concluded that, on the basis of these factors, the Reverse Stock Split, both from a financial and procedural point of view, is fair to the Corporation, the affiliated shareholders and the unaffiliated shareholders. For the reasons described above, the Board of Directors, including the Special Committee, unanimously approved the Reverse Stock Split and recommends that the shareholders vote FOR the Reverse Stock Split.


         Plans for the Corporation after the Reverse Stock Split

         Except as indicated in this Proxy Statement, the Corporation does not have any present plans or proposals which relate to or would result in an extraordinary corporate transaction, such as a merger, reorganization, or liquidation, involving the Corporation or any of its subsidiaries; a sale or transfer of a material amount of assets of the Corporation or any of its subsidiaries; any change in the present Board of Directors or management of the Corporation including, but not limited to, any plan or proposal to change the number or term of directors, to fill any existing vacancy on the Board of Directors or to change any material term of the employment contract of any executive officer; or any material change in the present dividend rate or policy or indebtedness or capitalization of the Corporation. Upon consummation of the Reverse Stock Split, the assets, business, and operations of the Corporation will be continued substantially as they are currently being conducted.

         Certain Effects of the Reverse Stock Split

         General Effects. If the Reverse Stock Split is approved by the affirmative vote of two-thirds (2/3) of the outstanding shares of Common Stock, the number of authorized shares of common stock will be decreased from 100,000 to 41,666. After giving effect to the Reverse Stock Split, the interest of the remaining shareholders in the net book value and net earnings of the Corporation in terms of both dollar amounts and percentages will change. In lieu of the issuance of fractional shares of New Common Stock, shareholders will receive the Cash Consideration in the amount of $1 1/8 for each share of Common Stock. Shareholders owning less than 2,400 shares of Common Stock will cease to be shareholders or to have any equity interest in the Corporation and, therefore, will not share in its future earnings and growth, if any, and will not have any right to vote on any corporate matter.

         Termination of 1934 Act Registration. The shares of Common Stock are currently registered under the 1934 Act. Such registration may be terminated upon application of the Corporation to the SEC if the Corporation has fewer than 300 record holders of the shares. The Corporation currently intends to make an application for termination of registration of the shares of New Common Stock as promptly as possible after filing the Restated Charter. Termination of registration of the shares of New Common Stock under the 1934 Act would substantially reduce the information required to be furnished by the Corporation to its shareholders and to the SEC and would be make certain provisions of the 1934 Act, such as the short-swing profit recovery provisions of Section 16(b) of the 1934 Act, the requirement of furnishing a proxy or information statement in connection with shareholder meetings pursuant to
Section 14(a) of the 1934 Act, and the requirements of Rule 13e-3 promulgated by the SEC under the 1934 Act with respect to "going private" transactions, no longer applicable to the Corporation. Termination of the registration of the shares of New Common Stock would also deprive "affiliates" of the Corporation and persons holding "restricted securities" of the Corporation of the ability to dispose of such securities pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended.


         Effect on Market for Shares. If the Reverse Stock Split is approved and, as contemplated, the shares of New Common Stock are deregistered under the 1934 Act, the Corporation will not have any market for its shares of New Common Stock. In December 1997, the shareholders adopted the Corporation's 1997 Incentive and Non-Qualified Stock Option Plan (the "Incentive Plan"), providing for issuance to eligible directors, officers, employees, advisors, and consultants of the Corporation of up to 500,000 shares of Common Stock. At February 3, 1999 various officers, employees and consultants of the Corporation held options to purchase 225,000 shares. The exercise price of such options is $1.25 and they vest over a four-year period and terminate on January 1, 2004. Pursuant to the terms of the Incentive Plan, the number of shares issuable upon exercise and the exercise price will be automatically proportionately adjusted for any decrease in the number of authorized shares of Common Stock if the proposed Reverse Stock Split is approved by shareholders. The Corporation will continue to have shareholders following the Reverse Stock Split including the plan participants and accordingly management has no plans to discontinue or terminate the Incentive Plan, although the Corporation may choose to use cash bonuses and other incentives to reward employees.


         Certain Federal Income Tax Consequences

         THE FOLLOWING DISCUSSION SUMMARIZING CERTAIN FEDERAL INCOME TAX CONSEQUENCES IS BASED ON CURRENT LAW AND IS INCLUDED FOR GENERAL INFORMATION ONLY. SHAREHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE FEDERAL, STATE, LOCAL AND FOREIGN TAX EFFECTS OF THE REVERSE STOCK SPLIT IN LIGHT OF THEIR INDIVIDUAL CIRCUMSTANCES.

         Exchange of Common Stock Solely for New Common Stock. A shareholder who receives solely shares of New Common Stock pursuant to the Reverse Stock Split will recognize no gain or loss under Section 354 of the Internal Revenue Code (the "Code"). The aggregate basis of the shares of New Common Stock received by such shareholders pursuant to the Reverse Stock Split will be the same as the tax basis of the shares of Common Stock surrendered in exchange. The holding period of the shares of New Common Stock received by such shareholder will include the holding period of the shares of Common Stock surrendered in the exchange, provided Common Stock was held as a capital asset at the time of the Reverse Stock Split.

         Exchange of Common Stock for a Combination of Cash and New Common Stock. A shareholder who receives New Common Stock and cash pursuant to the Reverse Stock Split will recognize gain (if any), but in an amount not in excess of the amount of cash received. Such gain will be recognized in the year in which New Common Stock and cash are received, or in the year New Common Stock or cash is entitled to be received (i.e., at the time of the Reverse Stock Split). Any recognized gain will be eligible for capital gain treatment (assuming the shareholder's Common Stock is held as a capital asset) unless such receipt of cash has the effect of a distribution of a dividend, as provided in Section 356 of the Code, in which case such gain will be taxable as ordinary income to the extent of the shareholder's ratable share of the Corporation's earnings and profits. The principles applicable under Section 302 of the Code and the United States Supreme Court decision in Clark v. Commissioner, 109 S. Ct. 1455, 89-1 U.S.T.C. 9230 (1989), will serve as guidelines in determining whether the receipt of cash has the effect of the distribution of a dividend under Section 356 of the Code. Under these principles, the distribution to a shareholder will not be considered to have the effect of the distribution of a dividend if it is "substantially disproportionate" with respect to the shareholder or if it is "not essentially equivalent to a dividend" to the shareholder. For purposes of these tests and under Clark, the shareholder presumably is treated as if he or she received solely New Common Stock pursuant to the Reverse Stock Split and then received cash through a redemption by the Corporation of a number of such shares having a value equal to the cash amount.

         Under Clark, a distribution will be "substantially disproportionate" with respect to a shareholder if the shareholder's proportionate interest in New Common Stock actually held by the shareholder after the Reverse Stock Split is less than 80% of what the shareholder's proportionate interest in Common Stock would have been if solely New Common Stock had been distributed in the Reverse Stock Split. In applying this test for purposes of Section 356 of the Code, the constructive ownership rules of Section 318 of the Code (under which shareholders are treated as holding not only their own shares but also shares held by certain related persons and entities) are applicable.

         Even though a distribution does not satisfy the substantially disproportionate test discussed above, it still may be "not essentially equivalent to a dividend" to a shareholder depending upon the shareholder's particular facts and circumstances. The United States Supreme Court in Davis v. United States, 397 U.S. 301 (1970), concluded that in order for a distribution to be considered not essentially equivalent to a dividend, there must be a "meaningful reduction in the shareholder's proportionate interest." Shareholders who increase their proportionate interest in the Corporation as a result of the Reverse Stock Split will not experience a meaningful reduction in their proportionate interest in the Corporation, and therefore will be treated as having received a distribution of cash essentially equivalent to a dividend. See Rev. Rul. 78-351, 1978-2 C.B. 148 (holding that fractional share rule of Rev. Rul. 69-34, 1969-1 C.B. 105 does not apply in the case of a reverse stock split under circumstances substantially identical to these).

         A shareholder who receives New Common Stock and cash will receive a basis in such New Common Stock which will be the same as the basis of the shares of Common Stock surrendered in the exchange, decreased by the amount of any cash received, and increased by the amount of any gain recognized on the change. The holding period of New Common Stock received by such a shareholder will include the holding period of Common Stock surrendered in the exchange, provided Common Stock was held as a capital asset as of the time of the Reverse Stock Split.

         Exchange of Common Stock Solely for Cash. In the case of a shareholder who receives only cash in exchange for all of his or her Common Stock, the cash will be treated as received by the shareholder as a distribution in redemption of the shareholder's Common Stock, subject to the provisions and limitations of
Section 302 of the Code. Where, after such distribution, a former shareholder does not own shares of Common Stock directly or indirectly through the constructive ownership rules of Section 318(a) of the Code, the redemption will be treated as a complete termination of interest within the meaning of Section 302(b)(3) of the Code. As provided in Section 1001 of the Code, gain or loss will be recognized by such shareholders in an amount equal to the difference between the amount of cash received in the redemption and the adjusted basis of the Common Stock surrendered. Provided that Common Stock is a capital asset in the hands of such shareholders, the gain or loss, if any, will constitute capital gain or loss. The gain or loss will be long-capital gain or loss if the shareholder will have held, or be deemed to have held, his or her Common Stock for more than one year as of the time of the Reverse Stock Split.

         Capital Gain and Alternative Minimum Tax. Long-term capital gain for noncorporate taxpayers is generally taxed at a maximum rate of 20%. Capital losses are deductible generally only to the extent of capital gains.

         Capital gains and dividends are also included in alternative minimum taxable income, which may be subject to a special minimum tax at a 26% or 28% rate (depending on the taxpayers' alternative minimum taxable income) to the extent the minimum tax exceeds regular tax liabilities. Alternative minimum taxable income is reduced by various exemption amounts, which are phased out above certain levels.

         Special taxation and withholding rules may apply to any shareholder that is a nonresident alien or a foreign corporation. These rules are beyond the scope of this discussion and should be discussed with a personal tax advisor. Shareholders will be required to provide their social security or other taxpayer identification numbers (or, in some instances, certain other information) to the Exchange Agent (as defined below) in connection with the Reverse Stock Split to avoid backup withholding requirements that might otherwise apply. The letter of transmittal will require each shareholder to deliver such information when Common Stock certificates are surrendered following the effective date of the Amendment. Failure to provide such information may result in backup withholding.

         THE TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND DOES NOT REFER TO THE PARTICULAR FACTS AND CIRCUMSTANCES OF ANY SPECIFIC SHAREHOLDER. SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS FOR MORE SPECIFIC AND DEFINITIVE ADVICE AS TO THE FEDERAL INCOME TAX CONSEQUENCES TO THEM OF THE TRANSACTION, AS WELL AS ADVICE AS TO THE APPLICATION AND EFFECT OF STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS.

         Source and Amounts of Funds for and Expenses of the Reverse Stock
Split

         Estimated fees and expenses incurred or to be incurred by the Corporation in connection with the Reverse Stock Split are approximately as follows:


ITEM                                                   APPROXIMATE
----                                                     AMOUNT
Payment of Cash Consideration                        $  900,000(1)
Legal Fees and Expenses                                  40,000
Accounting Fees and Expenses                              5,000
Valuation Fees                                           40,000
Commission Filing Fees                                      180
Printing and Mailing Expenses                            17,500
Miscellaneous Expenses                                    5,000
                                                     ----------
Total                                                $1,007,680

         (1) Price to be paid for an estimated 800,000 shares for which the Cash Consideration is to be received in lieu of fractional shares.

         The Corporation will be responsible for paying all of the expenses and anticipates that it will pay such expenses out of available cash reserves.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE REVERSE STOCK SPLIT.

                                  (PROPOSAL 2)
                             ELECTION OF DIRECTORS

    The Board of Directors of the Corporation is divided into two Classes with the term of office of each Class expiring in succeeding years. The terms of office of Class I directors expire at the Meeting. The terms of office of Class II directors expire at the next annual meeting of shareholders. The Board of Directors proposes the election of three (3) Class I directors. Each Class I director elected at the Meeting will hold office until the annual meeting of shareholders to be held in 2000 or until their successors are duly elected and qualified.

NOMINEES FOR DIRECTOR

                                    Class I
    For a Two-Year Term Expiring at the 2000 Annual Meeting of Shareholders

                                 A. Jay Martin
                             Charles R. Evans, Jr.
                                  J. Neil Rood


    Unless authority to vote is withheld, all proxies received by the Board of Directors will be voted for these three (3) nominees; except that, if any such nominee is unable to serve, or for good cause will not serve, those proxies will be voted for the person whom the Board of Directors designates to replace the nominee. The Board of Directors believes that, if elected, each nominee will be willing to serve. An affirmative vote of a majority of the shares of Common Stock voting at the Meeting is required to elect each of the nominees to the Board of Directors of the Corporation. An "abstention" (including broker "non-votes") will be considered present for quorum purposes, but will not be counted as a vote either "for" or "against" the election directors. A "broker non-vote" refers to shares represented at the Special Meeting in person or by proxy by a broker or nominee where such broker or nominee (i) has not received voting instructions on a particular matter from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have the discretionary voting power on such matter.





DIRECTORS AND EXECUTIVE OFFICERS OF THE CORPORATION

    The following table sets forth certain information regarding the directors and executive officers of the Corporation.

                                                                                                  Director       Term
Name                         Age        Position(s)                                                Since       Expires
----                         ---        -----------                                               --------     -------
DIRECTORS:
A. Jay Martin(1)              56        Chief Executive Officer and President and Director          1989         1998
Charles R. Evans, Jr.         54        Chief Operating Officer and Executive Vice-                 1992         1998
                                        President and Director
J. Neil Rood                  65        Director                                                    1989         1998
George R. Poteet              50        Director                                                    1989         1999
L. F. Swords                  57        Director                                                    1989         1999
William W. Deupree, Jr.       57        Director                                                    1992         1999
William L. Gurner             52        Director                                                    1996         1999

EXECUTIVE OFFICERS:

                                                                                                  Officer
                                                                                                   Since

Stan C. Turk                  46        Chief Financial Officer and Secretary-Treasurer             1989

-----------

(1) Mr. Martin is also a director and executive officer of NSA. Mr. Martin devotes approximately 60% of his management time to the operations of the Corporation.

         A. Jay Martin has served as Chief Executive Officer and President and as a director of the Corporation since its inception in March 1989. Mr. Martin founded National Safety Associates, Inc., in 1969 and has served NSA in various capacities since its inception. Presently, Mr. Martin is a shareholder and serves as President and a director of NSA.

         Charles R. Evans, Jr. has served as a director as well as the Executive Vice-President and the Chief Operating Officer of the Corporation since August 1992. Mr. Evans joined NSA Polymers, Inc., a subsidiary of the Corporation, in March 1989 and served as Vice President, Assistant Secretary and a director of such corporation until August 1992. From 1984 until March 1989, he was Treasurer of Florida Polymers, Inc., a Florida corporation, the assets of which were acquired by the Corporation in March 1989 and which was primarily engaged in the business of plastics injection molding and tool and die manufacturing.

         J. Neil Rood has been a director of the Corporation since its inception. In April 1992, Mr. Rood was elected President of NSA Holdings, Inc., a subsidiary of the Corporation, and, in December 1992, Mr. Rood was elected Vice President-International Operations for the Corporation. Mr. Rood completed his tenure at that position in December 1993. Mr. Rood is also a shareholder of NSA. In April 1982, Mr. Rood organized and became President of Jonfor Systems, Inc. In June 1975, Mr. Rood organized and became President of Jonfor, Inc. Both entities are privately-held Florida corporations that act as holding and operating companies, respectively, for various retail businesses and real estate properties. Mr. Rood is also active in various real estate ventures as a developer and an owner.

         L.F. Swords has been a director of the Corporation since its inception. From 1989 until March 1, 1994, Mr. Swords served as Secretary-Treasurer and Chief Financial Officer of the Corporation and all of its subsidiaries. Mr. Swords has been employed by NSA since 1971 in a variety of management positions. Presently, Mr. Swords is a shareholder, and serves as Vice President, Chief Financial Officer, Secretary-Treasurer, and a director of NSA.

         George R. Poteet has served as a director of the Corporation since its inception. From 1989 until February 1994, Mr. Poteet served as the Vice President-Manufacturing of the Corporation. Since 1971, Mr. Poteet has been employed by NSA, and he presently is a shareholder and serves as Vice President-Manufacturing and a director of NSA.

         William W. Deupree, Jr., a director of the Corporation since October 1992, retired as President of Morgan Keegan & Company, Inc. and its parent company, Morgan Keegan, Inc., a New York Stock Exchange listed company, in 1996 after 10 years in such positions. Mr. Deupree joined Morgan Keegan & Company, Inc. in 1972. He is a past member of the Regional Firms Advisory Committee of the New York Stock Exchange, as well as a past member of the Board of Directors for the Securities Industry Association. Mr. Deupree is a director of Morgan Keegan & Company, Inc. and Equity Inns, Inc. Mr. Deupree is a graduate of the University of the South.

         William L. Gurner has served as a director of the Corporation since December 1996. Mr. Gurner founded Sector Capital Management, L.L.C. in January 1995. That entity offers an equity product to public and corporate pension plans, Taft-Hartly plans and foundations. Prior to starting Sector Capital Management, L.L.C., Mr. Gurner was the pension officer for Federal Express Corporation from 1987 through 1994.

    Stan C. Turk was appointed Chief Financial Officer and Secretary-Treasurer of the Corporation on July 1, 1996. Prior to that time, Mr. Turk served as the Assistant Treasurer of the Corporation beginning in August 1989. Mr. Turk is also employed as the Assistant Treasurer of NSA. Prior to joining NSA in 1989, Mr. Turk served as the Chief Financial Officer of Barton Equipment Company and Barton Truck Center in Memphis, Tennessee and spent approximately 9 years employed as a certified public accountant.

MEETINGS OF THE BOARD OF DIRECTORS AND ITS COMMITTEES

    During the fiscal year ended April 30, 1998, the Board of Directors of the Corporation held two meetings. The Board of Directors has two standing committees, the Audit Committee and the Compensation Committee. No director attended less than 75% of the aggregate number of meetings of the Board of Directors or Board Committees on which he served.

    The Audit Committee is presently composed of L.F. Swords, William W. Deupree, Jr. and William L. Gurner. The Audit Committee held one meeting during the fiscal year ended April 30, 1998. The Audit Committee reviews the integrity of the Corporation's financial statements, the Corporation's internal controls, the Corporation's internal audit function, the function and fees of the independent public accountants and other matters relating to financial and accounting functions. The Audit Committee also makes recommendations to the Board of Directors concerning the engagement or discharge of the independent public accountants.

    The Compensation Committee is presently composed of L.F. Swords, William W. Deupree, Jr., and William L. Gurner. The Compensation Committee held one meeting during the fiscal year ended April 30, 1998. The Compensation Committee reviews the compensation of executive officers and other key executives and makes recommendations to the full Board of Directors regarding such compensation.

    The Board of Directors does not have a nominating committee.

    In connection with the Reverse Stock Split, the Board of Directors formed the Special Committee consisting of the independent members of the Board of Directors, William W. Deupree, Jr. and William L. Gurner, to evaluate the fairness of the Reverse Stock Split to the Corporation and the shareholders. For further discussion on the authority and meetings of the Special Committee, see "Approval of the Reverse Stock Split - Special Factors - Background" and "Approval of the Reverse Stock Split - Special Factors - Recommendations of the Board of Directors; Fairness of the Reverse Stock Split."

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

    Report of Compensation Committee

                          BOARD COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

                                August 18, 1998

Overview of compensation philosophy and programs

    The Compensation Committee is responsible for developing and communicating recommendations to the Board of Directors with respect to the Corporation's executive compensation policies and reviews the compensation of the executive officers of the Corporation. The Corporation's compensation objectives are to support the Corporation's financial objectives and performance goals, provide compensation that will attract and retain superior management, and reward performance.

    Rapid market and product diversification have caused the Corporation to rely on hiring senior executives from outside the corporate organization, rather than growing or training managers from within. In general, the executive salary structure is based significantly on local economic considerations for each market in which management level personnel are retained. The Corporation makes it a practice to recruit the best possible talent available to fill given positions. Although domestically the Corporation faces less competition for key executives, internationally the cost of living considerations and competing salaries weigh heavily in compensation decisions.

    Executive compensation, including salaries and bonuses reported for the last completed fiscal year, is negotiated on an individual basis, and generally the executive compensation includes a base salary coupled with bonus compensation. Bonus compensation takes into consideration not only revenues, but also profitability. Further, executive performance is reviewed on an annual basis with each executive.

Compensation of the Chief Executive Officer

    The Chief Executive Officer recommended to the Board of Directors that his compensation be set slightly below average, comparable CEO salary levels and without any bonus or short-term or long-term incentive and performance programs. The Chief Executive Officer was one of the founders of the Corporation and directly owns approximately 8% of the outstanding shares of Common Stock of the Corporation. Rather than receiving compensation through increased salary, the Chief Executive Officer and the Board of Directors have determined that the Chief Executive Officer will be suitably compensated primarily through the intrinsic value of his stock ownership of the Corporation.

                                            Respectfully submitted,

                                            WILLIAM L. GURNER
                                            WILLIAM W. DEUPREE, JR.
                                            L.F. SWORDS

    Summary Compensation Table

    The following table sets forth the aggregate compensation paid by the Corporation and its subsidiaries to the Chief Executive Officer of the Corporation and the two most highly compensated executive officers of the Corporation or its subsidiaries, for services rendered in all capacities during the fiscal years ended April 30, 1998, 1997, and 1996. No other executive officer of the Corporation received compensation exceeding $100,000 for the fiscal year ended April 30, 1998.



                                                                           Annual Compensation
                                                                  ----------------------------------
                                                                                                                Securities
                                                                                               Other Annual     Underlying
Name and Principal Position                       Year      Salary ($)          Bonus ($)    Compensation ($)   Options(#)
---------------------------                       ----      ----------          ---------    ----------------   ----------

A. Jay Martin                                     1998        159,439             3,028              -0-           -0-
Chief Executive Officer of the Corporation        1997        150,000            10,528              -0-           -0-
                                                  1996        150,000             6,058              -0-           -0-

Charles R. Evans, Jr                              1998        167,410            78,181            8,400(1)        -0-
Chief Operating Officer                           1997        160,226            78,029            8,400(1)     25,000
of the Corporation                                1996        225,000             7,001              -0-           -0-

John Greenham                                     1998        152,845            25,000           13,540(1)        -0-
Vice President - Europe                           1997        120,750            25,000           31,704(1)     25,000
                                                  1996        139,844            26,128           40,757(1)        -0-

Stan C. Turk                                      1998        126,538             2,404              -0-           -0-
Chief Financial Officer of the Corporation        1997         40,865(2)            -0-              -0-        25,000
                                                  1996            -0-               -0-              -0-           -0-

---------------------------

(1)      Represents housing, school fees, expenses and/or car allowance.
(2)      Represents salary for the period January 1, 1997 through April 30,
         1997.

         The following table provides information with respect to the value of the unexercised options held by the executive officers named in the above table as of April 30, 1998. No such executive officer exercised any options during the fiscal year ended April 30, 1998.

                   AGGREGATED OPTION EXERCISES IN LAST FISCAL
                     YEAR AND FISCAL YEAR END OPTION VALUES

                                                                          Value of Unexercised
                                 Number of Unexercised                    In-the-Money Options
                               Options at Fiscal Year End                at Fiscal Year End(1)
                               --------------------------                ---------------------
Name                         Exercisable       Unexercisable      Exercisable          Unexercisable
----                         -----------       -------------      -----------          -------------
Charles R. Evans, Jr.            -0-              25,000              -0-                 $35,500
John Greenham                    -0-              25,000              -0-                 $35,500
Stan C. Turk                     -0-              25,000              -0-                 $35,500

------------------
(1) Based upon a bid quotation of $1.42 taken from the National Quotation Bureau Report and supplied by the National Association of Securities Dealers, Inc. through the NASD OTC Bulletin Board.

         Performance Graph

         The following graph compares the percentage change in the Corporation's cumulative total shareholder return with returns based on The Nasdaq Stock Market (U.S. companies) Index and a peer group index, which is described in the legend to the graph.




    MEASUREMENT PERIOD            NSA
       (FISCAL YEAR          INTERNATIONAL,                            NASDAQ
         COVERED)                 INC.           PEER GROUP         MARKET INDEX
         4/30/93                  100.0             100.0                100.0
         4/29/94                   54.4             197.9                111.3
         4/28/95                   48.5             119.2                129.4
         4/30/96                   42.6             129.7                184.4
         4/30/97                   19.9             159.5                195.2
         4/30/98                   17.6             251.3                292.0

--------------------
The Peer Group includes BeautiControl Cosmetics, Inc. and Herbalife International Inc. The comparison assumes $100 was invested in the Corporation's Common Stock on April 30, 1993 and in each of the foregoing indices and assumes reinvestment of dividends.

         Compensation of Directors

         The non-employee directors of the Corporation currently receive $1,000 for each Board of Directors meeting and $1,000 for each committee meeting. The directors of the Corporation's subsidiaries do not receive any additional compensation for serving in such capacities.

         Employment Agreements

         The Corporation has an employment agreement with Mr. A. Jay Martin. The employment agreement is renewable annually and provides for an annual salary of $150,000 with appropriate annual increases and bonuses. The Corporation also has an employment agreement with Mr. Charles R. Evans, Jr. which provides for annual compensation equal to $225,000 with appropriate annual increases and bonuses.

         Compensation Committee Interlocks and Insider Participation

         Mr. L.F. Swords serves as a member of the Compensation Committee of the Corporation's Board of Directors. From 1989 until March 1, 1994, Mr. Swords served as Secretary-Treasurer and Chief Financial Officer of the Corporation and all of its subsidiaries. Mr. Swords has not served as an officer of the Corporation since March 1, 1994.

         Certain Relationships and Related Transactions

         Sales of Juice Plus+(R) products to NSA totaled approximately $8,732,000, or approximately 38%, of the Corporation's revenues for the fiscal year ended April 30, 1998. Messrs. Martin, Swords and Poteet are all directors and executive officers of NSA, serving in the respective capacities of President, Chief Financial Officer, and Vice President Manufacturing.

         At April 30, 1998, the Corporation owed approximately $9,291,356 to NSA for cash advances for working capital, product purchases, and management fees.

         The Corporation purchases certain water filtration and related accessory products from NSA. The cost of such purchases was approximately $288,000 for the fiscal year ended April 30, 1998.

         NSA provides certain management, consulting and advisory services to the Corporation. In consideration for these services, the Corporation paid to NSA approximately $119,510 for the fiscal year ended April 30, 1998. In addition, the Corporation pays to NSA any and all amounts collected by the Corporation from the Corporation's Master Distributors in exchange for data processing services provided to such distributors as such services are in fact provided by NSA. The total amount paid to NSA for such services during the fiscal year ended April 30, 1998, was approximately $298,330.

         NSA has guaranteed the obligations of National Safety Associates of America (U.K.) Limited ("NSA UK"), a subsidiary of the Corporation, under lease agreements pursuant to which NSA UK leases approximately 12,800 square feet in Maidenhead, Berkshire, England.

         There have not been, and it is the Corporation's current intention that there will not be, loans or other financial transactions between the Corporation and its officers, directors or significant employees. However, to the extent such loans or financial transactions do occur in the future, they will be approved by the Corporation's disinterested and independent directors and will be on terms no less favorable to the Corporation than could be obtained from unaffiliated parties.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


    The following table sets forth the number of shares of Common Stock beneficially owned as of February 3, 1999, by (a) each person known by the Corporation to beneficially own more than 5% of the outstanding Common Stock,
(b) each director or executive officer of the Corporation, and (c) all directors and executive officers of the Corporation as a group.



                                                                AMOUNT AND NATURE
        NAME AND ADDRESS OF                                        OF BENEFICIAL                    PERCENT
         BENEFICIAL OWNER                                           OWNERSHIP(1)                  OF CLASS(2)
        -------------------                                     -----------------                 -----------
(a)     National Safety Associates, Inc.                            2,336,180(3)                     49.8
        4260 East Raines Road
        Memphis, TN  38118
        A. Jay Martin                                               2,755,135(4)                     58.7
        4260 East Raines Road
        Memphis, TN  38118
        L.F. Swords                                                 2,474,266(5)                     52.7
        4260 East Raines Road
        Memphis, TN  38118
(b)     A. Jay Martin                                               2,755,135(4)                     58.7
        L.F. Swords                                                 2,474,266(5)                     52.7
        George R. Poteet                                              164,041                         3.5
        4260 East Raines Road
        Memphis, TN 38118
        J. Neil Rood                                                   40,733                          *
        12192 Mandarin Road
        Jacksonville, FL 32223
        William W. Deupree, Jr.                                        15,000                          *
        50 North Front Street, 21st Floor
        Memphis, TN 38103
        Charles R. Evans, Jr.                                           8,800                          *
        4260 East Raines Road
        Memphis, TN 38118
        William L. Gurner                                                 -0-                          *
        40 South Main Street
        Memphis, TN 38103
        John Greenham                                                   7,000                          *
        80 Park Street
        Camberley
        GU15 3PT
        Surrey, England

        Stan C. Turk                                                    4,700                          *
        4260 East Raines Road
        Memphis, TN 38118
(c)     Officers and directors                                      3,133,495(4)                     66.7
        as a group (8 persons)

-------------------------

(1) Includes shares of Common Stock as to which such person, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares voting power and/or investment power. Unless otherwise indicated, each listed shareholder possesses sole voting and investment power with respect to all of the shares shown opposite his name. Does not include shares of Common Stock underlying options which are not exercisable within 60 days.
(2)      Based upon 4,695,036 shares issued and outstanding.
(3) Messrs. Martin and/or Swords, as the President and Secretary-Treasurer of NSA, respectively, acting separately or jointly, have the power to vote or to direct the vote, and to dispose of or to direct the disposition of, the shares owned by NSA, unless otherwise instructed by the Board of Directors of NSA.
(4) Includes the 2,336,180 shares held by NSA for which Messrs. Martin and/or Swords have the power to vote or to direct the vote, and to dispose of or to direct the disposition of. Also includes the indirect beneficial ownership of 9,000 shares held by Mr. Martin's child for which Mr. Martin disclaims beneficial ownership.
(5) Includes the 2,336,180 shares held by NSA for which Messrs. Martin and/or Swords have the power to vote or to direct the vote, and to dispose of or to direct the disposition of.

*        Indicates less than 1%.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE LISTED INDIVIDUALS AS DIRECTORS OF THE CORPORATION.

                                  (PROPOSAL 3)
                  SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

    The Board of Directors has appointed, subject to ratification by the shareholders at the Meeting, the firm of Deloitte & Touche LLP as independent public accountants to audit the consolidated accounts of the Corporation and its subsidiaries for the fiscal year ending April 30, 1999. An affirmative vote of a majority of the shares of Common Stock voting at the Meeting is required to ratify the selection of Deloitte & Touche LLP. Representatives of Deloitte & Touche LLP are expected to be present at the Meeting with the opportunity to make a statement and to respond to appropriate questions. An "abstention" (including broker "non-votes") will be considered present for quorum purposes, but will not be counted as a vote either "for" or "against" the ratification of the selection of the independent accountants and auditors. A "broker non-vote" refers to shares represented at the Special Meeting in person or by proxy by a broker or nominee where such broker or nominee (i) has not received voting instructions on a particular matter from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have the discretionary voting power on such matter.


    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE CORPORATION FOR THE FISCAL YEAR ENDING APRIL 30, 1999.

                          BUSINESS OF THE CORPORATION

GENERAL

    The Corporation sells consumer products domestically and internationally primarily to third party distributors ("Master Distributors") who utilize multi-level and/or direct selling marketing systems. The Corporation's products include nutritional products, air and water filtration systems, and a sparkling water system, all of which were designed principally for individual use. The Corporation's products are proprietary, and most were developed by or for the Corporation or an affiliated entity. In the United States, the Corporation sells its products to NSA for resale to NSA's dealers and distributors. Outside the United States, the Corporation sells its products to Master Distributors for retail distribution through local representative agents, dealers, and distributors in Canada, the United Kingdom, Ireland, The Netherlands, Belgium, Germany, Switzerland, Austria, Spain, Denmark, Sweden, the Russian Federation, Australia, New Zealand, Hong Kong, Taiwan, Philippines, Malaysia, Indonesia, Japan, Paraguay, Chile, Peru, and Costa Rica.

    The Corporation continues to maintain its own direct selling operations in France; however, in May 1998, the Corporation closed its French offices, although direct selling activities continue in that country. In October 1998, the Corporation sold its direct selling operations in Italy to a Master Distributor.

OPERATIONS

    Since organization, the Corporation's philosophy has been to pursue increased revenues through new product lines and market expansion. In order to reduce the costs associated with product line expansion, the Corporation shifted the manufacturing of all of its products to unaffiliated manufacturing organizations. The Corporation adopted a similar approach with regard to market expansion and support through its Master Distributor Program. The Master Distributor Program enhances the Corporation's ability to expand into additional markets more quickly and efficiently and to transfer from the Corporation to a third party distributor the costs and other burdens associated with creating the corporate infrastructure required to open and support new markets. The Corporation intends to continue to enter into distribution agreements with Master Distributors pursuant to which the Corporation grants to the Master Distributor the exclusive right to purchase and resell the Corporation's products in a defined geographic area. These distribution agreements generally require that certain minimum purchase levels be maintained by the Master Distributor in order to continue their relationship with the Corporation. The distribution system or method utilized by the Master Distributors varies from country to country. Depending on the final terms of the particular distribution agreement, the Corporation may provide a Master Distributor with computer support and management consulting services in addition to selling the Master Distributor products for resale. Likewise, the distribution agreement may entitle the Corporation to receive a separate distributorship fee which is calculated on the Master Distributor's product sales.

    In September 1998, the Corporation entered into a distribution agreement with a Master Distributor for Japan. It is anticipated that the Japanese Master Distributor will commence sales of certain of the Corporation's products in Japan in December 1998. Sales of additional products will commence thereafter pending product approval.

PRINCIPAL PRODUCTS

    Nutritional Products

    The Corporation sells a line of nutritional products under its Juice Plus+(R) trademarks which include an encapsulated, concentrated nutritional supplement product, a chewable version of the encapsulated product, a low calorie powdered drink mix called Juice Plus+(R) Lite, and a dietary food supplement called Juice Plus+(R) Thins and a "gummie" version of the concentrated nutritional supplement called Juice Plus+(R) Gummies. The principal ingredients of the Juice Plus+(R) product line are vegetable and fruit juices, fibers, plant enzymes, and food actives which are reduced to powder through a proprietary process by an unrelated manufacturer. A second manufacturer encapsulates the powder into Juice Plus+(R) capsules and prepares the chewable form of the capsules and the Juice Plus+(R) Thins. Another manufacturer utilizes the powder to produce the Juice Plus+(R) Snack Bars and Juice Plus+(R) Lite on a purchase order basis for the Corporation.

In addition, the Corporation sells nutritional products for pets, Juice Plus+(TM) for Dogs and Juice Plus+(TM) for Cats. Each of these products is produced by unrelated manufacturers. In the event that any of the aforementioned manufacturers terminate their relationship with the Corporation for any reason, the Corporation will be forced to seek out alternative suppliers, which the Corporation believes will be available.

    The Corporation obtained the rights to manufacture and distribute the Juice Plus+(R) product line pursuant to a manufacturing and licensing agreement with an unrelated third party. This agreement provides that the Corporation will pay a royalty fee from .5% to 1% of net sales revenues from the Juice Plus+(R) products, depending upon the volume of such sales. Sales of the Juice Plus+(R) product line constituted approximately 65% of the Corporation's revenues for the fiscal year ended April 30, 1998, compared with 56% of the Corporation's revenues for the fiscal year ended April 30, 1997, and 52% of the Corporation's revenues for the fiscal year ended April 30, 1996.

    Air Filtration Systems

    The Corporation sells five different types of air filtration systems, which are designed to remove a variety of airborne contaminants including smoke, pollen and dust. The Corporation sells three basic models which are suitable for general home or office use: the portable Models 1200 Personal Air Filter, the 692 AH Personal Air Filter with Heat, and the Model 7100 A/B Stationary Air Filter. The Corporation's Auto 600 Environmental Air System is designed for automobile use. The Model 1200 CS Personal Air Filter is designed for use in any area where hospital grade appliances are required. Sales of these air filtration systems constituted approximately 6% of the Corporation's revenues for the fiscal year ended April 30, 1998, compared with 11% of the Corporation's revenues for the fiscal year ended April 30, 1997 and 13% of the Corporation's revenues for fiscal year ended April 30, 1996. The Corporation's air filtration systems, as well as the water filtration systems and the Sparkling Water System described below, are manufactured for the Corporation by a third party pursuant to a five-year manufacturing agreement which has approximately three years remaining. In the event that the aforementioned manufacturer terminates its relationship with the Corporation for any reason, the Corporation will be forced to seek out alternative suppliers which the Corporation believes will be available.

    Water Filtration Products

    The Corporation's water filtration product line includes eight water filtration systems which are designed to remove chlorine from, and improve the taste, odor and clarity of, drinking water. Although the most recently designed water unit, the CT-2000, utilizes replaceable cartridges, the remaining units utilize silver impregnated granular activated carbon to remove chlorine. Although most of these models are designed for use on treated drinking water, each model is designed for a specific application or water filtration problems. The cost of water filtration products sold by the Corporation which were purchased by NSA was approximately $288,000 for the fiscal year ended April 30, 1998. See "Election of Directors - Compensation of Executive Officers and Directors - Certain Relationships and Related Transactions." Sales of the water filtration products constituted approximately 14% of the Corporation's revenues for the fiscal year ended April 30, 1998, compared with 21% of the Corporation's revenues for the fiscal year ended April 30, 1997, and 14% of the Corporation's revenues for the fiscal year ended April 30, 1996.

    Sparkling Water System

    The Corporation sells an in-home counter top carbonation appliance (the "Sparkling Water System") which discharges carbon dioxide contained in a refillable tank into liquids. Sales of the Sparkling Water System constituted approximately 5% of the Corporation's revenues for the fiscal year ended April 30, 1998, compared to 7% of the Corporation's revenues for the fiscal year ended April 30, 1997, and 5% of the Corporation's revenues for the fiscal year ended April 30, 1996.

    Marketing Plans

    Since the origination of the Master Distributor Program, the Corporation has transferred the operations of all of its Canadian and European direct selling subsidiaries, except its French subsidiary, to independent Master Distributors. Likewise, the Corporation has expanded its product lines into new markets. Except for the Direct Selling Subsidiaries, resale and retail distribution of the Corporation's products will be accomplished by independent Master Distributors pursuant to contract. The marketing plans utilized by the various Master Distributors differ slightly by country for each Master Distributor. Some Master Distributors, for example, utilize a multi-level marketing system, while other Master Distributors simply sell the Corporation's products to retail locations located in the Master Distributors' territory.

    Distributors and dealers in a multi-level marketing system are independent contractors, not employees of the Master Distributors. Distributors and dealers sell products directly to consumers primarily through individual in-home demonstrations and trial use. Generally, an individual becomes a dealer by the execution of an application and the payment of a small processing fee. As a dealer, the individual is authorized to retail the Corporation's products. An individual becomes a distributor by attaining a set level of sales activity over a specific time period. Dealers and distributors may purchase products, at wholesale, directly from the Master Distributors for resale to other dealers or directly to consumers. Master Distributors and certain of their local distributors hold training and orientation seminars in their respective countries. Master Distributors depend on their existing distributors and dealers to identify, sponsor and train new dealers. Specifically, new dealers are brought into the multi-level distribution networks by existing distributors and dealers. In turn, these new dealers are encouraged to identify other new dealers. The existing distributors benefit from the sponsorship of new dealers in that the sponsoring distributor receives a percentage commission on the products purchased for resale by those individuals sponsored directly by the distributor, as well as commissions on the products purchased by those distributors or dealers sponsored by such individuals. The commissions vary depending upon the level of sales activity attained by a distributor and the individuals such distributor has sponsored.

INVENTORY AND BACKLOG

    The Corporation maintains significant inventory volumes and has no backlog due to the fact that it attempts to fill dealer, distributor, or Master Distributor orders within two (2) business days of the date on which the order was placed. The Corporation's sales return policy varies as a result of country-specific governmental regulations. Provision for estimated sales returns is recorded based on historical return rates and current business operations. The Corporation provides limited warranties for all of its products. Costs related to warranties have been insignificant.

MANAGEMENT AGREEMENT WITH NSA

    Pursuant to a written management agreement, NSA provides management, consulting and advisory services to the Corporation relating to accounting, data processing, legal and regulatory compliance, general management, administration of benefits, contract and lease negotiations, and other such matters for which the Corporation requests assistance. In consideration for these services, the Corporation paid NSA approximately $119,510 for the fiscal year ended April 30, 1998. In addition, the Corporation pays to NSA any and all amounts collected by the Corporation from the Corporation's Master Distributors in exchange for data processing services provided to Master Distributors, as such services are in fact provided by NSA. The total amount paid to NSA for such services during the fiscal year ended April 30, 1998 was approximately $298,330. See "Election of Directors - Compensation of Executive Officers and Directors - Certain Relationships and Related Transactions." The management agreements are renewable annually and may be terminated by either party by giving written notice of termination to the other party.

RELIANCE UPON A FEW CUSTOMERS

    Sales to NSA constituted approximately 38% of the Corporation's revenues for the fiscal year ended April 30, 1998. See "Election of Directors - Compensation of Executive Officers and Directors - Certain Relationships and Related Transactions." Sales to the Corporation's Master Distributor for Germany, Switzerland and Austria, and sales to the

Corporation's Master Distributor in Hong Kong constituted approximately 17% and 10%, respectively, of the Corporation's revenues for the fiscal year ended April 30, 1998. The loss of any of these customers would have a material adverse effect on the Corporation.

COMPETITION

    The products distributed by the Corporation are sold in highly competitive markets. Competitive products are sold by both retail sellers and other multi-level and direct selling organizations. In addition to competition relating to the products, the Corporation and the Master Distributors are subject to intense competition in the identification, sponsorship, and training of distributors and dealers from other multi-level direct selling organizations, whose specific product lines may or may not compete with the products distributed by the Corporation.

PATENTS AND TRADEMARKS

    The Corporation owns five domestic patents which relate to the production of the Sparkling Water System. The Corporation owns domestic trademark registrations for the trademark "Juice Plus+(R)", and has filed several additional domestic applications for these trademarks for various goods. The Corporation has also registered "Juice Plus+(R)" in a number of foreign jurisdictions, and currently has applications pending in various other foreign jurisdictions. In fiscal 1998, the Corporation acquired through assignment the domestic and foreign trademark applications and registrations for "NSA(R)" owned by NSA in order to improve efficiency in obtaining foreign trademark registrations.

REGULATION

    The Corporation and the Master Distributors are subject to the laws and regulations of the countries in which they operate relating to the marketing, content, labeling and packaging of their products, the operation of their sales programs, and the sales, advertising, and recruiting practices of their distributors and dealers. Numerous foreign governmental authorities regulate selling activities of the Corporation and Master Distributors in their respective jurisdictions through complex regulatory schemes which are subject to constant change. Regulatory agencies previously have requested information regarding the products distributed by or the respective sales plans of the Corporation's European direct selling operations prior to their conversion to Master Distributorships and will continue to monitor the operations of the Master Distributors. Although the Corporation's management believes that the products, sales materials, and sales plans are in substantial compliance with applicable laws and regulations, these laws and regulations are subject to change and interpretation which could adversely affect the Master Distributors' operations, which in turn could adversely affect the Corporation.

ENVIRONMENTAL

    From May 1993, through February 1995, the Corporation manufactured a majority of its own water filtration products. In connection with its past manufacturing operations, the Corporation was subject to various federal, state, and local regulations regarding the discharge of materials into the environment. Management believes that the Corporation operated in substantial compliance with such provisions, and the Corporation's compliance with these provisions did not have a material impact upon the capital expenditures, earnings or competitive position of the Corporation.

EMPLOYEES

    At April 30, 1998, the Corporation had 19 employees. None of the Corporation's employees are represented by a labor union or collective bargaining unit. The Corporation considered relations with its employees to be satisfactory.

IMPACT OF YEAR 2000

    The Year 2000 issue is the result of computer programs being written using two digits rather than four to identify a year in the date field. If not corrected, upon the change of century this could result in a system failure or miscalculation causing disruptions of operations, including among other things, a temporary inability to process transactions, send invoices, or engage in similar, normal business activities.

    The Corporation currently believes that Year 2000 compliance will not pose significant operational problems, and the Corporation does not anticipate such compliance to be material to its financial position or results of operations in any given year. However, there can be no assurance that the systems of other companies on which the Corporation may rely will be timely converted or that the failure to convert by another company will not have an adverse effect on the Corporation.

FINANCIAL INFORMATION ABOUT FOREIGN AND DOMESTIC OPERATIONS AND EXPORT SALES

    For Geographic Segment Financial Information as to the Corporation's operations, see Note 8 in the Notes to Consolidated Financial Statements included with this Proxy Statement.

                            SELECTED FINANCIAL DATA

    The selected financial data set forth below for the fiscal years ended April 30, 1998, 1997, 1996, 1995, and 1994 have been derived from the audited consolidated financial statements of the Corporation for those years. The selected financial data set forth below for the six month periods ended October 31, 1998 and 1997 have been derived from the unaudited consolidated financial statements of the Corporation for those periods and include all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the financial position and results of operation for those periods. The selected financial data should be read in conjunction with the consolidated financial statements and related notes and other financial data included elsewhere herein.



(In thousands, except for per share data)          For the Six months
                                                    Ended October 31,                      For the Years Ended April 30,
                                               ---------------------------         ---------------------------------------------

                                                  1998              1997              1998              1997              1996
                                               ---------         ---------         ---------         ---------         ---------

Net revenues                                   $  13,798         $  12,090         $  23,048         $  36,107         $  73,150
Costs and expenses                                13,971            13,525            27,470            45,939            83,963
                                               ---------         ---------         ---------         ---------         ---------
Loss before taxes and cumulative effect
  of change in accounting principle                 (173)           (1.435)           (4,421)           (9,832)          (10,813)
Benefit for income taxes                             -0-               -0-               (65)              (22)             (103)
                                               ---------         ---------         ---------         ---------         ---------
Net loss before cumulative effect of
  change in accounting principle                    (173)            (1,435)           (4,156)           (9,810)          (10,709)

Cumulative effect of change
  in accounting principles                           -0-               -0-               -0-               -0-               -0-
                                               ---------         ---------         ---------         ---------         ---------
Net loss                                       $    (173)        $  (1,435)        $  (4,156)        $  (9,810)        $ (10,709)
                                               =========         =========         =========         =========         =========
Loss per common share:
  Before cumulative effect of change in
    accounting principle                       $    (.04)        $    (.30)        $    (.87)        $   (2.02)        $   (2.20)
  Cumulative effect of change in
     accounting principle                             --                --                --                --                --
                                               ---------         ---------         ---------         ---------         ---------
Net Loss per common share                      $    (.04)        $    (.30)        $    (.87)        $   (2.02)        $   (2.20)
                                               =========         =========         =========         =========         =========
Weighted average number of common
  shares outstanding                               4,695             4,857             4,763             4,858             4,858

Balance Sheet Data (at period end):

(In thousands)

Total assets                                   $  19,010         $  20,059         $  17,874         $  22,365         $  31,274
Current maturities of long term debt                -0-               -0-               -0-               -0-               -0-
Amounts due to NSA, Inc.                          10,922             7,835             9,291             7,793             7,900
Total Shareholders' equity                         3,708             6,872             3,881             8,307            10,206


(In thousands, except for per share data)      For the Years Ended April 30,
                                               ----------------------------
                                                  1995              1994
                                               ---------         ---------

Net revenues                                   $ 108,689         $ 112,531
Costs and expenses                               114,191           115,837
                                               ---------         ---------
Loss before taxes and cumulative effect
  of change in accounting principle               (5,502)           (3,306)
Benefit for income taxes                            (761)             (892)
                                               ---------         ---------
Net loss before cumulative effect of
  change in accounting principle                  (4,741)           (2,414)

Cumulative effect of change
  in accounting principles                           -0-               264
                                               ---------         ---------
Net loss                                       $  (4,741)        $  (2,150)
                                               =========         =========
Loss per common share:
  Before cumulative effect of change in
    accounting principle                       $    (.98)        $    (.49)
  Cumulative effect of change in
     accounting principle                             --               .05
                                               ---------         ---------
Net Loss per common share                      $    (.98)        $    (.44)
                                               =========         =========
Weighted average number of common
  shares outstanding                               4,858             4,858

Balance Sheet Data (at period end):

(In thousands)

Total assets                                   $  44,643         $  55,138
Current maturities of long term debt                 -0-             1,006
Amounts due to NSA, Inc.                           9,310            12,512
Total Shareholders' equity                        20,917            25,660

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATION


    The following discussion should be read in conjunction with the consolidated financial statements and the discussion of the Corporation's business and other detailed information appearing elsewhere herein. All information is based on the Corporation's fiscal year ending April 30 and second quarter ending October 31.

RESULTS OF OPERATIONS FOR THE FISCAL YEARS ENDED APRIL 30, 1998, 1997 AND 1996

    Net Revenues


                                                                    Fiscal Years
                                 ---------------------------------------------------------------------------------
                                       1998             Change            1997           Change             1996
                                 --------------     -------------    -------------     -------------     ---------
                                                                 (Dollars in thousands)

Net Revenues                      $ 23,048             (36.17)%        $ 36,107          (50.64)%        $ 73,150
Cost and expenses                 $ 27,469             (40.21)%        $ 45,939          (45.29)%        $ 83,963
Percentage of net revenues          119.18%                              127.23%                           114.78%
Net loss                          $ (4,156)                            $ (9,810)                         $(10,709)
Loss per share                    $   (.87)                            $  (2.02)                         $  (2.20)

         The Corporation's declining revenues for fiscal 1998 and 1997 were primarily the result of the restructuring of its operations which began in 1997 and which included the sale of all of its European direct selling operations, except for Italy and France. Approximately 75% of the 1998 revenues decline resulted from the sales of the direct selling operations. The remaining decrease resulted from a decrease in sales to the Corporation's Master Distributor in Asia as a result of the Asian economic and currency condition, coupled with prior year's initial inventory purchases by the Master Distributors in Europe.

         The 1997 restructuring resulted in a 1997 decline in revenues attributable to the sale of the direct selling operations of approximately $40,719,000. This decline was partially offset by approximately $5,640,000 from increased sales to Master Distributors.


         Cost and Expenses


                                                                   Fiscal Years
                                 -----------------------------------------------------------------------------
                                       1998            Change           1997          Change           1996
                                 --------------     -------------   -----------      ---------      ----------
                                                               (Dollars in thousands)

Dealer/Distributor                $    2,626         (64.86)%       $    7,473         (73.39)%       $28,082
  commissions and
  allowances
Percentage of net revenues             11.39%                            20.69%                         38.39%
Cost of products sold             $   17,017         (11.42)%       $   19,211         (32.32)%       $28,385
Percentage of net revenues             73.83%                            53.21%                         38.80%

         The decreases in the dealer/distributor commissions and allowances, as a percentage of net revenues, for 1998 and 1997 resulted primarily from the sale of direct selling operations and resulting restructuring of the Corporation's sales method. Due to these changes, dealer/distributor commissions which would formerly have been paid by the Corporation on such product sales are now paid directly by the Master Distributors.

         The 1998 and 1997 increases in the cost of products sold as a percentage of net revenues resulted from the Corporation's operational changes. The product sales to the Master Distributors have lower margins than sales which were previously made through the Corporation's direct selling operations.


                                                                   Fiscal Years
                                   ------------------------------------------------------------------------
                                        1998           Change           1997          Change           1996
                                   ---------------  ------------- ---------------- -------------  ---------
                                                             (Dollars in thousands)

Operating Expenses                $   8,571         (48.17)%       $   16,537         (37.98)%       $26,664
Percentage of net revenues            37.19%                            45.80%                         36.45%

         The 1998 decline in operating expenses primarily resulted from the closure of the Corporation's European central office coupled with the 1997 second quarter sales of the European direct selling operations. This decline was partially offset by an additional $1,000,000 reserve for notes receivable.

         The 1997 decline in the Corporation's operating expenses is the result of expense reductions caused from the 1997 second quarter sale of several of its European direct selling operations and the April 30, 1996 sale of Canadian operations. This reduction was partially offset by a $2,000,000 reserve allowance for the Corporation's notes receivable.


                                                                       Fiscal Years
                                    ------------------------------------------------------------------------
                                        1998           Change           1997          Change            1996
                                    --------------  ------------- ---------------- -------------  ----------
                                                               (Dollars in thousands)

Interest income, net                    $ 563        (18.99%)          $ 695          (7.95%)           $ 755

         The 1998 decline in interest income resulted from lower interest from the re-negotiation of a note receivable and lower average balances of cash and cash equivalents. The decrease in the 1997 net interest income reflects lower average balances of cash and cash equivalents.


                                                                   Fiscal Years
                                  -------------------------------------------------------------------------
                                      1998        Change             1997         Change            1996
                                  ----------    ----------       ------------   ----------       ----------
                                                             (Dollars in thousands)

Licensing and management
  fees to NSA, Inc.               $   120         (76.05)%        $    501         (68.65)%        $1,598
Percentage of net revenues            .52%                            1.39%                          2.18%

         The decreases in the 1998 and 1997 management fees are due to the sale of several of the Corporation's direct selling operations.


                                                                           Fiscal Years
                                                   ---------------------------------------------------
                                                         1998               1997              1996
                                                   ---------------- --------------------- ------------
                                                                      (Dollars in thousands)

Other income (expense), net                          $                      $ 89              $    12
                                                           302
Percentage of net revenues                                1.31%              .25%                 .02%

         The increase in the 1998 other income primarily resulted from recognition of deferred gains from the sale of the direct selling operations of $105,000 and from foreign currency translation gains.

         The 1997 increase in other income primarily resulted from gains in foreign currency translation.

         Restructuring Costs


                                            Fiscal Year
                                 ---------------------------------
                                 1998         1997           1996
                                 ----         ----         -------
                                     (Dollars in thousands)

Restructuring costs              $   0       $3,000        $   0
Percentage of net revenues         N/A         8.31%         N/A

         The Corporation took a 1997 first quarter charge of $3,000,000 for expenses to be incurred with the restructuring of its direct selling operations and the closing of its European central office in Amsterdam.

         Benefit (Provision) for income taxes


                                                     Fiscal Year
                                             -----------------------------
                                              1998       1997         1996
                                             ------      ----         ----
                                                 (Dollars in thousands)

Benefit (provision) for income taxes         $  265      $   22     $   103
Effective tax rate                             5.99%        .22%        .95%

         The 1998 tax benefit resulted from the use of operating losses as a carry-back claim from the Corporation's foreign operations.


         The low effective tax rates for each year reflect the inability to utilize most of the operating losses of the Corporation and its subsidiaries.

         Net Loss


                                                             Fiscal Year
                                             ------------------------------------------
                                                1998             1997            1996
                                             ---------        ---------      -- -------
                                                      (Dollars in thousands)

Net loss                                     $ (4,156)        $ (9,810)       $ (10,709)
Loss per share                               $   (.87)        $  (2.02)       $   (2.20)

         The Corporation's net loss for 1998 resulted primarily from the decline in revenues from its Asian Master Distributor as a result of the economic and currency conditions during the past three operating quarters; losses in the Corporation's French direct selling operations of $721,182 (the Corporation closed its offices in France in May, 1998, although direct selling activities in the country are ongoing); certain relocation expenses of its current European operations; lack of sales increases of product sold to the European Master Distributors; and an additional $1,000,000 reserve to the Corporation's notes receivable.

         The 1997 net loss consists of a $3,000,000 ($.62 per share) restructuring charge, a note receivable allowance totaling $2,000,000 ($.48 per share), and approximately $2,674,000 ($.55 per share) of operating losses during the 1997 first and second quarters generated by the European direct selling operations which were sold during the 1997 second quarter.

         The 1996 net loss primarily reflects the Corporation's required direct selling operating costs and expenses which exceed its gross margin as a result of decreased revenues.

ITEM 2. RESULTS OF OPERATIONS FOR THE SIX MONTHS ENDED OCTOBER 31, 1998
AND 1997.


Net Revenue

                                        Second Quarter                             Six Months
                               ---------------------------------       ------------------------------------
                                1999        Change        1998           1999         Change        1998
                               ------       ------       -------       --------       ------       --------
                                                          (Dollars in thousands)
Net revenues                   $6,684        20.56%      $ 5,544       $ 13,798        14.13%      $ 12,090
Cost and expenses               6,668         2.73%        6,491         13,970         3.30%        13,524
Percentage of net revenues      99.76%                    117.08%        101.25%                     111.86%
Net income (loss)                  16                       (947)          (172)                     (1,434)
Earnings (loss) per share         Nil                    $  (.20)      $   (.04)                   $   (.30)

        The 1999 second quarter increase in net revenues of approximately $1,140,000 resulted from an increase in domestic sales to NSA.

        The increase in the first six months net revenues of approximately $1,708,000 for 1999 versus 1998 resulted primarily from continued domestic sales growth. This six month revenue increase was partially offset by approximately $200,000 as a result of the sale of the Company's Italian direct selling operations effective October 1, 1998 and the first quarter closure of the Company's office in France.


Cost and Expenses

                                        Second Quarter                             Six Months
                               ---------------------------------       ------------------------------------
                                1999        Change        1998           1999         Change        1998
                               ------       ------       -------       --------       ------       --------
                                                          (Dollars in thousands)
Dealer/Distributor commissions
       and allowances            $422      (27.37%)      $  581         $1,150        (13.60%)      $ 1,181
Percentage of net revenues       6.31%                    10.48%          8.33%                        9.77%
Cost of products sold           4,835       13.58%        4,257          9,536          9.01%         8,898
Percentage of net revenues      72.34%                    76.78%         69.11%                       73.60%


        The decrease in the 1999 second quarter and the first six months dealer/distributor commissions and allowances principally resulted from the decline of the Company's sales in Italy and the 1999 first quarter closure of the Company's office in France.

        The decrease in percentage of cost of products sold for the 1999 second quarter and first six months resulted from increased sales volumes that reduced product cost, slight increases in the sales price of certain products, and changes in product mix.

        The 1999 second quarter and first six months increase in cost of product sold primarily resulted from the increase in sales volume.

                                        Second Quarter                             Six Months
                               ---------------------------------       ------------------------------------
                                1999        Change        1998           1999         Change        1998
                               ------       ------       -------       --------       ------       --------
                                                          (Dollars in thousands)
Operating Expenses             $1,540       (17.91%)     $1,876         $3,340        (15.19%)      $3,938
Percentage of net revenues      23.04%                    33.84%         24.21%                      32.57%


     The Company's 1999 second quarter and first six months decline in operating expenses reflect certain cost and expense reductions resulting from the sale and closure of certain direct selling operations and offices during the 1999 fiscal year coupled with the 1998 closure of the Company's central European office in Amsterdam.

                                        Second Quarter                             Six Months
                               ---------------------------------       ------------------------------------
                                1999        Change        1998           1999         Change        1998
                               ------       ------       -------       --------       ------       --------
                                                          (Dollars in thousands)
Interest income                $   86       (54.50%)     $  190         $  179        (48.56%)       $  348

     The decrease in the 1999 second quarter and first six months interest income resulted primarily from the exchange of approximately $2,100,000 notes receivable for preferred stock in the 1998 second quarter.

                                        Second Quarter                             Six Months
                               ---------------------------------       ------------------------------------
                                1999        Change        1998           1999         Change        1998
                               ------       ------       -------       --------       ------       --------
                                                          (Dollars in thousands)
Management fees
       to NSA, Inc.            $   13       (40.91%)     $   22        $  44         (22.81%)       $   57
Percentage of net revenues        .19%                      .40%         .32%                         .47%

     The decrease in the 1999 second quarter and first six months management fees is primarily due to the sale of certain of the Company's direct selling operations.

                                        Second Quarter                          Six Months
                               -------------------------------      ---------------------------------
                                1999                   1998          1999                    1998
                               ------                -------       --------                 --------
                                                       (Dollars in thousands)
Other income (expense)          $  56                 $  56        $   (79)                 $   202
Percentage of net revenues        .84%                 1.01%           (.57%)                  1.67%

        The 1999 first six months decrease in other income resulted primarily from losses in the foreign currency hedging program and in foreign currency translation adjustments totaling approximately $290,000.

                                        Second Quarter                             Six Months
                               ---------------------------------       ---------------------------------
                                1999                      1998           1999                     1998
                               ------                    -------       --------                 --------
                                                          (Dollars in thousands)
Provision for income taxes         0                     $   0             0                    $    0
Effective tax rate                 0%                        0%            0%                        0%

         There were no income tax provisions for the second quarters and first six months of 1999 and 1998 primarily due to the Company's overall operating loss carry-forward position.

Net Loss

                                        Second Quarter                             Six Months
                               ---------------------------------       ------------------------------------
                                1999                      1998           1999                       1998
                               ------                    -------       --------                    --------
                                                          (Dollars in thousands)
Net Income (loss)              $   16                    $ (947)       $  (172)                    $ (1,434)
     Earnings (loss) per share    Nil                    $ (.20)       $  (.04)                    $   (.30)


        The 1999 second quarter income primarily resulted from the increase in net revenues coupled with the decrease in the Company's product costs and operating expenses.

LIQUIDITY AND CAPITAL RESOURCES

                                                            Six Months Ended October 31
                                                           ------------------------------
                                                            1999                   1998
                                                           -------                -------
                                                           (Dollars in thousands)

Cash and cash equivalents                                  $ 3,006                $ 4,440
Short-term investments                                       1,243                    155
Working capital                                              1,339                  3,706
Cash used by operating activities                           (1,286)                (1,355)
Cash provided (used) by investing activities                   542                    (17)
Cash provided by financing activities                        1,630                     40



        The Company has sufficient cash on-hand to finance current operations and does not anticipate requiring additional funding in excess of the current cash balances and cash flow generated from operations. If required, management believes additional funding will be available from financial institutions or NSA at satisfactory terms.




                    MARKET PRICE FOR COMMON STOCK; DIVIDENDS

MARKET INFORMATION

         The Corporation's Common Stock previously was quoted and traded on the Nasdaq National Market under the symbol "NSAI." On December 2, 1997, the Board of Directors resolved to terminate the listing of the Common Stock on the Nasdaq National Market and to approve listing on the OTC Bulletin Board. Termination of the Corporation's listing on the Nasdaq National Market became effective on March 16, 1998. As such, an established public trading market currently does not exist for the Common Stock, but a few brokers make a market from time to time over-the-counter. The following table sets forth the high and low bid quotations for the Common Stock as reported on the Nasdaq National Market and the OTC Bulletin Board, as applicable, for the periods indicated.

                                HIGH           LOW
                               -----         ------
FISCAL 1999
First Quarter                  1 1/2         1 1/4
Second Quarter                 1 1/2          43/64
FISCAL 1998
First Quarter                  2             1 9/16
Second Quarter                 2 7/32        1 7/16
Third Quarter                  2             1 1/4
Fourth Quarter                 1 1/2         1

FISCAL 1997
Third Quarter                  2 1/4         1 1/2
Fourth Quarter                 2 1/8           5/8


         On January 27, 1999 the last reported bid quotation Common Stock on the OTC Bulletin Board was $7/8 per share. This quotation was taken from the National Quotation Bureau Report with the quote supplied by the National Association of Securities Dealers, Inc. through the OTC Bulletin Board. The quotation represents an interdealer price without retail markup, markdown, or commission and may not necessarily represent an actual transaction. The Corporation publicly announced the cash consideration of $1 1/8 per share to be paid in lieu of the issuance of fractional shares pursuant to the Reverse Stock Split on November 13, 1998. On November 12, 1998, the last day before the announcement on which shares of the Common Stock were traded, the last reported bid quotation was $0.96875 per share.

TRANSACTIONS IN COMMON STOCK

         Neither the Corporation nor any of the officers, directors or affiliates have purchased or sold any shares of Common Stock in the last sixty
(60) days.


DIVIDENDS

         The Board of Directors has never declared dividends on the Common Stock and does not anticipate declaring cash dividends on the Common Stock in the foreseeable future. The Corporation's dividend policy will depend on its earnings, financial condition, and other factors deemed relevant by the Board of Directors. The Board of Directors presently intends to retain future earnings, if any, to finance the growth of the Corporation's business.

                            EXPENSES OF SOLICITATION

         The Corporation will pay the total expense of preparing, assembling, printing, and mailing proxies and proxy solicitation materials. It may be that, following the original solicitation, some further solicitation will be made by telephone or other communications with some shareholders. All such further solicitation will be made by officers and directors of the Corporation, who will not receive additional compensation for such activities.

                             SHAREHOLDER PROPOSALS

         Shareholders' proposals intended to be presented at the next annual meeting of shareholders must be received by the Corporation at its executive offices on or before June 30, 1999 to be included in the proxy statement and form of proxy relating to that meeting.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the 1934 Act requires the Corporation's officers and directors and persons who own more than 10% of a registered class of the Corporation's equity securities to file reports of ownership and changes in ownership with the SEC. Such officers, directors and shareholders are required by SEC regulations to furnish the Corporation with copies of all such reports that they file.

         Based solely on a review of copies of reports furnished to the Corporation, the Corporation believes that, during the fiscal year ended April 30, 1998, all persons subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis.

                                 OTHER MATTERS

         At the time of preparation of this Proxy Statement, the Board of Directors has not been informed and is not aware of any matters to be presented for action at the Meeting other than the matters listed in the Notice of Meeting included with this Proxy Statement. If any other matters should come before the Meeting, or any adjournment thereof, it is intended that the persons named in the enclosed proxy will have discretionary authority to vote on such matters according to their best judgment.

                   AVAILABILITY OF ANNUAL REPORT ON FORM 10-K


         A copy of the Corporation's Annual Report on Form 10-K, including the financial statements and schedules thereto, which is filed with the Securities and Exchange Commission, is available without charge upon written request to Stan C. Turk, Chief Financial Officer, NSA International, Inc., 4260 East Raines Road, Memphis, Tennessee 38118. Each such written request must set forth a good faith representation that as of the record date, February 3, 1999, the person making the request was a beneficial owner of shares of the Common Stock entitled to vote at the Meeting. Exhibits to the Form 10-K will also be supplied upon the written request to the Chief Financial Officer and payment the Corporation of its cost of furnishing the requested exhibits. The copy of the Form 10-K furnished without charge to the requesting shareholder will be accompanied by a list briefly describing all of the exhibits and indicating the cost of furnishing the exhibits.


                             ADDITIONAL INFORMATION

         The Corporation is subject to the informational requirements of the 1934 Act and in accordance therewith files reports, proxy statements, and other information with the SEC. Such reports, proxy statements, and other information can be inspected and copied at the public reference facilities of the SEC at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 and at the regional offices of the SEC located at 7 World Trade Center, 13th Floor, Suite 1300, New York, New York 10048 and Suite 1400, Citicorp Center, 14th Floor, 500 West Madison Street, Chicago, Illinois 60661. Copies of such materials can also be obtained at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549.

         This Proxy Statement includes information required by the SEC to be disclosed pursuant to Rule 13e-3 under the 1934 Act, which governs so called "going private" transactions by certain issuers or their affiliates. In accordance with that rule, the Corporation has filed with the SEC, under the 1934 Act, a Rule 13e-3 Transaction Statement with respect to the Reverse Stock Split. This Proxy Statement does not contain all of the information set forth in the Rule 13e-3 Transaction Statement, parts of which are omitted in accordance with the regulations of the SEC. The Rule 13e-3 Transaction Statement, and any amendments thereto, including exhibits filed as a part thereof, will be available for inspection and copying at the offices of the SEC as set forth above.

                         INDEX TO FINANCIAL INFORMATION


FINANCIAL STATEMENTS OF NSA INTERNATIONAL, INC. AND SUBSIDIARIES:

Report of Independent Certified Public Accounts ...............................................        F-1

Consolidated Balance Sheets as of April 30, 1998 ..............................................        F-2

Consolidated Statements of Operations for the Years Ended April 30, 1998, 1997 and 1996 .......        F-3

Consolidated Statements of Shareholders' Equity for the Years
         Ended April 30, 1998, 1997 and 1996 ..................................................        F-4

Consolidated Statements of Cash Flows for the Years Ended April 30, 1998, 1997 and 1996 .......        F-5

Notes to Consolidated Financial Statements ....................................................        F-6

Consolidated Balance Sheets as of October 31, 1998 (unaudited) and April 30, 1998 .............        F-16

Consolidated Statements of Operations for the Six Month Periods
         Ended October 31, 1998 and 1997 (unaudited) ..........................................        F-17

Consolidated Statements of Shareholders' Equity for the Six Month Periods
         Ended October 31, 1998 and 1997 (unaudited) ..........................................        F-18

Consolidated Statements of Cash Flows for the Six Month Periods
         Ended October 31, 1998 and 1997 (unaudited) ..........................................        F-19

Notes to Consolidated Financial Statements (unaudited).........................................        F-20

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Shareholders of NSA International, Inc.

We have audited the accompanying consolidated balance sheets of NSA International, Inc. and Subsidiaries (the "Company") as of April 30, 1998 and 1997 and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the three years in the period ended April 30, 1998. Our audits also included the financial statement schedule listed in the Index at Item 14. These financial statements and the financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and the financial statement schedule based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 7 to the financial statements, the Company is party to a significant number of transactions with National Safety Associates, Inc. ("NSA, Inc."), the shareholders of which own a majority of the Company's common stock.


In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of NSA International, Inc. and Subsidiaries as of April 30, 1998 and 1997 and the results of their operations and their cash flows for each of the three years in the period ended April 30, 1998 in conformity with generally accepted accounting principles.


Deloitte & Touche LLP

Memphis, Tennessee
July 17, 1998

NSA INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
APRIL 30, 1998 AND 1997
--------------------------------------------------------------------------------

ASSETS                                                                                          1998              1997
CURRENT ASSETS:
  Cash and cash equivalents                                                                $  2,121,058      $  5,771,563
  Short-term investments                                                                      1,509,004            10,754
  Receivables, net                                                                            3,078,385         2,972,636
  Refundable income taxes                                                                       304,000           690,000
  Inventories, net                                                                            6,587,848         7,104,869
  Deferred income taxes                                                                          15,000            32,000
  Notes receivable - short-term                                                                 414,000           550,000
  Other current assets                                                                          163,996           265,078
                                                                                           ------------      ------------

          Total current assets                                                               14,193,291        17,396,900

PROPERTY AND EQUIPMENT, At cost:
  Leasehold improvements                                                                         37,837           195,862
  Manufacturing equipment                                                                       456,062           455,850
  Office furniture and equipment                                                                890,906         1,043,222
  Data processing equipment                                                                     593,600           558,148
                                                                                           ------------      ------------
          Total                                                                               1,978,405         2,253,082
  Less accumulated depreciation and amortization                                             (1,381,910)       (1,326,684)
                                                                                           ------------      ------------

          Property and equipment, net                                                           596,495           926,398

LONG-TERM NOTES RECEIVABLE AND PREFERRED STOCK                                                2,079,303         2,945,007

OTHER ASSETS                                                                                  1,005,250         1,096,200
                                                                                           ------------      ------------

TOTAL ASSETS                                                                               $ 17,874,339      $ 22,364,505
                                                                                           ============      ============

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
  Amounts due to NSA, Inc.                                                                 $  9,291,356      $  7,793,387
  Accounts payable, trade                                                                       913,567           913,452
  Accrued sales commissions and allowances                                                      116,631           246,603
  Accrued compensation and expenses                                                           2,005,484         2,834,976
  Accrued sales returns                                                                          60,038           368,611
  Advance payments by dealers/distributors                                                       12,564            95,714
  Income taxes payable                                                                          321,000           656,000
  Other current liabilities                                                                     143,585           186,981
                                                                                           ============      ============

          Total current liabilities                                                          12,864,225        13,095,724

DEFERRED INCOME TAXES                                                                            15,000            32,000

OTHER LIABILITIES                                                                             1,114,608           929,518

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY:
  Common stock, $.05 par value, 100,000,000 shares authorized, 4,695,036 and 4,858,156
    shares outstanding at April 30, 1998 and 1997, respectively                                 234,752           242,908
  Additional paid-in capital                                                                 28,844,804        29,106,950
  Deficit                                                                                   (25,199,050)      (21,042,595)
                                                                                           ------------      ------------

          Total shareholders' equity                                                          3,880,506         8,307,263
                                                                                           ------------      ------------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                                 $ 17,874,339      $ 22,364,505
                                                                                           ============      ============

See notes to consolidated financial statements.

NSA INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
YEARS ENDED APRIL 30, 1998, 1997, AND 1996
--------------------------------------------------------------------------------

                                                           1998            1997            1996
NET REVENUES:
  Net sales                                            $ 22,213,226    $ 35,424,937    $ 70,831,868
  Dealer/distributor fee income                             835,116         682,374       2,318,464
                                                       ------------    ------------    ------------

          Total                                          23,048,342      36,107,311      73,150,332

COSTS AND EXPENSES:
  Dealer/distributor commissions and allowances          (2,626,047)     (7,472,932)    (28,082,083)
  Cost of products sold                                 (17,017,759)    (19,211,498)    (28,385,494)
  Operating expenses                                     (8,571,453)    (16,536,955)    (26,663,852)
  Licensing and management fees to NSA, Inc.               (119,510)       (500,873)     (1,597,737)
  Restructuring costs                                                    (3,000,000)
  Interest income, net                                      563,070         694,506         754,835
  Other income, net                                         301,902          88,913          11,514
                                                       ------------    ------------    ------------

          Total                                         (27,469,797)    (45,938,839)    (83,962,817)
                                                       ------------    ------------    ------------

LOSS BEFORE INCOME TAX BENEFIT                           (4,421,455)     (9,831,528)    (10,812,485)

INCOME TAX BENEFIT                                          265,000          22,000         103,000
                                                       ------------    ------------    ------------

NET LOSS                                               $ (4,156,455)   $ (9,809,528)   $(10,709,485)
                                                       ============    ============    ============

BASIC LOSS PER COMMON SHARE                            $      (0.87)   $      (2.02)   $      (2.20)
                                                       ============    ============    ============

WEIGHTED AVERAGE NUMBER OF COMMON
  SHARES OUTSTANDING                                      4,763,335       4,858,156       4,858,156
                                                       ============    ============    ============

TRANSACTIONS WITH NSA, INC. INCLUDED
  IN THE ABOVE:
    Net sales to NSA, Inc.                             $  8,774,000    $  9,361,000    $ 11,588,030
    Cost of products sold (purchased from NSA, Inc.)        288,000          45,596       1,162,501

See notes to consolidated financial statements.

NSA INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
YEARS ENDED APRIL 30, 1998, 1997, AND 1996
--------------------------------------------------------------------------------

                                                        Common Stock
                                              ----------------------------     Additional
                                                 Number                         Paid-in
                                               of Shares         Amount         Capital           Deficit       Total
BALANCES AT APRIL 30, 1995                      4,858,156    $    242,908    $ 21,197,616    $   (523,582)   $20,916,942
  Repurchase of common stock warrants                                              (1,186)                        (1,186)
  Net loss                                                                                    (10,709,485)   (10,709,485)
                                               ----------    ------------    ------------    ------------    -----------

BALANCES AT APRIL 30, 1996                      4,858,156         242,908      21,196,430     (11,233,067)    10,206,271
  Net loss                                                                                     (9,809,528     (9,809,528)
  Forgiveness of debt by NSA, Inc.                                              7,910,520                      7,910,520
                                               ----------    ------------    ------------    ------------    -----------

BALANCES AT APRIL 30, 1997                      4,858,156         242,908      29,106,950     (21,042,595)     8,307,263
  Net loss                                                                                     (4,156,455)    (4,156,455)
  Repurchase and retirement of common stock      (163,120)         (8,156)       (262,146)                      (270,302)
                                               ----------    ------------    ------------    ------------    -----------

BALANCES AT APRIL 30, 1998                      4,695,036    $    234,752    $ 28,844,804    $(25,199,050)   $ 3,880,506
                                               ==========     ===========    ============    ============    ===========


See notes to consolidated financial statements.

NSA INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED APRIL 30, 1998, 1997, AND 1996
--------------------------------------------------------------------------------

                                                                             1998            1997            1996
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                               $(4,156,455)   $ (9,809,528)   $(10,709,485)
  Adjustments to reconcile net loss to net cash used by operations:
    Non cash restructuring charges                                                           475,000
    Depreciation and amortization                                            265,570         562,441         977,014
    Provision for uncollectible notes receivable                           1,000,000       2,000,000
    Loss on sale or disposal of property and equipment                       141,420         214,473         132,401
    (Gain) loss on sale of short-term investments                                              2,293          (6,902)
    Change in deferred income taxes                                                                         (197,000)
    Recognition of deferred gain on notes receivable                         105,000
  Changes in assets and liabilities, net of the effects of the sale of significant assets of the Company, as discussed in Note 3:
      Receivables, net                                                      (105,749)     (1,133,143)        187,528
      Inventories                                                            517,021       3,128,289       2,005,948
      Other assets                                                          (147,968)        367,669         579,316
      Accounts payable, trade                                                    115      (1,643,079)        191,515
      Accrued sales returns                                                 (308,573)       (827,531)       (589,466)
      Advance payments by dealers/distributors                               (83,150)         (9,365)       (274,317)
      Accrued expenses, other                                               (959,464)     (3,180,169)     (2,368,413)
      Income taxes payable and refundable                                     51,000        (373,051)      2,137,400
      Other current liabilities                                              (43,396)       (254,319)         79,427
      Other liabilities                                                      185,090        (129,144)      1,000,000
                                                                         -----------    ------------    ------------

            Net cash used in operating activities                         (3,749,539)    (10,609,164)     (6,855,034)

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of short-term investments                                      (1,498,250)
  Proceeds from sale of short-term investments                                                               515,200
  Purchase of property and equipment                                         (77,087)        (39,831)       (532,941)
  Proceeds from sale of property and equipment                                                29,119          12,732
  Proceeds from principal payments on notes receivable and
    redemption of preferred stock                                            446,704         755,912         500,000
                                                                         -----------    ------------    ------------

            Net cash provided by (used in) by investing activities        (1,128,633)        745,200         494,991

CASH FLOWS FROM FINANCING ACTIVITIES:
  Repurchase of common stock and warrants                                   (270,302)                         (1,186)
  Advances from (to) NSA, Inc.                                             1,497,969       6,880,757        (487,317)
                                                                         -----------    ------------    ------------

            Net cash provided by (used in) financing activities            1,227,667       6,880,757        (488,503)
                                                                         -----------    ------------    ------------

NET DECREASE IN CASH AND CASH EQUIVALENTS                                 (3,650,505)     (2,983,207)     (6,848,546)

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                               5,771,563       8,754,770      15,603,316
                                                                         -----------    ------------    ------------

CASH AND CASH EQUIVALENTS, END OF YEAR                                   $ 2,121,058    $  5,771,563    $  8,754,770
                                                                         ===========    ============    ============

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Interest paid                                                          $       Nil    $        Nil    $      3,381
  Income taxes refunded, net                                                 162,000             Nil       2,045,400


SUPPLEMENTAL SCHEDULE OF NON CASH INVESTING AND FINANCING ACTIVITIES:
  See discussion of non cash investing and financing activities at Notes 3 and 7.

See notes to consolidated financial statements.

NSA INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED APRIL 30, 1998, 1997, AND 1996
--------------------------------------------------------------------------------

1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      BUSINESS - NSA International, Inc. and Subsidiaries (the "Company") sells products which include air and water filtration products, an in-home carbonation appliance, and a line of nutritional supplement products. The products are distributed through the Company's third-party licensees ("Master Distributors") and its direct multi-level marketing network outside the United States and through National Safety Associates, Inc.'s ("NSA, Inc.") United States direct multi-level marketing network. Also see
      Note 3.

      BASIS OF CONSOLIDATION - The accompanying consolidated financial statements include the accounts of the Company and all subsidiaries. All significant intercompany accounts and transactions have been eliminated.

      CASH AND CASH EQUIVALENTS - Certificates of deposit and other debt instruments with a maturity of three months or less from the date of purchase are considered to be cash equivalents.

      SHORT-TERM INVESTMENTS - Short-term investments consist of certificates of deposit, municipal bonds, and corporate bonds which are classified as trading securities. The investments are stated at market.

      CONCENTRATION OF CREDIT RISK AND FAIR VALUE OF FINANCIAL INSTRUMENTS - Financial instruments which potentially subject the Company to concentrations of credit risk consist of cash equivalents, short-term investments, foreign exchange forward contracts, receivables, including notes receivable, and preferred stock. Substantially all cash and cash equivalents were deposited with major banks covered with only a nominal amount of government provided insurance. Short-term investments are limited to investment grade bonds or to certificates of deposit with major banks. The counterparties to foreign exchange forward contracts are limited to major commodity exchanges. The Company continually evaluates the financial viability and reputation of each financial institution and exchange. Regarding receivables and preferred stock, management believes credit risk beyond that already provided for is limited due to geographic dispersion and, for notes receivable and preferred stock, collateral backing. Regarding the Company's financial instruments, management believes that their recorded value, after consideration of related allowances, approximates their fair value.

      INVENTORIES - Inventories are stated at the lower of cost (first-in, first-out basis) or market and consisted of the following at April 30, 1998 and 1997:

                                                           1998           1997
         Raw materials                                 $ 2,040,031    $ 1,784,662
         Finished goods                                  5,778,977      5,615,235
         Accessories                                       756,425        806,704
                                                       -----------    -----------
                   Total at cost                         8,575,433      8,206,601
         Reserve for excess and obsolete inventories    (1,987,585)    (1,101,732)
                                                       -----------    -----------

                   Inventories, net                    $ 6,587,848    $ 7,104,869
                                                       ===========    ===========

      PROPERTY AND EQUIPMENT - Property and equipment are recorded at cost. Depreciation of property and equipment is principally computed by the straight-line method over the estimated useful lives of the assets, which range as follows:

        Office furniture and equipment                   2 to 7 years
        Leasehold improvements                           3 to 10 years
        Manufacturing equipment                          3 to 7 years
        Data processing equipment                        5 years

      Maintenance and repairs are charged to expense as incurred; major renewals are capitalized. Gains or losses on retirement or disposition are charged to income and respective costs and accumulated depreciation are eliminated.

      FOREIGN CURRENCY TRANSLATION AND FOREIGN EXCHANGE FORWARD CONTRACTS - The Company's functional currency is the U.S. dollar; therefore, the foreign subsidiaries remeasure monetary assets and liabilities at year-end exchange rates and inventory, property, equipment, and non-monetary assets and liabilities at historical rates. Income and expense accounts are translated at the exchange rates in effect on the day of the transaction, except for depreciation, which is translated at historical rates. Gains and losses resulting from foreign currency transactions (transactions denominated in a currency other than the U.S. dollar) are included in net income in the period incurred.

      The Company attempts to reduce the effects of fluctuations in foreign currency exchange rates associated with certain aspects of these investments, principally the monetary assets and liabilities of the Company's foreign subsidiaries, by buying or selling foreign exchange forward contracts in manners which will generally replicate the effects which would occur if related options had been purchased. The size of positions held vary based principally on the Company's net position of monetary assets and liabilities and on the duration and magnitude of the current foreign exchange trend in effect. Management believes this practice will partially hedge the effects of foreign currency fluctuations on the Company's financial statements, but of course cannot assure that this objective will be met. Fair values of the foreign exchange forward contracts are estimated using quoted market prices of these or comparable instruments; related gains and losses on these contracts, as well as the foreign exchange gains and losses resulting from translation of the financial statements of the Company's foreign subsidiaries, are recognized in other income or expense. Within the definitions contained in Statement of Financial Accounting Standards No. 119, management considers these contracts to be held for purposes other than trading.

      As discussed in Note 3, in fiscal 1997 the Company sold its remaining significant foreign operations to certain investor groups. Due to these sales, the Company's foreign subsidiaries now have substantially lower monetary asset and liability positions. Accordingly, the Company's positions taken with respect to foreign exchange forward contracts have been substantially reduced as well.

      At April 30, 1998, the Company had foreign currency contracts to sell forward the dollar equivalent of $1,138,000 of Swiss francs and Canadian dollars, and to buy forward the dollar equivalent of $1,869,000 of Deutsche marks and British pounds. These contracts generally mature within one year and have aggregate unrealized gains of approximately $17,000, which is included in net income. Margin deposits for these contracts total $41,000 and are included in other current assets. At April 30, 1997, the Company was not a party to any foreign exchange forward contracts and therefore had no unrealized gains or losses or margin deposits related thereto as of that date.

      The foreign currency translation gains, net of the effects of foreign exchange forward transactions, for the years ended April 30, 1998, 1997, and 1996 totalled approximately $100,000, $140,000, and $460,000, respectively.

      OTHER ASSETS - Other assets primarily represent the cash surrender value of officers' life insurance policies.

      OTHER LIABILITIES - Other liabilities principally represent amounts accrued for the excess of future rent expense over estimated sublease income for two leases, as discussed in Note 5.

      REVENUE RECOGNITION - Revenues from product sales are recognized upon shipment of product. Provision for estimated sales returns is recorded based on historical returns rates and current business conditions.

      INCOME TAXES - Deferred income taxes are recorded to reflect the tax consequences on future years of differences between the tax bases of assets and liabilities and their financial reporting amounts.

      LOSS PER SHARE - Basic loss per common share has been computed by dividing net loss by the weighted average number of common shares outstanding. The adoption of Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings Per Share," had no effect on amounts presented, as no potentially dilutive securities were outstanding for the years ended April 30, 1998, 1997, and 1996.

      NEW ACCOUNTING PRONOUNCEMENT - The Company has not yet adopted SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," but will be required to do so for the fiscal year ending April 30, 1999. Management has not yet determined the effects, if any, adoption of this statement will have on information presented in Note 8.

      USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2.    RECEIVABLES

      Accounts receivable, trade represents amounts due from the Company's third-party licensees and from customers of the Company's domestic subsidiaries. Receivables consisted of the following at April 30, 1998 and 1997:


                                                              1998          1997
         Accounts receivable, trade                       $ 1,685,913    $2,779,995
         Fees and interest due from Master Distributors     1,173,372
         VAT and other miscellaneous taxes                    299,100
         Other accounts receivable                                          155,136
         Amounts due under revolving credit agreements                       82,767
         Less amounts due to dealer/distributors                            (45,262)
                                                          -----------    ----------
                   Total                                    3,158,385     2,972,636
         Less allowance for doubtful accounts                 (80,000)
                                                          -----------    ----------

                   Receivables, net                       $ 3,078,385    $2,972,636
                                                          ===========    ==========


3.    DISPOSALS, NOTES RECEIVABLE, AND PREFERRED STOCK


      During the second quarter of 1997, the Company completed two dispositions in which it sold its operating rights and certain fixed assets in Germany, Switzerland, and Austria to an unrelated group of investors and sold similar assets of Belgium, Holland, and the United Kingdom to a separate unrelated group of investors (collectively, the "Buyers"). Consideration was received in the form of notes receivable which provide for annual payments of principal and interest over the next six and seven years. As the rates on the notes are substantially less than current market rates, these notes were discounted to a present value of $1,510,000 using the then-current U.S. Prime rate of 8.25%. The European operations had been unprofitable, having incurred losses for the three consecutive years prior to the sale. The Buyers are thinly capitalized and did not make a down payment at closing. These operations represent stand-alone operations and are not part of any other businesses or operations. At the time of the transaction, it was understood that the Buyers' ability to pay the notes was contingent on their ability to generate favorable results of operations, however, legally, the notes are not contingent on the results of operations. Given the absence of cash received at closing, the history of losses, and the Buyers' thin capitalization, the gain on the sales of $630,000 was deferred. This deferred gain is offset against the related notes receivable on the accompanying balance sheet and will be ratably recognized by the Company as the notes are collected. The notes receivable are secured by liens on substantially all fixed assets, inventories, and accounts receivable of the Buyers. These dispositions obligate the Buyers to assume responsibilities for future multi-level direct selling operations in these countries. Collections of $250,000 have been received on the notes since closing and note payments are current as of April 30, 1998.


      As of the close of business on April 30, 1996, the Company sold certain inventories, fixed assets, and prepaid expenses of National Safety Associates, Ltd. (NSA Canada or the "Seller") to a group of investors (the "Buyer"), which included certain members of the Seller's management. In conjunction with the acquisition, the Buyer has assumed responsibility for future multi-level direct selling operations in Canada, with the Company continuing to sell certain goods at market prices and provide certain administrative and marketing support for a monthly fee. Consideration was received in the form of a note receivable totalling $740,495, which approximated the net book value of the assets sold. The note receivable bears interest at 8.25% per annum and is secured by liens on substantially all fixed assets, inventories, and accounts receivable of the Buyer.

      At April 30, 1998, the balance of the Polymer's (a former manufacturing subsidiary) note receivable and preferred stock was $3,530,000 reduced by the allowance of $2,360,000, resulting in a net carrying value of $1,170,000. Polymers has not generated cash flows or profitable operations since inception. Because of the concerns about collectibility of the original notes and the financial stability of Polymers, during the third quarter of fiscal 1998, the Company accepted preferred stock with a face amount of $2,190,000 and a note receivable with a face amount of $1,500,000 as consideration for its cancellation of a note receivable with outstanding principal and interest balances totalling $4,190,000. The Company obtained 4% cumulative non-voting preferred stock, redeemable at varying rates through 2005 based on certain criteria, including the Company's level of purchases, and obtained a note receivable bearing interest at 9% per annum and secured by certain inventories, receivables, and machinery and equipment of the investor group's company. The net book value, after consideration of amounts previously reserved as uncollectible, of the cancelled note receivable is considered to approximate the fair value of consideration received; therefore, no significant gain or loss resulted therefrom.

      The reserve for uncollectible items of $2,360,000 is based on management's estimate of the fair value of the preferred stock and new note, which was based in part on a proposed refinancing arrangement subsequent to year end, Polymer's history of operating losses, and Polymer's inability to make note payments. Since the sale of Polymers, approximately $460,000 of the $810,000 note reductions, excluding write-offs, have come in the form of minimum purchase commitment shortfall penalties. The minimum purchase commitment expired in January, 1998. The expiration of the minimum purchase commitment and Polymer's deteriorating financial condition necessitated the establishment of the reserve. Polymers ability to pay the notes receivable is contingent on its ability to generate favorable results of operations or obtain other financing.




      Principal payments on notes receivable and redemptions on preferred stock relating to the above and prior dispositions are scheduled to be received as follows:

         1999                                                       $   414,000
         2000                                                           434,798
         2001                                                           478,206
         2002                                                           445,906
         2003                                                           235,490
         Thereafter                                                   3,373,544
                                                                    -----------
                   Total                                              5,381,944
         Less:
           Allowance for uncollectible items                         (2,363,641)
           Deferred gain                                               (525,000)
           Short-term notes receivable                                 (414,000)
                                                                    -----------

                   Long-term notes receivable and preferred stock   $ 2,079,303
                                                                    ===========

      Based on their rates of interest, security, and other characteristics, and after consideration of the recorded allowance for uncollectible items, management believes the recorded values of the notes receivable approximate their fair values.

4.    INCOME TAXES

      The Company and its domestic subsidiaries file a consolidated federal income tax return. The Company's foreign subsidiaries file separate returns in the respective countries of domicile.

      The components by region of loss before income taxes are as follows:

                               1998           1997            199
         U.S.              $(1,908,547)   $(2,226,036)   $   (208,892)
         Foreign            (2,512,908)    (7,605,492)    (10,603,593)
                           -----------    -----------    ------------

                   Total   $(4,421,455)   $(9,831,528)   $(10,812,485)
                           ===========    ===========    ============

      The components of the income tax benefit are as follows:

                                1998       1997         1996
         Current:
           Federal                       $ 22,000    $ (62,000)
           Foreign            $265,000                 (32,000)
                              --------   --------    ---------
                   Total       265,000     22,000      (94,000)
         Deferred - foreign                            197,000
                              --------   --------    ---------

                   Total      $265,000   $ 22,000    $ 103,000
                              ========   ========    =========

      A reconciliation of the Company's actual income taxes for the years ended April 30, 1998, 1997, and 1996 to that obtained by applying the U.S. federal statutory income tax rate against pre-tax income is as follows:

                                                     1998           1997           1996
         Federal income tax benefit, at U.S.
           federal statutory rate                $ 1,503,000    $ 3,342,720    $ 3,676,000
         Effect of unused net operating losses    (1,238,000)    (3,265,867)    (3,579,000)
         Other differences                                          (54,853)         6,000
                                                 -----------    -----------    -----------

                   Income tax benefit            $   265,000    $    22,000    $   103,000
                                                 ===========    ===========    ===========


      Deferred income taxes reflect the net tax effects of (a) temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and (b) operating loss and tax credit carryforwards. The tax effects of significant items comprising the Company's deferred taxes as of April 30, 1998 and 1997 are as follows:

                                                                                1998           1997
         Deferred tax assets:
           Reserves not currently deductible                                $   826,000    $ 1,280,000
           Uniform capitalization of inventory                                   54,000         69,000
           Operating loss carryforwards                                       3,842,000        884,000
                                                                            -----------    -----------
                   Total                                                      4,722,000      2,233,000
         Valuation allowance                                                 (4,707,000)    (2,201,000)
                                                                            -----------    -----------
                   Total deferred tax asset                                      15,000         32,000
         Deferred tax liabilities - net foreign currency translation gain        15,000         32,000
                                                                            -----------    -----------

                   Net deferred tax asset (liability)                       $       NIL    $       NIL
                                                                            ===========    ===========

      The Company has net operating loss carryforwards totalling approximately $10,977,000 which are available for future reductions of income taxes in the United States and which expire in 2017. The Company also has substantial net operating loss carryforwards available in various other countries. However, due to the sale of certain operating assets and operating rights as discussed in Note 3, management does not expect to be able to utilize the remaining foreign net operating loss carryforwards. Giving effect to this expectation, the Company now considers only operating loss carryforwards of the United States to qualify for deferred tax asset recognition. This change had the effect of reducing each of the deferred tax asset and the related offsetting valuation allowance by approximately $5,750,000 as of April 30, 1997.

      The valuation allowance of $4,707,000 and $2,201,000 in 1998 and 1997, respectively, has been provided because it is more likely than not that a substantial portion of the deferred tax assets will not be realized. The valuation allowance increased by $2,506,000 in 1998 and decreased by $4,825,000 in 1997.

5.    LEASES

      The Company leases office and warehouse space in the U.K. under two noncancellable operating leases expiring in 2013 and 2016. In October 1995, the Company abandoned the locations and signed a sublease agreement with an unrelated party for one of the locations. The other location is subleased on a month-to-month basis. A loss of approximately $1,000,000, representing the excess of future rent expense over estimated sublease income discounted at 8%, was recognized in the second quarter of fiscal 1996.

      The Company is currently leasing warehouse and office space under numerous other non-cancelable operating leases. Lease terms generally range from one to twenty-five years with options to renew at varying terms. Rent expense under operating leases totalled approximately $1,386,928, $1,770,351, and $1,684,153 for the years ended April 30, 1998, 1997, and
      1996, respectively. In 1998 and 1997, the Company received sublease rentals of $757,623 and $52,859, respectively.

      The future minimum lease payments and related sublease payments receivable under these agreements are as follows:

                                  Minimum      Sublease
                                   Lease       Payments
         Year Ending April 30     Payments    Receivable
         1999                   $ 1,315,752   $  657,375
         2000                     1,090,801      513,031
         2001                       529,644      200,496
         2002                       529,644      200,496
         2003                       529,644      200,496
         Thereafter               6,585,458    4,646,070
                                -----------   ----------

               Total            $10,580,942   $6,417,964
                                ===========   ==========

6.    EMPLOYEE BENEFITS PLAN

      The Company's domestic subsidiaries participate in NSA, Inc.'s defined contribution plan to provide full-time employees, with a minimum of 1,000 hours of service and who are employed at year-end, with additional income upon retirement or termination. The Company may elect to make annual contributions to the plan equal to a discretionary percentage of the participant's annual salary, to the extent the participant's salary does not exceed $150,000, as defined. The Company made no contributions to the plan during 1998, 1997, and 1996.

7.    TRANSACTIONS WITH NSA, INC.

      At April 30, 1998 NSA, Inc. owns 2,336,180 shares of the Company. Four of the shareholders of NSA, Inc. also serve as directors of the Company.

      The Company sells nutritional supplement products, air treatment systems, in-home beverage appliances, and certain water filtration product components to NSA, Inc. The Company purchases certain water filtration products and certain related accessory products from NSA, Inc. The Company is party to licensing and management agreements with NSA, Inc. that provide for fees payable to NSA, Inc. equal to a percentage of sales and/or allocation of certain costs incurred by NSA, Inc. in providing management and administrative services. Costs incurred by NSA, Inc. in providing management and administrative services include general management, financial reporting, benefits administration, insurance, information-systems, and other miscellaneous services. These allocations are based primarily on the percentage of sales of each company to total sales of both. Management believes that these allocations were made on a reasonable basis. However, the allocations are not necessarily indicative of the level of expenses that might have been incurred had the Company operated on a stand-alone basis. Management has not made a study or any attempt to obtain quotes from third parties to determine what the cost of obtaining such services from third parties would have been.

      NSA, Inc. has also provided funding on a payable upon demand and non-interest bearing basis for equipment purchases and working capital.

      NSA, Inc. also guarantees the terms and obligations of the Company's two U.K. operating leases which are discussed in Note 5. The annual rental payments total approximately $500,000, excluding the sublease rentals.

      On July 9, 1996, the Board of Directors of NSA, Inc. made a $7,910,520 capital contribution to the Company in the form of forgiveness of amounts due from certain direct selling subsidiaries of NSA International.

8.    GEOGRAPHIC SEGMENT DATA AND MAJOR CUSTOMERS

      Financial information, summarized by geographic area, is as follows:

         Year Ended April 30, 1998             United States   Canada/Mexico     Europe       Eliminations   Consolidated
         Total revenues:
           Unaffiliated customers              $  2,404,900                   $ 11,870,395                   $14,275,295
           Sales to NSA, Inc.                     8,773,047                                                    8,773,047
           Interarea sales                          984,165                                  $   (984,165)
                                               ------------                   ------------   ------------    -----------

                   Total                       $ 12,162,112                   $ 11,870,395   $   (984,165)   $23,048,342
                                               ============                   ============   ============    ===========

         Loss before income taxes              $  1,908,547    $   (53,390)   $  2,566,298                   $ 4,421,455
                                               ============    ===========    ============                   ===========

         Identifiable assets                   $ 23,562,802    $ 2,137,318    $  8,120,646   $(15,978,003)   $17,842,763
                                               ============    ===========    ============   ============    ===========

         Corporate assets                                                                                         31,576
                                                                                                             -----------

                   Total assets                                                                              $17,874,339
                                                                                                             ===========

         Depreciation and amortization expense $     32,875                   $    232,695                   $   265,570
                                               ============                   ============                   ===========

         Capital expenditures                  $      3,567                   $     73,520                   $    77,087
                                               ============                   ============                   ===========

         Year Ended April 30, 1997               United States   Canada/Mexico    Europe       Eliminations   Consolidated
         Total revenues:
           Unaffiliated customers                $  5,406,373                  $ 21,339,226                    $ 26,745,599
           Sales to NSA, Inc.                       9,361,712                                                     9,361,712
           Interarea sales                          2,126,976                                  $  (2,126,976)
                                                 ------------                  ------------    -------------   ------------

                   Total                         $ 16,895,061                  $ 21,339,226    $  (2,126,976)  $ 36,107,311
                                                 ============                  ============    =============   ============

         Loss before income taxes                $ (2,226,036)   $     105,165 $ (7,710,657)                   $ (9,831,528)
                                                 ============    ============= ============                    ============

         Identifiable assets                     $ 24,846,365    $   2,746,729 $  9,295,773    $ (14,809,078)  $ 22,079,789
                                                 ============    ============= ============    =============   ============

         Corporate assets                                                                                           284,716
                                                                                                               ------------

                   Total assets                                                                                $ 22,364,505
                                                                                                               ============

         Depreciation and amortization expense   $     91,241                  $    471,200                    $    562,441
                                                 ============                  ============                    ============

         Capital expenditures                    $      2,169                  $     37,662                    $     39,831
                                                 ============                  ============                    ============


         Year Ended April 30, 1996               United States   Canada/Mexico    Europe       Eliminations   Consolidated
         Total revenues:
           Unaffiliated customers                $  3,459,376    $ 4,805,151   $ 53,297,775                   $ 61,562,302
           Sales to NSA, Inc.                      11,588,030                                                   11,588,030
           Interarea sales                          3,455,008                                  $ (3,455,008)
                                                 ------------    -----------   ------------    ------------   ------------

                   Total                         $ 18,502,414    $ 4,805,151   $ 53,297,775    $ (3,455,008)  $ 73,150,332
                                                 ============    ===========   ============    ============   ============

         Loss before income taxes                $   (208,892)   $    14,902   $(10,618,495)                  $(10,812,485)
                                                 ============    ===========   ============                   ============

         Identifiable assets                     $ 21,238,400    $ 2,174,434   $ 17,442,971    $ (9,807,542)  $ 31,048,263
                                                 ============    ===========   ============    ============

         Corporate assets                                                                                          225,728
                                                                                                              ------------

                   Total assets                                                                               $ 31,273,991
                                                                                                              ============

         Depreciation and amortization expense   $    134,714    $    56,981   $    785,319                   $    977,014
                                                 ============    ===========   ============                   ============

         Capital expenditures                                    $    27,815   $    505,126                   $    532,941
                                                                 ===========   ============                   ============


      In addition to NSA, Inc., the Company had one major customer in 1998, accounting for 17% of the Company's total revenue. Another major customer accounted for 10% of the Company's total revenue in 1997.

9.    LITIGATION, COMMITMENTS, AND OTHER CONTINGENCIES

      The Company is party to various claims and matters of litigation that arise in the normal course of business. Management believes the resolution of these matters will not have a material adverse effect on the results of operation or the financial condition of the Company.

      The Company has an employment contract with certain officers. Remaining minimum commitments under the agreements total approximately $395,000 at April 30, 1998.

      The Company has an unused $5,000,000 line of credit at prime which expires August 31, 1998.

10.   RESTRUCTURING CHARGES

      During the first quarter of 1997, the Company announced its decision to close its European headquarters. Accordingly, a restructuring charge totalling $3,000,000 was reflected during the first quarter of fiscal 1997. As of April 30, 1997, the restructuring reserve was fully utilized as follows: $475,000 to writedown fixed assets to net realizable value; $1,125,000 to write-off certain sales materials which are obsolete as a result of the restructuring; $425,000 to recognize costs associated with early terminations of leases; $500,000 to recognize termination costs of certain employees; and $475,000 for salary and other shutdown expenses related to the restructuring.

11.   STOCK OPTION PLAN

      On February 18, 1997, the Board of Directors of the Company approved the adoption of the NSA International, Inc. 1997 Incentive and Non-Qualified Stock Option Plan (the "Plan"). Under the terms of the Plan, options on up to 500,000 shares of the Company's common stock may be issued to eligible officers, directors, and key employees of the Company and its subsidiaries, as well as advisors and consultants thereto. Vesting provisions, exercise price, and duration of the options shall be as determined by the Plan committee, which will consist of at least two directors of the Company; in no event, however, will the exercise price be below fair market value of the Company's common stock at the date of grant, nor will the duration of the options exceed ten years from date of grant. No stock options may be issued under the Plan after the expiration of ten years from the date the Plan becomes effective, and in no event after November 30, 2007. Options on 250,000 of the Company's shares have been issued under the Plan as of April 30, 1998. No compensation expense resulted from the issuance of the options as their exercise price equaled the quoted market price of the Company's stock on the date of grant. These options are not potentially dilutive securities, as the Company has an arrangement with NSA, Inc. pursuant to which NSA, Inc. will sell shares to the Company at the option exercise price.

12.   QUARTERLY RESULTS (UNAUDITED)

                                       1st Quarter    2nd Quarter    3rd Quarter    4th Quarter
       Year ended April 30, 1998:
         Total revenues                $ 6,546,608    $ 5,543,726    $ 5,237,708    $ 5,720,300
         Gross margin                    1,905,327      1,287,286      1,651,160      1,186,810
         Net loss                         (487,081)      (947,749)      (632,309)    (2,089,316)
         Basic loss per common share         (0.10)         (0.20)         (0.13)         (0.44)

                                       1st Quarter     2nd Quarter    3rd Quarter    4th Quarter
       Year ended April 30, 1997:
         Total revenues                $ 13,609,726    $ 9,441,997    $ 7,433,358    $ 5,622,230
         Gross margin                     7,645,498      4,400,138      2,523,467      2,326,710
         Net loss                        (4,507,001)      (854,312)    (1,440,409)    (3,007,806)
         Basic loss per common share          (0.93)         (0.17)         (0.30)         (0.62)

      SIGNIFICANT FOURTH QUARTER ADJUSTMENTS - During the fourth quarters of fiscal 1998 and 1997, the Company wrote down the value of certain notes receivable by $1,000,000 and $2,000,000, respectively, to reflect the estimated collectible amounts. These writedowns were reflected as operating expenses in the accompanying financial statements.

13.   SUBSEQUENT EVENT

      Effective May 31, 1998, the Company closed its offices in France. These operations had total revenues of less than $400,000 during the year ended April 30, 1998, and costs incurred relating to the closure were not significant.

                                     *******

NSA INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (UNAUDITED)
--------------------------------------------------------------------------------

                                                                        OCTOBER 31,            APRIL 30,
                                                                           1998                  1998
                                                                       ------------          ------------
ASSETS

CURRENT ASSETS:
  Cash and cash equivalents                                            $  3,006,307          $  2,121,058
  Short-term investments                                                  1,242,685             1,509,004
  Receivables, net                                                        4,035,602             3,078,385
  Refundable income taxes                                                                         304,000
  Inventories                                                             6,640,905             6,587,848
  Deferred income taxes                                                      15,000                15,000
  Notes receivable - short-term                                             551,000               414,000
  Other current assets                                                       92,333               163,996
                                                                       ------------          ------------
          Total current assets                                           15,583,832            14,193,291

PROPERTY AND EQUIPMENT, At cost:
  Leasehold improvements                                                     37,838                37,837
  Manufacturing equipment                                                   456,062               456,062
  Office furniture and equipment                                            384,178               890,906
  Data processing equipment                                                  57,555               593,600
                                                                       ------------          ------------
          Total                                                             935,633             1,978,405
  Less accumulated depreciation and amortization                           (792,073)           (1,381,910)
                                                                       ------------          ------------
          Property and equipment, net                                       143,560               596,495

NOTES RECEIVABLE - LONG-TERM                                              2,368,240             2,079,303

OTHER ASSETS                                                                914,813             1,005,250
                                                                       ------------          ------------
TOTAL ASSETS                                                           $ 19,010,445          $ 17,874,339
                                                                       ============          ============

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
  Amounts due to NSA, Inc.                                             $ 10,921,503          $  9,291,356
  Accounts payable, trade                                                   526,902               913,567
  Accrued sales commissions and allowances                                   80,380               116,631
  Accrued compensation and expenses                                       2,229,165             2,005,484
  Accrued sales returns                                                      41,319                60,038
  Advance payments by dealers/distributors                                   16,383                12,564
  Income taxes payable                                                      269,000               321,000
  Other current liabilities                                                 160,306               143,585
                                                                       ------------          ------------
          Total current liabilities                                      14,244,958            12,864,225

DEFERRED INCOME TAXES                                                        15,000                15,000

OTHER LIABILITIES                                                         1,042,453             1,114,608

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY:
  Common stock, $.05 par value, 100,000,000 shares authorized,
    4,695,036 shares issued and outstanding                                 234,752               234,752
  Additional paid-in capital                                             28,844,804            28,844,804
  Deficit                                                               (25,371,522)          (25,199,050)
                                                                       ------------          ------------
          Total shareholders' equity                                      3,708,034             3,880,506
                                                                       ------------          ------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                             $ 19,010,445          $ 17,874,339
                                                                       ============          ============


See notes to consolidated financial statements.

NSA INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
--------------------------------------------------------------------------------

                                                               THREE MONTHS                        SIX MONTHS
                                                             ENDED OCTOBER 31,                  ENDED OCTOBER 31,
                                                       ----------------------------      ------------------------------
                                                           1998             1997              1998              1997
                                                       -----------      -----------      ------------      ------------
NET REVENUES:
  Net sales                                            $ 6,442,320      $ 5,347,038      $ 13,300,199      $ 11,688,372
  Dealer/distributor fee income                            241,391          196,688           497,940           401,962
                                                       -----------      -----------      ------------      ------------
          Total                                          6,683,711        5,543,726        13,798,139        12,090,334

COSTS AND EXPENSES:
  Dealer/distributor commissions and allowances           (421,250)        (580,367)       (1,149,469)       (1,181,236)
  Cost of products sold                                 (4,835,200)      (4,256,440)       (9,536,245)       (8,897,721)
  Operating expenses                                    (1,539,508)      (1,876,581)       (3,340,487)       (3,938,339)
  Licensing and management fees to NSA, Inc.               (12,535)         (22,736)          (43,675)          (57,962)
  Interest income, net                                      85,894          190,151           179,227           348,677
  Other income (expense), net                               55,281           54,498           (79,962)          201,417
                                                       -----------      -----------      ------------      ------------
          Total                                         (6,667,318)      (6,491,475)      (13,970,611)      (13,525,164)
                                                       -----------      -----------      ------------      ------------

NET INCOME (LOSS)                                      $    16,393      $  (947,749)     $   (172,472)     $ (1,434,830)
                                                       ===========      ===========      ============      ============
INCOME (LOSS) PER COMMON SHARE                         $       Nil          $ (0.20)     $      (0.04)     $      (0.30)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES
  OUTSTANDING                                            4,695,036        4,855,656         4,695,036         4,856,906

TRANSACTIONS WITH NSA, INC. INCLUDED IN THE ABOVE:
  Net sales to NSA, Inc.                               $ 3,206,000      $ 2,188,000      $  6,185,000      $  4,262,000
  Cost of products sold (purchased from NSA, Inc.)          49,971          127,638           226,062           151,928


See notes to consolidated financial statements.

NSA INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
SIX MONTH PERIODS ENDED OCTOBER 31, 1998 AND 1997 (UNAUDITED)
--------------------------------------------------------------------------------


                                                        COMMON STOCK
                                                 --------------------------       ADDITIONAL
                                                  NUMBER                           PAID-IN
                                                 OF SHARES         AMOUNT          CAPITAL           DEFICIT           TOTAL
                                                 ---------      -----------      ------------     -------------     -----------
BALANCE AT APRIL 30, 1997                        4,858,156      $   242,908      $ 29,106,950      $(21,042,595)     $8,307,263
  Net loss                                                                                           (1,434,830)     (1,434,830)
  Repurchase and retirement of common stock         (2,500)            (125)             (755)                             (880)
                                                 ---------      -----------      ------------     -------------     -----------
BALANCE AT OCTOBER 31, 1997                      4,855,656      $   242,783      $ 29,106,195       (22,477,425)    $ 6,871,553
                                                 =========      ===========      ============     =============     ===========
BALANCE AT APRIL 30, 1998                        4,695,036      $   234,752      $ 28,844,804      $(25,199,050)     $3,880,506
  Net loss                                                                                             (172,472)       (172,472)
                                                 ---------      -----------      ------------     -------------     -----------
BALANCE AT OCTOBER 31, 1998                      4,695,036      $   234,752      $ 28,844,804     $ (25,371,522)    $ 3,708,034
                                                 =========      ===========      ============     =============     ===========


See notes to consolidated financial statements.

NSA INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
SIX MONTH PERIODS ENDED OCTOBER 31, 1998 AND 1997 (UNAUDITED)
--------------------------------------------------------------------------------

                                                                                                    OCTOBER 31,      OCTOBER 31,
                                                                                                        1998             1997
                                                                                                    -----------      -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                                                          $  (172,472)     $(1,434,830)
  Adjustments to reconcile net loss to net cash provided (used) by operations:
    Loss on sales of property and equipment                                                              87,096              459
    Depreciation and amortization                                                                        90,255          135,967
    Recognition of deferred gain                                                                       (105,000)
    Changes in assets and liabilities, net of the effects of disposals, as discussed in Note 4:
      Receivables, net                                                                                 (957,218)        (402,567)
      Inventories                                                                                      (317,791)       1,208,906
      Other current assets                                                                              162,100          (94,932)
      Accounts payable                                                                                 (386,664)        (180,230)
      Liability for sales returns                                                                       (18,719)        (322,941)
      Advance payments by dealers/distributors                                                            3,819          (18,677)
      Accrued expenses                                                                                  131,594         (628,318)
      Income taxes payable and refundable                                                               252,000           64,121
      Other liabilities                                                                                 (55,434)         317,899
                                                                                                    -----------      -----------

            Net cash used in operating activities                                                    (1,286,434)      (1,355,143)

CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from (purchase of) short-term investments                                                    266,319         (144,636)
  Purchases of property and equipment                                                                   (28,247)         (73,022)
  Proceeds from receipt of notes receivable                                                             241,519          200,723
  Proceeds from sale of property and equipment                                                           61,945
                                                                                                    -----------      -----------

            Net cash provided by (used in) investing activities                                         541,536          (16,935)

CASH FLOWS FROM FINANCING ACTIVITIES:
  Repurchase of common stock and warrants                                                                                   (880)
  Advances from NSA, Inc. for equipment purchases and working capital                                 1,630,147           41,569
                                                                                                    -----------      -----------
            Net cash provided by financing activities                                                 1,630,147           40,689
                                                                                                    -----------      -----------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                                    885,249       (1,331,389)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                                                        2,121,058        5,771,563
                                                                                                    -----------      -----------
CASH AND CASH EQUIVALENTS, END OF PERIOD                                                            $ 3,006,307      $ 4,440,174
                                                                                                    ===========      ===========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid for:
    Interest                                                                                        $       Nil      $     4,700
    Income taxes refunded, net                                                                          252,000           64,121

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
  See discussion of non-cash investing activities at Note 4


See notes to consolidated financial statements.

NSA INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SIX MONTH PERIODS ENDED OCTOBER 31, 1998 AND 1997 (UNAUDITED)
--------------------------------------------------------------------------------


1.    FINANCIAL STATEMENT PRESENTATION

      The consolidated balance sheet as of October 31, 1998, the consolidated statements of operations for the three month and six month periods ended October 31, 1998 and 1997, and the consolidated statements of shareholders' equity and cash flows for the six month periods ended October 31, 1998 and 1997 have been prepared by the Company, without audit. It is management's opinion that these statements include all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the financial position, results of operations, and cash flows as of October 31, 1998 and for all periods presented. The results for the periods presented are not necessarily indicative of the results that may be expected for the full year.

      Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. It is suggested that these consolidated financial statements be read in conjunction with the consolidated financial statements and notes thereto included in the Company's Annual Report on Form 10-K, previously filed with the Securities and Exchange Commission.

2.    INCOME (LOSS) PER SHARE

      Amounts shown as income (loss) per share have been computed by dividing net income (loss) applicable to common shareholders by the weighted average number of common shares outstanding.

3.    INVENTORIES

      Inventories consisted of the following:


                                                         OCTOBER 31,                APRIL 30,
                                                            1998                      1998
                                                        -----------                -----------
Raw materials                                           $ 1,824,084                $ 2,040,031
Finished goods                                            6,373,429                  5,778,977
Accessories                                                 611,489                    756,425
                                                        -----------                -----------
           Total at cost                                  8,809,002                  8,575,433
Reserve for excess and obsolete inventory                (2,168,097)                (1,987,585)
                                                        -----------                -----------
           Total                                        $ 6,640,905                $ 6,587,848
                                                        ===========                ===========


4.    DISPOSALS

      On October 1, 1998, the Company sold its operating rights and certain inventories and fixed assets in Italy to an unrelated group of investors. Consideration totalled $633,476, with $50,000 being paid at closing. Additional payments of $183,476 are due on or before October 1, 1999, with the balance payable over the following six years and bearing interest at a rate of 7% per annum.

5.    SUBSEQUENT EVENT

      On November 13, 1998, the Company's Board of Directors approved a one-for-2,400 reverse split of the Company's common stock, $.05 par value (the "Common Stock"). Pursuant to the proposed reverse stock split, the number of authorized shares of Common Stock shall be reduced from 100,000,000 shares to 41,666 shares, $120.00 par value (the "New Common Stock"), and the Company's shareholders shall receive a cash payment of $1-1/8 per share of the currently outstanding Common Stock in lieu of the issuance of any resulting fractional shares of New Common Stock. The Company's Board of Directors will submit the proposed reverse stock split to the Company's shareholders for approval at an annual and special meeting of the Company's shareholders scheduled for January 26, 1999.

                                  APPENDIX A
                          AMENDED AND RESTATED CHARTER

                                       OF

                             NSA INTERNATIONAL, INC.


         Pursuant to the provisions of Section 48-20-107 of the Tennessee Business Corporation Act, the undersigned corporation adopts the following amended and restated charter:


                  1. The name of the corporation is NSA INTERNATIONAL, INC.

                  2. The maximum number of shares of common capital stock the corporation is authorized to issue is Forty-One Thousand, Six Hundred and Sixty-Six (41,666) with par value $120.00 per share.

                  3. The maximum number of shares of preferred stock the corporation is authorized to issue is One Million (1,000,000) at the par value and with the preferences, limitations, and relative rights of which will be determined by the Board of Directors. The Board of Directors is vested with the authority to establish and designate series and to fix the number of shares to be included in each such series and the preferences, limitations, and relative rights of each such series.

                  4. (a) The complete address of the corporation's registered office in Tennessee is 2000 First Tennessee Building, 165 Madison Avenue, Memphis, Tennessee, 38103, County of Shelby.

                  (b) The name of the registered agent, to be located at the address listed in 4(a), is G. Robert Morris.

                  5. The complete address of the corporation's principal office is 4260 E. Raines Road, Memphis, Tennessee 38118.

                  6. The corporation is for profit.

                  7. Directors shall not have personal liability to the corporation or the corporation's shareholders for monetary damages for a breach of fiduciary duty as a director. This limitation shall not eliminate or limit the liability of a director for any breach of a director's duty of loyalty to the corporation or its shareholders or for any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or unlawful distributions.

                  8. The terms of the Board of Directors of the corporation shall be staggered so that the total number of directors shall be divided into two classes with each class to serve two-year terms and in such a manner that each year one-half of the members of the Board of Directors will be subject to re-election, as provided by T.C.A. ss. 8-18-106.

                  9. A member of the Board of Directors of the corporation may be removed by a majority of the shareholders only for cause. A member of the Board of Directors also may be removed for cause by a majority of the entire Board of Directors.

                  10. The affirmative vote of two-thirds of the outstanding voting stock of the corporation is required in order to:

                           (a) make future changes in the classes and number of
                  authorized shares of capital stock of the corporation;

                           (b) grant preemptive rights to the shareholders of
                  the corporation;

                           (c) modify or eliminate the classification of the
                  Board of Directors; or

                           (d) modify or eliminate (i) the limitation on the
                  shareholders' right to remove a director or (ii) the authorization granted to the Board of Directors to remove a director for cause.

         The date on which the original charter was filed by the Secretary of State of the State of Tennessee was February 21, 1989. Amended and restated charters were filed by the Secretary of State on April 14, 1989 and August 6, 1990.


         The amended and restated charter was duly adopted at a meeting of the shareholders on March 4, 1999.



         Dated: March 4, 1999
               ---------------


                                               NSA INTERNATIONAL, INC.

                                               By:
                                                  -----------------------------

                                               Title:
                                                     --------------------------

                                   APPENDIX B
                         DISSENTERS' RIGHT OF APPRAISAL


                                     PART I.
       SUMMARY OF TENNESSEE RIGHT TO DISSENT AND OBTAIN PAYMENT FOR SHARES



         The following summary of applicable provisions of Tennessee state law governing the rights of shareholders is qualified in its entirety by reference to Part II of this Appendix. Any shareholder entitled to vote on the Reverse Stock Split has the right to receive payment of the fair value of his/her shares of Common Stock upon compliance with Sections 48-23-202 and 48-23-204 of the TBCA.

FILING WRITTEN OBJECTION AND VOTE AGAINST THE REVERSE STOCK SPLIT

         A shareholder may not dissent as to less than all of the shares that the shareholder beneficially owns. A nominee or fiduciary may not dissent on behalf of any beneficial owner as to less than all of the shares of such beneficial owner held of record by such nominee or fiduciary. A beneficial owner asserting dissenters' rights to shares held on such owner's behalf must submit to the Corporation written consent of the record shareholder of the Corporation to the dissent not later than the time the beneficial shareholder asserts dissenters' rights. Any shareholder intending to enforce his or her right to dissent must not vote in favor of the Reverse Stock Split and must file written notice of the shareholder's intent to demand payment for the shareholder's shares (the "Objection Notice") with the Secretary of the Corporation either before the Meeting or before the vote is taken at the Meeting. The Objection Notice must state that the shareholder intends to demand payment for the shareholder's shares of Common Stock if the Reverse Stock Split is approved. A shareholder who does not satisfy the requirements of Section 48-23-202 of the TBCA is not entitled to seek payment for his/her shares of Common Stock under these provisions of the TBCA. A vote against approval of the Reverse Stock Split will not, in and of itself, constitute an Objection Notice satisfying the requirements of Section 48-23-202. A failure to vote will not constitute a waiver of dissenters' rights as long as the requirements of Sections 48-23-101 through 48-23-302 of the TBCA are complied with. ANY SHAREHOLDER WHO EXECUTES A PROXY CARD AND WHO DESIRES TO PURSUE DISSENTERS' RIGHTS MUST MARK THE PROXY CARD "AGAINST" OR "ABSTAIN" WITH RESPECT TO THE PROPOSAL RELATING TO THE REVERSE STOCK SPLIT BECAUSE IF THE PROXY CARD IS LEFT BLANK, IT WILL BE VOTED "FOR" THE PROPOSAL RELATING TO THE REVERSE STOCK SPLIT. SEE "THE ANNUAL MEETING - VOTING RIGHTS AND PROXY INFORMATION." FOR CONVENIENCE, A FORM OF WRITTEN NOTICE OF INTENT TO DISSENT AND DEMAND PAYMENT FOR SHARES IS ATTACHED AS PART III OF THIS APPENDIX.

NOTICE

         If the Reverse Stock Split is approved, the Corporation will forward a notice (the "Dissenters' Notice") to each shareholder who has filed an Objection Notice. The Dissenters' Notice will be forwarded within ten (10) days of the Meeting and will (i) state where dissenting shareholders must (a) send the Payment Demand (as defined below) and where and when they must (b) deposit their stock certificates, (ii) inform holders of uncertificated shares of the extent of any restrictions on the transferability of such shares, (iii) be accompanied by the form for demanding payment (the "Payment Demand") which includes the date of the first announcement to the news media or to the Corporation's shareholders of the terms of the proposed Reverse Stock Split and requires the dissenting shareholder to certify whether the shareholder acquired beneficial ownership before that date, (iv) set a date by which the Corporation must receive the Payment Demand, which may not be fewer than one (1) or more than two (2) months after the date the Dissenters' Notice is delivered, and (v) be accompanied by a copy of Sections 48-23-101 through 48-23-302 of the TBCA, if not previously sent to the dissenting shareholder.

         UPON RECEIPT OF A PAYMENT DEMAND, THE CORPORATION SHALL, PURSUANT TO
SECTION 48-23-206, PAY TO EACH DISSENTING SHAREHOLDER WHO HAS COMPLIED WITH THE REQUIREMENTS OF SECTION 48-23-204 OF THE TBCA THE AMOUNT

THAT THE CORPORATION ESTIMATES TO BE THE FAIR VALUE, $1 1/8, OF THE SHARES OF COMMON STOCK, PLUS ACCRUED INTEREST. Section 48-23-206 of the TBCA requires the payment to be accompanied by (i) certain financial statements of the Corporation, (ii) a statement of the Corporation's estimate of fair value of the shares and explanation of how the interest was calculated, (iii) notification of rights to demand payment and (iv) a copy of Sections 48-23-101 through 48-23-302 of the TBCA if not previously sent to the dissenting shareholder. A Payment Demand may not be withdrawn unless the Corporation consents to such withdrawal.

         If the dissenting shareholder believes that the amount paid by the Corporation pursuant to Section 48-23-206 is less than the fair value of such shareholder's shares or that the interest due is calculated incorrectly, or if the Corporation fails to make payment, then the dissenting shareholder may, within one month after (i) the Corporation made or offered payment for the shares or failed to pay for the shares or (ii) the Corporation failed to return deposited stock certificates or release restrictions on uncertificated shares timely, notify the Corporation in writing of the dissenting shareholder's own estimate of the fair value of such shares (including interest due) and demand payment of such estimate (less any payment previously received). Failure to notify the Corporation in writing of a demand for payment within one (1) month after the Corporation made or offered payment for such shares will constitute a waiver of the right to demand payment.

COMMENCEMENT OF JUDICIAL PROCEEDINGS

         If the Corporation and the dissenting shareholder cannot agree on a fair price within two months after the Corporation receives such a demand for payment, Section 48-23-301 provides that the Corporation will institute judicial proceedings in a court of record with equity jurisdiction in Shelby County, Tennessee (the "Court") to fix (i) the fair value of the shares immediately before the Reverse Stock Split became effective, excluding any appreciation or depreciation in anticipation of the Reverse Stock Split, and (ii) the accrued interest. The "fair value" of the Common Stock could be more than, the same as, or less than that determined by the Board of Directors as described herein. The Corporation must make all dissenting shareholders whose demands remain unsettled parties to the proceeding and all such parties must be served with a copy of the petition. The Court may, in its discretion, appoint an appraiser to receive evidence and recommend a decision on the question of fair value. The Court is required to issue a judgment for the amount, if any, by which the fair value of the shares, as determined by the Court, plus interest, exceeds the amount paid by the Corporation. If the Corporation does not institute such proceeding within such two (2) month period, the Corporation shall pay each dissenting shareholder whose demand remains unsettled the respective amount demanded by each shareholder.

PAYMENT AND COSTS

         The Court will assess the costs and expenses of such proceeding (including reasonable compensation for and the expenses of the appraiser by excluding fees and expenses of counsel and experts) against the Corporation, except that the Court may assess such costs and expenses as it deems appropriate against any or all of the dissenting shareholders if it finds that their demand for additional payment was arbitrary, vexatious or otherwise not in good faith. The Court may assess fees and expenses of counsel and experts in amounts the Court finds equitable: (i) against the Corporation if the Court finds that the Corporation did not substantially comply with the relevant requirements of the TBCA or (ii) against either the Corporation or any dissenting shareholder, if the Court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith. If the Court finds that the services of counsel for any dissenting shareholder were of substantial benefit to other dissenting shareholders and that the fees of such counsel should be assessed against the Corporation, the Court may award reasonable fees to such counsel to be paid out of amounts awarded to benefitted dissenting shareholder.

NOTICES

         Dissenting shareholders of the Corporation should send any communications regarding their rights to 4260 East Raines Road, Memphis, Tennessee 38118, Attention: Stan C. Turk, Secretary. All such communications should be signed by or on behalf of the dissenting shareholder in the form in which the shares are registered on the books of the Corporation.

ANY SHAREHOLDER WHO DESIRES TO EXERCISE DISSENTERS' RIGHTS SHOULD CAREFULLY REVIEW THE TBCA AND IS URGED TO CONSULT SUCH SHAREHOLDER'S LEGAL ADVISOR BEFORE EXERCISING OR ATTEMPTING TO EXERCISE SUCH RIGHTS. THE FOREGOING IS A SUMMARY OF THE APPLICABLE PROVISIONS OF THE TBCA WHICH SHAREHOLDERS MUST COMPLY WITH TO EXERCISE THEIR DISSENTERS' RIGHTS. THIS SUMMARY IS NOT INTENDED TO BE A COMPLETE STATEMENT OF SUCH PROVISIONS, AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH SECTIONS, WHICH ARE INCLUDED AS PART II HEREOF.




                                    PART II.
 SECTIONS 48-23-101 THROUGH 48-23-302 OF THE TENNESSEE BUSINESS CORPORATION ACT


SS. 48-23-101. DEFINITIONS.

         As used in this chapter, unless the context otherwise requires:

         (1) "Beneficial shareholder" means the person who is a beneficial owner of shares held by a nominee as the record shareholder;

         (2) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer;

         (3) "Dissenter" means a shareholder who is entitled to dissent from corporate action under ss. 48-23-102 and who exercises that right when and in the manner required by part 2 of this chapter;

         (4) "Fair value", with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action;

         (5) "Interest" means interest from the effective date of the corporate action that gave rise to the shareholder's right to dissent until the date of payment, at the average auction rate paid on United States treasury bills with a maturity of six (6) months (or the closest maturity thereto) as of the auction date for such treasury bills closest to such effective date;

         (6) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation; and

         (7) "Shareholder" means the record shareholder or the beneficial shareholder.

SS. 48-23-102. RIGHT TO DISSENT.

         (a) A shareholder is entitled to dissent from, and obtain payment of the fair value of the shareholder's shares in the event of, any of the following corporate actions:

         (1) Consummation of a plan of merger to which the corporation is a party:

         (A) If shareholder approval is required for the merger by ss. 48-21-103 or the charter and the shareholder is entitled to vote on the merger; or

         (B) If the corporation is a subsidiary that is merged with its parent under ss. 48-21-104;

         (2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

         (3) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one
(1) year after the date of sale;

         (4) An amendment of the charter that materially and adversely affects rights in respect of a dissenter's shares because it:

         (A) Alters or abolishes a preferential right of the shares;

         (B) Creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares;

         (C) Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;

         (D) Excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights; or

         (E) Reduces the number of shares owned by the shareholder to a fraction of a share, if the fractional share is to be acquired for cash under ss. 48-16-104; or

         (5) Any corporate action taken pursuant to a shareholder vote to the extent the charter, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

         (b) A shareholder entitled to dissent and obtain payment for the shareholder's shares under this chapter may not challenge the corporate action creating the shareholder's entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

         (c) Notwithstanding the provisions of subsection (a), no shareholder may dissent as to any shares of a security which, as of the date of the effectuation of the transaction which would otherwise give rise to dissenters' rights, is listed on an exchange registered under ss. 6 of the Securities Exchange Act of 1934, as amended, or is a "national market system security," as defined in rules promulgated pursuant to the Securities Exchange Act of 1934, as amended.

SS. 48-23-103. DISSENT BY NOMINEES AND BENEFICIAL OWNERS.

         (a) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in the record shareholder's name only if the record shareholder dissents with respect to all shares beneficially owned by any one
(1) person and notifies the corporation in writing of the name and address of each person on whose behalf the record shareholder asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which the partial dissenter dissents and the partial dissenter's other shares were registered in the names of different shareholders.

         (b) A beneficial shareholder may assert dissenters' rights as to shares of any one (1) or more classes held on the beneficial shareholder's behalf only if the beneficial shareholder:

         (1) Submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

         (2) Does so with respect to all shares of the same class of which the person is the beneficial shareholder or over which the person has power to direct the vote.

SS. 48-23-201. NOTICE OF DISSENTERS' RIGHTS.

         (a) If proposed corporate action creating dissenters' rights under ss. 48-23-102 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this chapter and be accompanied by a copy of this chapter.

         (b) If corporate action creating dissenters' rights under ss. 48-23-102 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in ss. 48-23-203.

         (c) A corporation's failure to give notice pursuant to this section will not invalidate the corporate action.

SS. 48-23-202. NOTICE OF INTENT TO DEMAND PAYMENT.

         (a) If proposed corporate action creating dissenters' rights under ss.48-23-102 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights must:

         (1) Deliver to the corporation, before the vote is taken, written notice of the shareholder's intent to demand payment for the shareholder's shares if the proposed action is effectuated; and

         (2) Not vote the shareholder's shares in favor of the proposed action. No such written notice of intent to demand payment is required of any shareholder to whom the corporation failed to provide the notice required by ss. 48-23-201.

         (b) A shareholder who does not satisfy the requirements of subsection
(a) is not entitled to payment for the shareholder's shares under this chapter.

SS. 48-23-203. DISSENTERS' NOTICE.

         (a) If proposed corporate action creating dissenters' rights under ss. 48-23-102 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of ss. 48-23-202.

         (b) The dissenters' notice must be sent no later than ten (10) days after the corporate action was authorized by the shareholders or effectuated, whichever is the first to occur, and must:

         (1) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

         (2) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

         (3) Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the principal terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not the person asserting dissenters' rights acquired beneficial ownership of the shares before that date;

         (4) Set a date by which the corporation must receive the payment demand, which date may not be fewer than one (1) nor more than two (2) months after the date the subsection (a) notice is delivered; and

         (5) Be accompanied by a copy of this chapter if the corporation has not previously sent a copy of this chapter to the shareholder pursuant to ss. 48-23-201.

SS. 48-23-204. DUTY TO DEMAND PAYMENT.

         (a) A shareholder sent a dissenters' notice described in ss. 48-23-203 must demand payment, certify whether the shareholder acquired beneficial ownership of the shares before the date required to be set forth in the dissenters' notice pursuant to ss. 48-23-203(b)(3), and deposit the shareholder's certificates in accordance with the terms of the notice.

         (b) The shareholder who demands payment and deposits the shareholder's share certificates under subsection (a) retains all other rights of a shareholder until these rights are canceled or modified by the effectuation of the proposed corporate action.

         (c) A shareholder who does not demand payment or deposit the shareholder's share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for the shareholder's shares under this chapter.

         (d) A demand for payment filed by a shareholder may not be withdrawn unless the corporation with which it was filed, or the surviving corporation, consents thereto.


SS. 48-23-205. SHARE RESTRICTIONS.

         (a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is effectuated or the restrictions released under ss. 48-23-207.

         (b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are cancelled or modified by the effectuation of the proposed corporate action.

SS. 48-23-206. PAYMENT.

         (a) Except as provided in ss. 48-23-208, as soon as the proposed corporate action is effectuated, or upon receipt of a payment demand, whichever is later, the corporation shall pay each dissenter who complied with ss. 48-23-204 the amount the corporation estimates to be the fair value of each dissenter's shares, plus accrued interest.

         (b) The payment must be accompanied by:

         (1) The corporation's balance sheet as of the end of a fiscal year ending not more than sixteen (16) months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

         (2) A statement of the corporation's estimate of the fair value of the shares;

         (3) An explanation of how the interest was calculated;

         (4) A statement of the dissenter's right to demand payment under ss. 48-23-209; and

         (5) A copy of this chapter if the corporation has not previously sent a copy of this chapter to the shareholder pursuant to ss. 48-23-201 or ss. 48-23-203.

SS. 48-23-207. FAILURE TO TAKE ACTION.

         (a) If the corporation does not effectuate the proposed action that gave rise to the dissenters' rights within two (2) months after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

         (b) If, after returning deposited certificates and releasing transfer restrictions, the corporation effectuates the proposed action, it must send a new dissenters' notice under ss. 48-23-203 and repeat the payment demand procedure.

SS. 48-23-208. AFTER-ACQUIRED SHARES.

         (a) A corporation may elect to withhold payment required by ss. 48-23-206 from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the principal terms of the proposed corporate action.

         (b) To the extent the corporation elects to withhold payment under subsection (a), after effectuating the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of the dissenter's demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenter's right to demand payment under ss. 48-23-209.


SS. 48-23-209.  PROCEDURE IF SHAREHOLDER DISSATISFIED WITH PAYMENT OR OFFER.

         (a) A dissenter may notify the corporation in writing of the dissenter's own estimate of the fair value of the dissenter's shares and amount of interest due, and demand payment of the dissenter's estimate (less any payment under ss. 48-23-206), or reject the corporation's offer under ss. 48-23-208 and demand payment of the fair value of the dissenter's shares and interest due, if:

         (1) The dissenter believes that the amount paid under ss. 48-23-206 or offered under ss. 48-23-208 is less than the fair value of the dissenter's shares or that the interest due is incorrectly calculated;

         (2) The corporation fails to make payment under ss. 48-23-206 within two (2) months after the date set for demanding payment; or

         (3) The corporation, having failed to effectuate the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within two (2) months after the date set for demanding payment.

         (b) A dissenter waives the dissenter's right to demand payment under this section unless the dissenter notifies the corporation of the dissenter's demand in writing under subsection (a) within one (1) month after the corporation made or offered payment for the dissenter's shares.

SS. 48-23-301.  COURT ACTION.

         (a) If a demand for payment under ss. 48-23-209 remains unsettled, the corporation shall commence a proceeding within two (2) months after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the two-month period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

         (b) The corporation shall commence the proceeding in a court of record having equity jurisdiction in the county where the corporation's principal office (or, if none in this state, its registered office) is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

         (c) The corporation shall make all dissenters (whether or not residents of this state) whose demands remain unsettled, parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

         (d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) is plenary and exclusive. The court may appoint one (1) or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

         (e) Each dissenter made a party to the proceeding is entitled to judgment:

         (1) For the amount, if any, by which the court finds the fair value of the dissenter's shares, plus accrued interest, exceeds the amount paid by the corporation; or

         (2) For the fair value, plus accrued interest, of the dissenter's after-acquired shares for which the corporation elected to withhold payment under ss. 48-23-208.

SS. 48-23-302. COURT COSTS AND COUNSEL FEES.

         (a) The court in an appraisal proceeding commenced under ss. 48-23-301 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under ss. 48-23-209.

         (b) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable against:

         (1) The corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of part 2 of this chapter; or

         (2) Either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

         (c) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

                                    PART III.
                                OBJECTION NOTICE
            NOTICE OF INTENT TO DISSENT AND DEMAND PAYMENT FOR SHARES


         I/We _________________________, record shareholder(s) of __________
shares of NSA International, Inc. common stock, $.05 par value("Common Stock") evidenced by certificate number(s) ___________, hereby give notice of my/our intent to dissent and demand payment for my/our shares in accordance with the Tennessee Business Corporation Act, Section 48-23-202. If the proposed one-for-twenty four hundred reverse stock split is approved at the shareholders' meeting to be held at the East Memphis Hilton, 5069 Sanderlin Avenue, Memphis, Tennessee 38117 on Thursday, March 4, 1999, the undersigned understands that a vote for the proposed reverse stock split, either in person or by proxy, by the undersigned will terminate the undersigned's right to seek appraisal.



                                    -----------------------------------------
                                    Signature


                                    -----------------------------------------
                                    Signature (if jointly held)

                                    -----------------------------------------
                                    Title (if applicable)

                                    -----------------------------------------
                                    Certificate Number(s)
                                    (If held in Street Name, so indicate)


                                    -----------------------------------------
                                    Print Name(s) of Shareholder(s)

                                    (Please sign exactly as your printed name appears on the accompanying Proxy. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.)

                                   APPENDIX C


[ASSET SERVICES LETTERHEAD]

October 5, 1998

The Board of Directors
NSA International, Inc.
4260 East Raines Road
Memphis, TN  38118

Gentlemen:

NSA International, Inc. ("NSAI") and its Board of Directors have approved a transaction which will enable the Company to transform itself from a public entity to a private one. The Board of Directors of NSAI has asked for an opinion with respect to the fairness to the shareholders of NSAI who will be required to sell their shares back to the Company as a result of the proposed reverse stock split.

In arriving at our opinion, we have (i) reviewed the audited financial statements of NSAI for the last five years ended April 30, 1998, as well as the results for the three months ended July 31, 1998; (ii) reviewed and analyzed internal financial information regarding the expected performance of the Company for fiscal 1999; (iii) reviewed the Company's corporate minutes and related documents; (iv) reviewed Tennessee case law dealing with valuation of business interests; (v) met with the Company's Board and outside counsel; (vi) held discussions with senior executives of NSAI; and (vii) made such other studies, analyses, and inquiries as we deemed relevant.

In connection with our opinion, we have assumed and relied upon, without independent verification, the accuracy and completeness of the financial data and other information that was provided to us by the management of NSAI or otherwise publicly available. We did not obtain any independent appraisals of the assets owned by NSAI. While we believe that our review as described here is an adequate basis for the opinion we expressed, this opinion is necessarily based upon market, economic and other conditions as they exist and can be only evaluated as of the date of this letter.

Based on and subject to the foregoing considerations, it is our opinion as investment bankers, that the consideration of $1.1250 to be received by the shareholders of NSAI for the shares sold back to Company as a result of the reverse stock split is fair from a financial point of view and would be considered as fair value under the laws of Tennessee.

Sincerely yours,

ASSET SERVICES, L.P.


John W. Slater, Jr.
Managing Partner

                                   APPENDIX D






                                                   November 13, 1998


The Special Committee of the Board of Directors
NSA International, Inc.
c/o   Mr. Lawson Apperson
      Attorney at Law
      Wyatt, Tarrant & Combs
      P.O. Box 775000
      Memphis, Tennessee  38177-5000

Re: Fairness Opinion Regarding the Proposed Reverse Stock Split by NSA International, Inc.

Dear Directors:

Mercer Capital Management, Inc. ("Mercer Capital") has been retained by the Special Committee of the Board of Directors of NSA International, Inc. ("NSAI") to provide our opinion as to the fairness from a financial point of view to the shareholders of NSAI who will receive cash consideration of $1.125 per share in lieu of fractional shares as part of a planned one-for-2,400 reverse stock split. As a result of the transaction, NSAI's shareholder base will decline from approximately 900 today to less than 300, and thereby allow the Company to go private.

Mercer Capital, as part of its valuation consulting and investment banking businesses, is engaged to assist financial institutions and businesses in merging with and acquiring other entities, and to value businesses and their securities in connection with mergers and acquisitions, estate tax matters, private placements, corporate reorganization, and other purposes. We have acted as the Special Committee's Financial Advisor in connection with the proposed transaction, but we have not participated in negotiations which established the consideration to be received by shareholders.

As part of its investigation, representatives of Mercer Capital visited with NSAI management and counsel to the Independent Committee of the Board of Directors regarding the transaction, the Company's operations, including its history, historical and prospective financial performance, and its relationship with its privately held sister company, National Safety Associates, Inc. ("NSA").

The Board of Directors
November 13, 1998
Page two



Mercer Capital also reviewed and considered the following documents:

1. Draft Rule 13e-3 Transaction Statement and Draft Proxy Statement prepared for purposes of the contemplated transaction;

2.   Annual stockholder reports for the fiscal years ended April 30, 1994-1997;

3.   Annual report on Form 10-K for the fiscal years ended April 30, 1994-1998;

4. Proxy statements to shareholders dated September 24, 1993, September 15, 1994, October 3, 1995, November 4, 1996, and December 2, 1997;

5.   Quarterly report on Form 10-Q for the quarter ended July 31, 1998;

6. Internally prepared financial statements for the five month period ended September 30, 1998;

7.   Fiscal 1999 budget;

8.   Minutes of the Board of Directors meetings;

9. Historical price and volume data for NSAI's publicly traded common shares for the period April 3, 1993 through November 6, 1998;

10. Tennessee's Fair Value statue as promulgated in Sections 48-23-101 through 48-23-302 of the Tennessee Business Corporation Act and as interpreted in Tennessee fair value case law; and,

11. Indication of Fair Value of NSA International, Inc., dated September 1998, by Asset Services, LP.

Mercer Capital neither compiled nor audited NSAI's financial statements; nor have we independently verified the information reviewed. We have relied upon such information as being complete and accurate in all material respects. We have not made an independent valuation of any individual asset, liability, or adequacy of reserves established for certain assets.

The Board of Directors
November 13, 1998
Page three



With respect to the 1999 budget supplied to us, we have assumed that it was reasonably prepared on the basis reflecting the best currently available estimates and judgments of NSAI management. We also assumed that there were no material changes in the assets, liabilities, financial condition, results of operations, business or prospects of NSAI since the date of the last financial statements made available to us.

Our opinion does not constitute a recommendation to any shareholder as to how the shareholder should vote on the proposed transaction; nor have we expressed any opinion as to the prices at which any security of NSAI might trade in the future. The opinion is necessarily based on economic, market, financial and other conditions as they exist on, and on the information made available to us, as of the date of this letter. Although it is anticipated that an updated opinion may be provided to coincide with the mailing of the proxy to shareholders, Mercer Capital is not obligated to provide such an opinion.

Based upon our analysis of the proposed transaction, it is our opinion as of the date hereof that the consideration to be paid to NSAI shareholders in lieu of fractional shares is fair from a financial point of view to the common shareholders of NSAI.



                                             Sincerely yours,

                                             MERCER CAPITAL MANAGEMENT, INC.



                                             Kenneth W. Patton, ASA
                                             Executive Vice President

                                   APPENDIX E






                                                   January 20, 1999


The Special Committee of the Board of Directors
NSA International, Inc.
c/o   Mr. Lawson Apperson
      Attorney at Law
      Wyatt, Tarrant & Combs
      P.O. Box 775000
      Memphis, Tennessee 38177-5000

Re: Affirmation of our Fairness Opinion Regarding the Proposed Reverse Stock
    Split by NSA International, Inc.

Dear Directors:

Mercer Capital Management, Inc. ("Mercer Capital") has been retained by the Special Committee of the Board of Directors of NSA International, Inc. ("NSAI") to provide our opinion as to the fairness from a financial point of view to the shareholders of NSAI who will receive cash consideration of $1.125 per share in lieu of fractional shares as part of a planned one-for-2,400 reverse stock split. As a result of the transaction, NSAI's shareholder base will decline from approximately 900 today to less than 300, and thereby allow the Company to go private. Mercer Capital previously opined in a letter dated November 13, 1998 that the transaction as of the aforementioned date was fair to shareholders from a financial point of view.

Mercer Capital, as part of its valuation consulting and investment banking businesses, is engaged to assist financial institutions and businesses in merging with and acquiring other entities, and to value businesses and their securities in connection with mergers and acquisitions, estate tax matters, private placements, corporate reorganization, and other purposes. We have acted as the Special Committee's Financial Advisor in connection with the proposed transaction, but we have not participated in negotiations which established the consideration to be received by shareholders.

The Board of Directors
January 20, 1999
Page two


As part of its investigation, representatives of Mercer Capital visited with NSAI management and counsel to the Independent Committee of the Board of Directors regarding the transaction, the Company's operations, including its history, historical and prospective financial performance, and its relationship with its privately held sister company, National Safety Associates, Inc. ("NSA").

Mercer Capital also reviewed and considered the following documents:

1. Draft Rule 13e-3 Transaction Statement and Draft Proxy Statement prepared for purpose of the contemplated transaction;

2.   Annual stockholder reports for the fiscal years ended April 30, 1994-1997;

3.   Annual report on Form 10-K for the fiscal years ended April 30, 1994-1998;

4. Proxy statements to shareholders dated September 24, 1993, September 15, 1994, October 3, 1995, November 4, 1996, and December 2, 1997;

5.   Quarterly reports on Form 10-Q for the quarters ended July 31, 1998;

6. Internally prepared financial statements for the eight month period ended November, 1998;

7.   Fiscal 1999 budget;

8.   Minutes of the Board of Directors meetings;

9. Historical price and volume data for NSAI's publicly traded common shares for the period April 3, 1993 through January 19, 1999;

10. Tennessee's Fair Value statue as promulgated in Sections 48-23-101 through 48-23-302 of the Tennessee Business Corporation Act and as interpreted in Tennessee fair value case law; and,

11. Indication of Fair Value of NSA International, Inc., dated September 1998, by Asset Services, LP.

The Board of Directors
January 20, 1999
Page three


Mercer Capital neither compiled nor audited NSAI's financial statements; nor have we independently verified the information reviewed. We have relied upon such information as being complete and accurate in all material respects. We have not made an independent valuation of any individual asset, liability, or adequacy of reserves established for certain assets.

With respect to the 1999 budget supplied to us, we have assumed that it was reasonably prepared on the basis reflecting the best currently available estimates and judgments of NSAI management. We also assumed that there were no material changes in the assets, liabilities, financial condition, results of operations, business or prospectus of NSAI since the date of the last financial statements made available to us.

Our opinion does not constitute a recommendation to any shareholder as to how the shareholder should vote on the proposed transaction; nor have we expressed any opinion as to the prices at which any security of NSAI might trade in the future. The opinion is necessarily based on economic, market, financial and other conditions as they exist on, and on the information made available to us, as of the date of this letter. Although it is anticipated that an updated opinion may be provided to coincide with the mailing of the proxy to shareholders, Mercer Capital is not obligated to provide such an opinion.

Based upon our analysis of the proposed transaction, we reaffirm our prior opinion that as of the date hereof that the consideration to be paid to NSAI shareholders in lieu of fractional shares is fair from a financial point of view to the common shareholders of NSAI.



                                   Sincerely your,

                                   MERCER CAPITAL MANAGEMENT, INC.



                                   Jeff K. Davis, CFA, ASA
                                   Senior Vice President

                                                                      APPENDIX F
PROXY

                            NSA INTERNATIONAL, INC.
                             4260 EAST RAINES ROAD
                            MEMPHIS, TENNESSEE 38118

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


    The undersigned appoints Stan C. Turk or Karen M. Morris with full power of substitution and revocation as Proxy to vote all shares of stock standing in my name on the books of NSA International, Inc. (the "Corporation") at the close of business on February 3, 1999, which I would be entitled to vote if personally present at the Annual and Special Meeting of Shareholders of the Corporation to be held at the East Memphis Hilton, 5069 Sanderlin Avenue, Memphis, Tennessee 38117 on March 4, 1999, at 10:00 p.m., local time, and at any and all adjournments, upon the matters set forth in the notice of said meeting. The Proxy is further authorized to vote in his or her discretion as to any other matters which may come before the meeting. The Board of Directors at the time of preparation of the Proxy Statement knows of no business to come before the meeting other than that referred to in the Proxy Statement.


    THE SHARES COVERED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN BELOW AND WHEN NO INSTRUCTIONS ARE GIVEN WILL BE VOTED FOR THE PROPOSALS DESCRIBED IN THE ACCOMPANYING NOTICE OF ANNUAL AND SPECIAL MEETING AND PROXY STATEMENT AND ON THIS PROXY.

(1) To approve a proposal (a) to approve and adopt an Amended and Restated Charter for the Corporation which would effect a one-for-2,400 reverse split of the Corporation's common stock, $.05 par value (the "Common Stock"), by reducing the number of authorized shares of Common Stock from 100,000,000 shares to 41,666 shares, $120.00 par value (such new shares of common stock to be referred to herein as the "New Common Stock") AND (b) for a cash payment of $1 1/8 per share of the currently outstanding Common Stock in lieu of the issuance of any resulting fractional shares of New Common Stock after the reverse stock split.

    The Board of Directors recommends a vote FOR the proposal.

             [ ] FOR             [ ] AGAINST             [ ] ABSTAIN

(2) To elect 3 Class I Directors

[ ] FOR all nominees listed below (except as indicated to the contrary below).
[ ] WITHHOLD AUTHORITY to vote for all nominees listed below.

         A. Jay Martin         Charles R. Evans, Jr.        J. Neil Rood

INSTRUCTION: To withhold authority to vote for any individual nominee, write such nominee's name in the space provided below.

--------------------------------------------------------------------------------

(3) To ratify the selection of Deloitte & Touche LLP as the Corporations independent accountants and auditors for the fiscal year ending April 30, 1999.

                [ ] FOR            [ ] AGAINST            [ ] ABSTAIN

    The undersigned hereby acknowledges receipt of notice of said meeting and the related Proxy Statement.

                                                 Dated:                   , 1999
                                                    ----------------------------

                                                 -------------------------------
                                                 Signature

                                                 -------------------------------
                                                 Signature (if jointly held)

                                                 -------------------------------
                                                 Print Name(s) of Shareholder(s)

                                                 (Please sign exactly as your
                                                 printed name appears hereon.
                                                 When signing as attorney,
                                                 executor, administrator,
                                                 trustee or guardian, please
                                                 give your full title. If shares
                                                 are held jointly, each holder
                                                 should sign.)